UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Motorola Mobility Holdings, Inc.

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PRINCIPAL EXECUTIVE OFFICES:	PLACE OF MEETING:
600 N. U.S. Highway 45	San Diego Marriott La Jolla Hotel
Libertyville, IL 60048	4240 La Jolla Village Drive
April 20, 2012	La Jolla, California 92037

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

Our Annual Meeting will be held at the San Diego Marriott La Jolla Hotel, 4240 La Jolla Village Drive, La Jolla, California, 92037 on Monday, June 4, 2012 at 1:00 p.m., local time.

The purpose of the meeting is to:

1.	elect nine directors for a one-year term;

2.	approve the material terms allowing for certain performance-based awards under Motorola Mobility Holdings, Inc.’s 2011 Incentive Compensation Plan;

3.	hold a stockholder advisory vote to approve executive compensation;

4.	ratify the appointment of KPMG LLP as Motorola Mobility Holdings, Inc.’s independent registered public accounting firm for 2012; and

5.	act upon such other matters as may properly come before the meeting.

Only Motorola Mobility Holdings, Inc. stockholders of record at the close of business on April 13, 2012 (the “record date”) will be entitled to vote at the meeting. Please vote in one of the following ways:

•	visit the website shown on your Motorola Mobility Holdings, Inc. Notice of Internet Availability of Proxy Materials for the 2012 Annual Meeting (your “Notice”) or proxy card to vote via the Internet;

•	use the toll-free telephone number shown at the website address listed on your Notice or on your proxy card;

•	if you received a printed copy of the proxy card, mark, sign, date and return the enclosed proxy card using the postage-paid envelope provided; or

•	in person at the Annual Meeting.

PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO STOCKHOLDERS OF MOTOROLA MOBILITY HOLDINGS, INC. AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES). YOU WILL BE REQUIRED TO PROVIDE THE ADMISSION TICKET THAT IS DETACHABLE FROM YOUR NOTICE OR PROXY CARD OR PROVIDE OTHER EVIDENCE OF OWNERSHIP. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF MOTOROLA MOBILITY HOLDINGS, INC. STOCK TO GAIN ADMISSION TO THE MEETING AND YOU WILL NEED A PROXY FROM YOUR BANK OR BROKER TO VOTE YOUR SHARES OF COMMON STOCK AT THE MEETING.

By order of the Board of Directors,
Carol H. Forsyte Secretary

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2012

April 20, 2012

Dear Motorola Mobility Holdings, Inc. Stockholders:

You are cordially invited to attend our second Annual Stockholders Meeting. The meeting will be held on Monday, June 4, 2012 at 1:00 p.m., local time, at the San Diego Marriott La Jolla Hotel, 4240 La Jolla Village Drive, La Jolla, California, 92037.

We encourage you to vote your shares through one of the three convenient methods described in the enclosed Proxy Statement and, if your schedule permits, to attend the meeting. We would appreciate your support by voting in favor of the following management proposals:

•	the election of the nine nominated directors;

•	the approval of the material terms allowing for certain performance-based awards under the Company’s 2011 Incentive Compensation Plan;

•	the advisory vote to approve executive compensation; and

•	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

Your vote is important, so please act at your first opportunity.

On behalf of your Board of Directors, thank you for your continued support of Motorola Mobility, particularly as we and Google continue to work closely with the regulators in China to conclude their investigation of the pending transaction. We currently expect the acquisition of the Company by Google to be completed in the first half of 2012 and the annual meeting could be cancelled based on the timing of the completion of the acquisition.

Sanjay K. Jha Chairman and CEO
Motorola Mobility Holdings, Inc.

PROXY STATEMENT

PROXY STATEMENT	1

PROXY STATEMENT

ABOUT THE 2012 ANNUAL MEETING

This proxy statement (the “Proxy Statement”) is being furnished to holders of common stock, $0.01 par value per share (the “Common Stock”), of Motorola Mobility Holdings, Inc. (“Motorola Mobility”, or the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company (the “Board”) to be used at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the San Diego Marriott La Jolla Hotel, 4240 La Jolla Village Drive, La Jolla, California, 92037 on Monday, June 4, 2012 at 1:00 p.m., local time, for the purposes set forth in the Notice of 2012 Annual Meeting of Stockholders.

This Proxy Statement, the form of proxy and the Company’s 2011 Annual Report are being made available to stockholders on or after April 20, 2012.

All stockholders may view and print Motorola Mobility’s Proxy Statement and the 2011 Annual Report at the Company’s website at http://investors.motorola.com.

VOTING PROCEDURES

Who Is Entitled to Vote?

Only stockholders of record at the close of business on April 13, 2012 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. On the record date, there were 303,747,123 issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting. The Common Stock is the only class of voting securities of the Company.

A list of stockholders entitled to vote at the meeting will be available for examination at the corporate offices of Motorola Mobility Holdings, Inc., 600 N. U.S. Highway 45, Libertyville, Illinois 60048 for ten days before the Annual Meeting and at the Annual Meeting.

Why Did I Receive a Notice of Internet Availability?

Pursuant to Securities and Exchange Commission rules for the electronic distribution of proxy materials, we have elected to provide our stockholders access to our proxy materials and 2011 Annual Report on the Internet instead of sending a full set of printed proxy materials to all of our stockholders. This enables us to reduce costs, provide ease and flexibility for our stockholders and lessen the environmental impact of our Annual Meeting. On or about April 20, 2012, we intend to mail most of our stockholders a Notice of Internet Availability of Proxy Materials (a “Notice”). If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request it. Instead, the Notice instructs you on how to access and review all of the important information contained in the 2012 Proxy Statement and 2011 Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

What if the Google Transaction is Completed before the Annual Meeting?

Depending on the timing of the completion of the merger transaction with Google (the “Google Transaction”) described in the Agreement and Plan of Merger dated August 15, 2011 (the “Merger Agreement”), a press release may be issued to cancel the Annual Meeting. At the closing of the merger, in exchange for the $40 per share merger consideration, as described in the Merger Agreement, Google will become the sole stockholder of Motorola Mobility Holdings, Inc. Therefore, there will not be public stockholders of the Company following the merger and no public annual meeting of stockholders.

How Can I Vote Without Attending the Annual Meeting?

There are three convenient methods for registered stockholders to direct their vote by proxy without attending the Annual Meeting. Stockholders can:

•

Vote by Internet. You can vote via the Internet. The website address for Internet voting is provided on your Notice or proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, June 3, 2012. Internet voting is available 24 hours a day. If you vote via the Internet you do NOT need to vote by telephone or return a proxy card.

•	Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on your Notice or on your proxy card. You will need to use the control

2	PROXY STATEMENT

number appearing on your Notice or proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 P.M. Eastern Time on Sunday, June 3, 2012. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the Internet or return a proxy card.

•

Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating, signing, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by Internet or telephone.

How Can I Change My Vote?

Registered stockholders can revoke their proxy at any time before it is voted at the Annual Meeting by either:

•	Submitting another timely, later-dated proxy by Internet, telephone or mail;

•	Delivering timely written notice of revocation to the Secretary, Motorola Mobility Holdings, Inc., 600 N. U.S. Highway 45, Libertyville, Illinois 60048; or

•	Attending the Annual Meeting and voting in person.

If your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record (that is, your bank, broker or nominee) to be able to vote at the Annual Meeting.

How Many Votes Must be Present to Conduct Business at the Annual Meeting?

In order for business to be conducted, a quorum must be represented in person or by proxy at the Annual Meeting. A quorum is one-third of the shares entitled to vote at the Annual Meeting. Shares represented by a proxy marked “abstain” will be considered present at the Annual Meeting for purposes of determining a quorum.

How Many Votes am I Entitled to Cast?

You are entitled to cast one vote for each share of Common Stock you own on the record date. Stockholders do not have the right to vote cumulatively in electing directors.

How Many Votes Are Required to Elect Directors?

Our Board of Directors has adopted through the Company’s Bylaws and Board Governance Guidelines a majority vote standard for non-contested director elections. Because the number of nominees properly nominated for the 2012 Annual Meeting is the same as the number of directors to be elected at the 2012 Annual Meeting, the 2012 election of directors is a non-contested election. To be elected in a non-contested election, a director nominee must receive more “For” votes than “Against” votes. Abstentions will have no effect on the director election since only votes “For” and “Against” a nominee will be counted.

How Many Votes Are Required to Approve the Material Terms Allowing for Certain Performance-Based Awards under the Company’s 2011 Incentive Compensation Plan?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to approve the material terms allowing for certain performance-based awards under the Company’s 2011 Incentive Compensation Plan. Abstentions will have the same effect as a vote “Against” the proposal.

How Many Votes Are Required on the Advisory Approval of the Company’s Executive Compensation?

With regard to the stockholder advisory vote to approve executive compensation, the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required for advisory approval of the Company’s executive compensation. Abstentions will have the same effect as a vote “Against” the proposal.

How Many Votes Are Required to Ratify the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will have the same effect as a vote “Against” the proposal.

PROXY STATEMENT	3

Will My Shares be Voted if I Do Not Provide Instructions to My Broker?

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (resulting in a “broker non-vote”).

These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for the purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the votes for (1) the election of directors, (2) the approval of the material terms allowing for certain performance-based awards under the Company’s 2011 Incentive Compensation Plan, or (3) the advisory vote to approve executive compensation. Only the ratification of the appointment of KPMG LLP is a “discretionary” item for which brokers would be permitted to vote your shares in the absence of your instructions.

Who Represents My Proxy at the Annual Meeting?

If you do not vote in person at the Annual Meeting, but have voted your shares over the Internet, by telephone or by signing and returning your proxy card, you have authorized certain members of Motorola Mobility’s senior management designated by the Board and named in your proxy to represent you and to vote your shares as instructed.

How does the Board Recommend I vote?

The Board of Directors recommends that you vote your shares:

(1)	“For” the election of the nine director nominees named in this Proxy Statement,

(2)	“For” the approval of the material terms allowing for certain performance-based awards under the Company’s 2011 Incentive Compensation Plan,
(3)	“For” the approval of the advisory vote to approve executive compensation, and

(4)	“For” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012.

What if I Return a Proxy But Do Not Provide Specific Voting Instructions For Some or All of the Items?

All shares that have been properly voted—whether by Internet, telephone or mail—and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

What if Other Matters Are Voted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet, telephone or mail, the persons named as proxies in your proxy will have the discretion to vote on those matters for you. At the date we filed this Proxy Statement with the Securities and Exchange Commission, the Board of Directors did not know of any other matter to be raised at the Annual Meeting.

Who Can Answer Additional Questions?

For additional questions or if you assistance in submitting proxies or voting shares of Motorola Mobility common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Toll free: 1-800-769-7666

If your bank, broker or other nominee holds your shares in “street name,” you should also call your bank, broker or other nominee for additional information.

4	PROXY STATEMENT

PROPOSAL 1

ELECTION OF DIRECTORS FOR A ONE-YEAR TERM

How Many Directors Are Standing For Election and For What Term?

The number of directors of the Company to be elected at the 2012 Annual Meeting is nine. The directors elected at the 2012 Annual Meeting will serve until the 2013 Annual Meeting and until their respective successors are elected and qualified or until their earlier death or resignation.

NOMINEES

Who Are the Nominees?

Each of the nominees named below, unanimously nominated by the Board at the recommendation of the Governance and Nominating Committee, is also currently a director of the Company. The ages shown are as of February 1, 2012.

DR. SANJAY K. JHA, Principal Occupation: Chairman and Chief Executive Officer, Motorola Mobility Holdings, Inc. and Chief Executive Officer, Motorola Mobility, Inc., Age 48

Dr. Jha has served as Chairman of Motorola Mobility Holdings, Inc. since December 2010 and as Chief Executive Officer of Motorola Mobility Holdings, Inc. and Motorola Mobility, Inc. since June 2010. From August 2008 to January 2011, Dr. Jha served as Director and Co-Chief Executive Officer of Motorola, Inc. and Chief Executive Officer of Mobile Devices and Home business with responsibility for Home business since February 2010. Prior to joining Motorola, Inc., Dr. Jha served as Executive Vice President and Chief Operating Officer of Qualcomm, Inc. from December 2006 to August 2008. Dr. Jha also served as Executive Vice President and President of Qualcomm CDMA Technologies (QCT), Qualcomm’s chipset and software division, from January 2003 to December 2006. In the last five years, Dr. Jha previously served as a director of Motorola, Inc.

JON E. BARFIELD, Principal Occupation: President and Chief Executive Officer,

LJ Holdings Investment Co. LLC, Age 60

Mr. Barfield is President and Chief Executive Officer of LJ Holdings Investment Co. LLC, a private investment company with interests in venture capital, real estate, consumer health carte, technology, talent management and human capital services since March 2012. Mr. Barfield served as President since 1981 and as Chairman and President since 1995 of The Bartech Group, Inc., a talent acquisition and management firm specializing in the placement of engineering and information technology professionals, business process consulting services, and managing the staffing requirements of regional and global corporations. Mr. Barfield currently serves as the lead director of BMC Software, Inc. and as a director of CMS Energy Corporation. In the last five years, Mr. Barfield previously served as a director of Dow Jones & Company and National City Corp.

PROXY STATEMENT	5

JEANNE P. JACKSON, Principal Occupation: President, Direct to Consumer, Nike, Inc., Age 60

Ms. Jackson has been President of Direct to Consumer for NIKE, Inc., a designer, marketer and distributor of athletic footwear, equipment and accessories since March 2009. Between 2002 and 2009, she was the Chief Executive Officer of MSP Capital, a private investment company. Ms. Jackson was Chief Executive Officer and President of Wal-Mart.com USA, LLC from March 2000 to January 2002. Ms. Jackson was President and Chief Executive Officer of the Banana Republic division of The Gap, Inc. from 1995 to March 2000 and simultaneously President and Chief Executive Officer for Direct division, The Gap, Inc. from November 1998 to March 2000. Ms Jackson serves as a director of McDonald’s Corporation. In the last five years, she also served as a director of Nike, Inc. and Harrah’s Entertainment, Inc.

KEITH A. MEISTER, Principal Occupation: Founder and Managing Partner, Corvex Management, Age 38

Mr. Meister is the founder and managing partner of Corvex Management, a fundamental and event-oriented investment management firm since December 2010. From August 2003 until August 2010 he served as Vice Chairman of the Board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment management, automotive, metals, real estate and home fashion. From August 2003 through March 2006, Mr. Meister also served as Chief Executive Officer of Icahn Enterprises G.P. Inc., and from March 2006 until August 2010, Mr. Meister served as Principal Executive Officer of Icahn Enterprises G.P. Inc. From November 2004 until August 2010, Mr. Meister was also a Senior Managing Director of Icahn Capital LP. From June 2002 until August 2010, Mr. Meister served as senior investment analyst of High River Limited Partnership, an entity primarily engaged in the business of holding and investing in securities. In the last five years, Mr. Meister previously served as a director of Motorola, Inc., XO Holdings, Inc., Federal-Mogul Corporation, WCI Communities, Inc., American Railcar Industries, Inc., Adventrx Pharmaceuticals, Inc. and BKF Capital Group, Inc.

THOMAS J. MEREDITH, Principal Occupation: General Partner and Co-Founder, Meritage Capital, L.P. and Chief Executive Officer, MFI Capital, Age 61

Mr. Meredith is a co-founder and general partner of Meritage Capital, L.P., an investment management firm specializing in multi-manager hedge funds. He is also chief executive officer of MFI Capital, a private investment firm. He served as Acting Chief Financial Officer and Executive Vice President of Motorola, Inc. from April 1, 2007 until March 1, 2008 and remained an employee of Motorola, Inc. until March 31, 2008. Mr. Meredith served in a variety of senior executive positions at Dell, Inc. between 1992 and 2001, including serving as Chief Financial Officer from 1992 through 2000. He is Chairman of the Board of Bazaarvoice, Inc. and a director of Brightstar Corp. In the last five years, Mr. Meredith previously served as a director of Motorola, Inc. and Motive, Inc.

6	PROXY STATEMENT

DANIEL A. NINIVAGGI, Principal Occupation: Principal Executive Officer and President, Icahn Enterprises G.P. Inc., Icahn Enterprises and Icahn Enterprises Holdings, Age 47

Mr. Ninivaggi has served as President of Icahn Enterprises L.P. and its general partner Icahn Enterprises G.P. since April 2010 and as the Principal Executive Officer, or chief executive, of Icahn Enterprises G.P. Inc. and Icahn Enterprises L.P. since August 2010. Mr. Ninivaggi has also served as a director of Icahn Enterprises G.P. since March 2012. Icahn Enterprises is a diversified holding company engaged in a variety of business, including investment management, automotive, metals, real estate, railcar, food packaging, gaming and home fashion. Since January 2011, he has served as Interim Chief Executive Officer and a director of Tropicana Entertainment Inc. From January 2011 until February 2012, he also served as Interim President of Tropicana Entertainment Inc. Mr. Ninivaggi serves as a director of Federal Mogul Corporation. With respect to each company mentioned above, Mr. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. From July 2009 to March 2010, Mr. Ninivaggi served as Of Counsel to the international law firm of Winston & Strawn LLP. From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, a global supplier of automotive seating systems and electrical power management systems and components, including as General Counsel from 2003 through 2007, as Senior Vice President from 2004 until 2006, and most recently as Executive Vice President and Chief Administrative Officer from 2006 to July 2009. In the last five years, Mr. Ninivaggi served as a director of CIT Group, Inc. and XO Holdings, Inc.

JAMES R. STENGEL, Principal Occupation: President and Chief Executive Officer, The Jim Stengel Company, LLC, Age 56

Mr. Stengel founded The Jim Stengel Company, LLC, a think tank and consultancy firm focused on improving marketing through a proprietary framework in November 2008. In July 2009, Mr. Stengel was appointed Adjunct Professor of Marketing at the UCLA Anderson Graduate School of Management. Mr. Stengel served in a variety of positions at The Procter & Gamble Company, a global consumer products company, from 1983-2008 and was the Global Marketing Officer of Procter & Gamble Company, a consumer products company, from 2001 until he retired in October 2008. Mr. Stengel is a director of AOL Inc. where he serves as the chair of the Compensation Committee. He also serves as an Advisor for MarketShare Partners, an industry-leading marketing analytics firm, and for Myrian Capital. In the last five years, Mr. Stengel previously served as a director of Motorola, Inc.

ANTHONY J. VINCIQUERRA, Principal Occupation: Senior Advisor to Texas Pacific Group, Age 57

Mr. Vinciquerra is Motorola Mobility’s lead director. Mr. Vinciquerra is a Senior Advisor to Texas Pacific Group, a global private investment firm. Mr. Vinciquerra served as Chairman from September 2008 and as Chief Executive Officer from 2002 until February 2011 of Fox Networks Group, a primary operating unit of News Corporation that includes the Fox Television Network, Fox Cable Networks, FOX Sports and Fox Networks Engineering & Operations. Mr. Vinciquerra also oversaw Fox Sports Enterprises, which comprises Fox’s interests in professional sports franchises like the Colorado Rockies, stadiums and leading statistical information provider, STATS. A past Chairman of the National Association of Television Program Executives, he is also a director of Univision Communications, Inc., The Ad Council and the Paley Center for Media. He was inducted into the Broadcasting Cable Hall of Fame in October 2009. In the last five years, Mr. Vinciquerra previously served as a director of Motorola, Inc.

PROXY STATEMENT	7

DR. ANDREW J. VITERBI, Principal Occupation: President, Viterbi Group, LLC, Age 76

Dr. Viterbi is President of the Viterbi Group, LLC, an equity investment group he co-founded in 2000 to advise and invest in startup companies, predominantly in the wireless communications and network infrastructure field. A pioneer in the field of wireless communications, he taught at UCLA and UCSD and started his career at the Jet Propulsion Laboratory. Dr. Viterbi was a co-founder of Linkabit, a small military contractor, and also co-founded Qualcomm, Inc. with Irwin Jacobs in 1985. He created the Viterbi Algorithm for interference suppression and efficient decoding of a digital transmission sequence, used by all four international standards for digital cellular telephony. Awarded the 1990 Marconi Prize for his achievements in the field of digital communications, Viterbi is a Life Fellow of the Institute of Electrical and Electronics Engineers (IEEE), and was inducted as a member of the National Academy of Engineering in 1978 and of the National Academy of Sciences in 1996. He received the 2007 National Medal of Science from the President of the United States and the 2010 IEEE Medal of Honor, the Institute’s highest honor.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NINE NOMINEES NAMED HEREIN AS DIRECTORS. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF SUCH NINE NOMINEES AS DIRECTORS.

What if a Nominee is Unable to Serve as Director?

If any of the nominees named above is not available to serve as a director at the time of the 2012 Annual Meeting (an event which the Board does not now anticipate), the proxies will be voted for the election of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the number of directors.

8	PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

What Are the Board’s Corporate Governance Principles?

As a newly independent company, the Board established governance principles designed to reflect the current governance environment. These governance principles are included in the Board Governance Guidelines, the Certificate of Incorporation, the Bylaws, the committee charters and other important policies of the Board and the Company. The Board has considered important areas of governance, including the rights of the stockholders, the role of Board and the responsibilities of management in developing the governance structure. The Board is committed to reviewing corporate best practices and assessing if adoption of such practices is in the best interest of the Company. The Board recognizes that there are differing views on what is a “best practice” and has carefully determined what it believes is in the best interest of the Company and its stockholders.

What Are Some of the Major Corporate Governance Initiatives the Board Has Adopted?

Some of the major corporate governance best practices that the Board has adopted include: an election of all of our directors annually by a majority voting standard for uncontested director elections; no existing stockholder rights plan (commonly known as a “poison pill”); the ability for holders of 20% or more of Motorola Mobility’s Common Stock to request a special meeting of stockholders; and a recoupment policy to recover certain executive pay in the event of misconduct leading to a financial restatement (commonly known as a “clawback policy”). Further, the Board recommended in the 2011 proxy statement that stockholders approve an annual frequency for the “Say-on-Pay” vote.

What Are our Directors’ Qualifications to Serve on the Motorola Mobility’s Board?

The Board believes it should be comprised of individuals with appropriate skills and experiences to meet board governance responsibilities and contribute effectively to the Company. Pursuant to its charter, the Governance and Nominating Committee will carefully consider the skills and experiences of directors and nominee candidates to ensure that they meet the needs of the Company before nominating directors for election to the Board. All of our non-employee directors are expected to serve on Board committees, further supporting the Board by providing expertise to those committees. The needs of the committees will also be reviewed when considering nominees to the Board.

The Board is comprised of active and former senior executives of major corporations and individuals with experience in various fields. As such, they have a deep working knowledge of matters common to large companies, including experience with financial statement preparation, compensation determinations, regulatory compliance, corporate governance, public affairs and legal matters. Many of our directors serve on the boards of one or more other publicly traded companies. We believe the Company benefits from the diverse experience and expertise our directors gain from serving on those boards. We also believe for effective board governance and collaboration it is important to have Dr. Jha, our CEO, serve on the Board.

As a newly independent company, we had the opportunity to create a Board of Directors tailored specifically to the needs and strategic vision of the Company with a balance of former Motorola, Inc. directors and new directors with technological, consumer, media and financial expertise. Our directors are qualified to serve as directors and members of the Committees on which they serve based on the biographical information in “Who Are the Nominees?” and on the following:

Mr. Barfield contributes the type of experience and qualifications the Board seeks to maintain, primarily through his experiences as a senior leader, including as the chief executive officer for over 15 years of a talent acquisition and management firm specializing in placement of engineering and technology professionals, business process consulting services and management of staffing requirements for regional and global corporations, his legal background, his service as the presiding director of BMC Software, Inc. and as a director of CMS Energy Corporation, and his past service as a director of several other large public companies. As a member of our Board and Compensation and Leadership Committee, Mr. Barfield is well positioned to oversee the Company’s programs designed to attract and retain key talent, particularly engineers and other highly skilled employees, which is necessary for the Company to remain competitive. Moreover, as Chair of the Governance and Nominating Committee, Mr. Barfield’s experiences qualify him to review the Board’s governance and identify and recruit new directors;

PROXY STATEMENT	9

Ms. Jackson contributes the type of experience and qualifications the Board seeks to maintain, primarily through over 30 years of experience in retail, design, marketing, brand management and distribution expertise. With extensive experience as the president of Direct to Consumer for Nike, Inc., chief executive officer of Wal-Mart.com and similar leadership roles for several other major consumer companies, including Walt Disney and The Gap, she understands the consumer space and provides valuable perspective to the Board and management as the Company executes on its strategy to enable the digital lifestyle by enabling multi-screen experiences through multiple types of devices. Her experience operating a private investment firm and financial background qualifies her to serve on our Audit Committee;

Dr. Jha contributes the type of experience and qualifications the Board seeks to maintain, primarily through his role as the chief executive officer of the Company and intimate knowledge of the Company’s strategy and operations, together with the reasons discussed in “What is the Leadership Structure of the Board?”;

Mr. Meister contributes the type of experience and qualifications the Board seeks to maintain, primarily through his significant financial expertise in the high-tech market with experience as founder and managing partner of investment management firm and as a senior executive of a diversified holding company and investment companies overseeing the investment and management of a variety of companies, including high-tech companies. His extensive knowledge of financial matters, particularly of large institutional and fund investors, is important to the Board and management as the Company operates as a new public company and in connection with his service on the Audit Committee and Compensation and Leadership Committee. He also brings historical knowledge of our business from his recent service as a director of Motorola, Inc.;

Mr. Meredith contributes the type of experience and qualifications the Board seeks to maintain, primarily through his extensive financial experience, including as a co-founder and the general partner of an investment management firm with a diversified portfolio of investments with a focus on high-tech companies and as the former chief financial officer of a global public high-tech computing company. His extensive knowledge of our business and the computing business is especially critical with the convergence of the wireless, media, the Internet and computing industries. He also brings deep historical knowledge of our business from his recent service as a director of Motorola, Inc. and as interim chief financial officer for Motorola, Inc. and particularly imparts this expertise as Chair of the Audit Committee;

Mr. Ninivaggi contributes the type of experience and qualifications the Board seeks to maintain, primarily through experience as a chief executive of a diversified holding company overseeing the investment and management of variety of companies, including high-tech companies, varied business and legal experience, including as a partner in a major law firm specializing in corporate finance and mergers and acquisitions, and his service as a director of other public companies. As a representative of our largest stockholder, he provides a unique viewpoint at our Board and Audit Committee meetings;

Mr. Stengel contributes the type of experience and qualifications the Board seeks to maintain, primarily through his deep experience in marketing and branding of consumer facing products and services. As the founder of a brand strategy and marketing think tank and consultancy firm serving many different companies, with a long career at Procter & Gamble, including as its chief marketing officer, and together with his recent service as a director of Motorola, Inc., he provides unique perspective to the Board and management as the Company executes on its strategy to enable the digital lifestyle by enabling multi-screen experiences through multiple types of devices. Serving on the board and as the compensation committee chair of AOL, Inc., another recent spin-off, he also understands the challenges faced by recently independent public companies and particularly imparts this expertise as Chair of the Compensation and Leadership Committee;

Mr. Vinciquerra contributes the type of experience and qualifications the Board seeks to maintain, primarily through his extensive experience in the media business. As a senior leader at News Corporation, most recently as the chairman and chief executive officer of the Fox Network Group, the primary operating unit of News Corporation, Mr. Vinciquerra has been closely involved in the media revolution occurring over the last ten years. At Fox Network Group, he oversaw television networks, cable networks, networks operations and engineering and interests in sports franchises. His media experience is especially critical with the convergence of the wireless, media, the Internet and computing industries. He also brings historical knowledge of our business from his recent service as a director of Motorola, Inc. For many of

10	PROXY STATEMENT

these reasons, he is a strong contributor as Lead Director and on the Governance and Nominating Committee; and

Dr. Viterbi contributes the type of experience and qualifications the Board seeks to maintain, primarily through technical expertise in the digital communication industry and his experience as co-founder of Qualcomm, Inc., a wireless telecommunication company. His technical achievements include the creation of the Viterbi Algorithm, which was critical to the development of digital communication. As an eminent technologist and professor of electrical engineering, he has deep knowledge concerning relevant technology, the Company’s market and engineering, which is highly valued by the Board.

Which Directors Are Independent?

On April 19, 2012, the Board made the determination in accordance with the Motorola Mobility Board Governance Guidelines and consistent with the NYSE standards regarding independence, that Mr. Barfield, Mr. Hambrecht, Ms. Jackson, Mr. Meister, Mr. Meredith, Mr. Ninivaggi, Mr. Stengel, Mr. Vinciquerra and Dr. Viterbi were independent. Dr. Jha does not qualify as an independent director since he is an employee of the Company.

How Was Independence Determined?

The Motorola Mobility Board Governance Guidelines are based upon the NYSE independence standards. When applying the independence standards “Motorola Mobility” includes Motorola Mobility Holdings, Inc. and any of its subsidiaries and the Motorola Mobility Foundation. A complete copy of the Motorola Mobility Board Governance Guidelines with independence standards is available on the Company’s website at http://investors.motorola.com.

What is Motorola Mobility’s Relationship with Entities Associated with Independent Directors?

For each director that is identified as independent, the Board reviewed under the NYSE’s independence standards included in the Motorola Mobility Board Governance Guidelines any transactions, relationships or arrangements with the Company in determining that the director is independent. Commercial relationships were reviewed for: Mr. Hambrecht in connection with a marketing agreement with the United Football League; Mr. Ninivaggi in connection with a supplier arrangement between the Company and a supplier where a family member is an executive officer; and Mr. Vinciquerra in connection with a sales agreement between the Company and a subsidiary of the Fox Networks Group. In each case, the payments were significantly less than the NYSE independence standards and were determined by the Board to be immaterial.

Are the Members of the Audit, Compensation and Leadership and Governance and Nominating Committees Independent?

Yes. The Board has determined that all of the current members of the Audit Committee, the Compensation and Leadership Committee and the Governance and Nominating Committee are independent within the meaning of the Motorola Mobility Board Governance Guidelines and the NYSE listing standards for independence.

Where Can I Receive More Information About Motorola Mobility’s Corporate Governance Practices?

Motorola Mobility maintains a corporate governance page on its website at http://investors.motorola.com that includes information about its corporate governance practices. The following Motorola Mobility documents are currently included on the website:

•  Board Governance Guidelines, the current version of which the Board adopted on December 13, 2010;

•  Code of Business Conduct, which applies to all employees and directors effective January 4, 2011;

•  The charters of the Audit, Compensation and Leadership and Governance and Nominating Committees, the current versions of which the Board adopted on December 13, 2010;

•  The Restated Certificate of Incorporation, as amended through December 15, 2010; and

•  The Restated Bylaws, the current version of which the Board adopted on November 30, 2010.

The Company intends to disclose amendments to the above documents or waivers applicable to its directors, chief executive officer, chief financial officer or corporate controller from certain provisions of its ethical policies and standards for directors and its employees, on the Motorola Mobility website within four business days following the date of the amendment or waiver, as required.

PROXY STATEMENT	11

SEPARATION FROM MOTOROLA, INC.

How Was Motorola Mobility Separated from Motorola, Inc.?

On January 4, 2011 (the “Distribution Date”), Motorola Mobility Holdings, Inc. became an independent, publicly traded company (the “Separation”) as a result of Motorola, Inc.’s distribution of its shares of Motorola Mobility to Motorola, Inc. stockholders. On the Distribution Date, Motorola, Inc. stockholders of record as of the close of business on December 21, 2010 (the “Record Date”) were entitled to receive one share of Motorola Mobility Common Stock for every eight shares of Motorola, Inc. common stock held as of the Record Date (the “Distribution”). Motorola Mobility is comprised of Motorola, Inc.’s former Mobile Devices and Home businesses. Motorola, Inc.’s Board of Directors approved the distribution of its shares of Motorola Mobility Holdings, Inc. on November 30, 2010. Our Registration Statement on Form 10 was declared effective by the U.S. Securities and Exchange Commission on December 1, 2010. Our Common Stock began trading “regular way” under the ticker symbol “MMI” on the New York Stock Exchange on January 4, 2011.

Motorola, Inc. changed its name to Motorola Solutions, Inc. (hereinafter, our “Former Parent”) effective on Separation on January  4, 2011. For further information, see our amended Registration Statement on Form 10 filed with the SEC.

PENDING MERGER WITH GOOGLE

On August 15, 2011, Motorola Mobility Holdings, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Google Inc. (“Google”) and RB98 Inc., a wholly owned subsidiary of Google (“Merger Sub”). The Merger Agreement provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Google. In the Merger, each outstanding share of common stock, par value $0.01 per share, of the Company, other than any dissenting shares, shares held by Google, Merger Sub, the Company or any of their respective subsidiaries and treasury shares, will be cancelled and converted into the right to receive $40 in cash, without interest.

Upon agreement with Motorola Mobility and Google, China has extended the second phase of the investigation for the Anti-Monopoly Bureau of the

Ministry of Commerce People’s Republic of China (“MOFCOM”) to review the pending transaction between Motorola Mobility and Google. Motorola Mobility and Google continue to work closely with MOFCOM to conclude its investigation and expect the transaction to close during the first half of 2012. The transaction has been investigated and cleared without conditions in all other jurisdictions with pre-closing clearance requirements. Motorola Mobility and Google can provide no assurances as to whether or when the transaction will receive clearance by MOFCOM.

Pursuant to the Merger Agreement, stock options and restricted stock units (“RSUs”) granted by the Company as a substitute for Motorola, Inc. stock options and RSUs granted prior to 2011 will fully vest upon the closing of the transaction and be paid out at $40 for each RSU and $40 minus the exercise price for each stock option, in each case less applicable tax withholdings. Vested stock options and vested RSUs granted under Motorola Mobility’s 2011 Incentive Compensation Plan will be paid out at $40 for each RSU and $40 minus the exercise price for each stock option, in each case less applicable tax withholdings. Unvested stock options and unvested restricted stock (“RS”) and RSUs granted under Motorola Mobility’s 2011 Incentive Compensation Plan in 2011 and 2012 will be converted to an award of equivalent value in Google stock options, RS and RSUs, respectively. The Merger Agreement and related materials can be found in the Company’s SEC filings at www.sec.gov.

BOARD OF DIRECTORS MATTERS

How Often Did the Board Meet in 2011?

The Board of Directors held 15 meetings during 2011. Overall attendance at Board and committee meetings was 96%. Each incumbent director attended 86% or more of the combined total meetings of the Board and the committees on which such director served during 2011.

How Many Directors Comprise the Board?

The Board of Directors is currently comprised of nine directors. Immediately following the Annual Meeting, the Board will consist of nine directors. In the interim between Annual Meetings, the Board has the authority under the Company’s Bylaws to increase or decrease the size of the Board and to fill vacancies.

12	PROXY STATEMENT

How Many Executive Sessions of the Board Were Held in 2011?

Independent directors of the Company meet regularly in executive session without management as required by the Motorola Mobility Board Governance Guidelines. Generally, executive sessions are held in conjunction with regularly-scheduled meetings of the Board of Directors. In 2011, the non-employee independent members of the Board met in executive session 10 times.

What is the Leadership Structure of the Board? Why was that Structure Chosen? Who Serves as Chairman of the Board and Lead Director?

Dr. Jha serves as Chairman of the Board, in addition to his role as Chief Executive Officer of the Company. Mr. Vinciquerra serves as an independent Lead Director (the “Lead Director”). The Board has chosen this leadership structure, because it believes such structure is in the best interests of stockholders to enhance communication and efficiency and to implement strategic priorities of the Company, particularly as the Company is a recent independent public company separated from our Former Parent. Further, the combined role fosters clear accountability and agile decision making, which is particularly important at this time and in the industries in which we compete.

As with all corporate governance, the Board intends to carefully evaluate from time to time the best governance for the Company. The Lead Director acts as the presiding director at meetings of the independent directors; advises on Board meeting agendas, materials and schedules; acts as liaison between the independent directors and the Chairman and CEO; is available to speak on behalf of the Company; assists the Chairman and CEO as requested; and performs other duties as the Board determines.

Will the Directors Attend the Annual Meeting?

Board members are expected to attend the Annual Meeting as provided in the Motorola Mobility Board Governance Guidelines. All of our directors who stood for election at the 2011 Annual Meeting attended that meeting, except for Dr. Viterbi.

What is the Board’s Role in the Oversight of Risks?

The Board of Directors oversees the business of the Company, including CEO and senior management performance and risk management, to assure that the long-term interests of the stockholders are being served. Each committee of the Board of Directors is also responsible for reviewing the risk exposure of the Company related to the committee’s areas of responsibility and providing input to management on such risks.

Management has a robust process embedded throughout the Company to identify, analyze, manage and report all significant risks facing the Company. Each Board committee reviews with management significant risks related to the committee’s area of responsibility and reports to the Board on such risks, which includes the Compensation and Leadership Committee’s review of Company-wide compensation-related risks. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management.

Our Company’s internal Audit department has a very important role in the risk management program. The role of the department is to provide management and the Audit Committee with an overarching and objective view of the risk management activity of the enterprise. The department’s engagements span financial, operational, strategic and compliance risks and the engagement results assist management in maintaining tolerable risk levels. The director of the department works directly with the Audit Committee and meets regularly with the Committee, including in executive session.

What Are the Committees of the Board?

To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The Board currently has the following committees: (1) Audit, (2) Compensation and Leadership, and (3) Governance and Nominating. Committee membership as of December 31, 2011 and the number of meetings held during 2011 are indicated below:

Non-Employee Directors	Audit	Compensation & Leadership	Governance & Nominating
Jon E. Barfield		X	Chair
Jeanne P. Jackson	X
Keith A. Meister	X	X
Thomas J. Meredith	Chair	X
Daniel A. Ninivaggi	X
James R. Stengel		Chair
Anthony J. Vinciquerra			X
Andrew J. Viterbi			X
Number of Meetings in 2011	8	8	5

PROXY STATEMENT	13

Where Can I Locate the Current Committee Charters?

Current versions of the Audit Committee charter, Compensation and Leadership Committee charter and Governance and Nominating Committee charter are available on our website at http://investors.motorola.com.

What Are the Functions of the Audit Committee?

Assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to:

•	the quality and integrity of the Company’s financial statements and accounting practices;

•	the appointment, qualifications, performance and independence of the Company’s external auditors;

•	the Company’s overall financial posture, financial risk and capital structure;

•	acquisitions and divestitures;

•	the performance of the Company’s internal audit function;

•	the Company’s compliance with legal and regulatory requirements;

•	significant risk exposure in the committee’s area of responsibility;

•

maintaining, through regularly scheduled meetings, a line of communication between the Board and our Company’s financial management, internal auditors and independent registered public accounting firm;

•	overseeing compliance with our Company’s policies for conducting business, including ethical business standards; and

•	preparing the report of the committee included in any proxy statement, among other duties.

The Audit Committee is comprised of four members each of whom meet the independence requirements set forth in the applicable listing standards of the SEC and the NYSE and in accordance with the Audit Committee charter. Each member of the Audit Committee is financially literate and has accounting or related financial management expertise as such terms are interpreted by the Board of Directors in its business judgment.

A more detailed discussion of the Committee’s mission, composition and responsibilities is contained in the Audit Committee charter, which is available on the Company’s website: http://investors.motorola.com.

What Are the Functions of the Compensation and Leadership Committee?

Assisting the Board of Directors in overseeing the management of our Company’s human resources as they relate to:

•	compensation and benefits programs;

•	chief executive officer performance and compensation;

•	evaluation of our Company’s officers subject to Section 16 and other key senior officers, as determined by the Committee, and approval of their compensation;

•	executive development and succession;

•	significant risk exposure as it relates to the committee’s areas of responsibility;

•	reviewing and discussing the Compensation Discussion and Analysis (“CD&A”) with management and making a recommendation to the Board on the inclusion of the CD&A in any proxy statement; and

•	preparing the report of the Committee included in any proxy statement, among other duties.

The Compensation and Leadership Committee is comprised entirely of independent directors, each of whom meets the NYSE listing independence standards and our Company’s independence standards.

In carrying out its duties, the Compensation and Leadership Committee has direct access to outside advisors, independent compensation consultants and others to assist them.

A more detailed discussion of the Committee’s mission, composition and responsibilities is contained in the Compensation and Leadership Committee charter, which is available on the Company’s website: http://investors.motorola.com.

14	PROXY STATEMENT

What Are the Functions of the Governance and Nominating Committee?

•	identifying and recommending individuals qualified to become Board members, consistent with the criteria approved by the Board;

•	assisting the Board with interpreting the Company’s governance obligations and documents;

•	overseeing the evaluation of the Board and its committees and management; and

•	generally overseeing the governance of the Board, among other duties.

The Governance and Nominating Committee is comprised entirely of independent directors, each of whom meets the NYSE listing independence standards and our Company’s independence standards.

A more detailed discussion of the Committee’s mission, composition and responsibilities is contained in the Governance and Nominating Committee charter, which is available on the Company’s website: http://investors.motorola.com.

What is the Decision-Making Process to Determine Director Compensation?

Our Board approved the compensation for non-employee directors at its meeting on December 13, 2010 in preparation for the Separation from our Former Parent. The non-employee director compensation package was recommended by Compensia, Inc. (“Compensia”), our Board’s independent compensation consultant. The non-employee director compensation was determined to be consistent with market practices of other similarly situated companies and took into consideration the impact on non-employee directors’ independence and objectivity. The Governance and Nominating Committee will recommend any future changes to such non-employee director compensation to the Board. In carrying out its duties, the Governance and Nominating Committee has direct access to outside advisors, including independent compensation advisors. The charter of the Governance and Nominating Committee does not permit the Committee to delegate director compensation matters to management and management has no role in recommending the amount or form of director compensation.

What is the Decision-Making Process to Determine Executive Compensation?

Our Board delegated to its Compensation and Leadership Committee the responsibility to oversee the programs under which compensation is paid or awarded to our executives and to evaluate the performance of our senior management. The Compensation and Leadership Committee is responsible for bringing recommended compensation actions involving the Chairman and CEO to the Board for its concurrence. The Global Compensation department in the Human Resources organization supports the Compensation and Leadership Committee in its work and, in some cases, may act pursuant to delegated authority from the Compensation and Leadership Committee to fulfill various functions in administering its compensation programs.

In carrying out its duties, our Compensation and Leadership Committee has direct access to outside advisors, independent compensation consultants and others to assist them. Our Compensation and Leadership Committee employs its own independent compensation consultant to assist in its compensation decisions for the Company’s executive officers, as discussed below.

What is the Role of Independent Compensation Consultants in Executive and Director Compensation Determinations?

In accordance with our Compensation and Leadership Committee’s charter, the Committee has the sole authority, to the extent deemed necessary and appropriate, to retain and terminate any compensation consultants, outside counsel or other advisors, including the sole authority to approve the firm’s or advisor’s fees and other retention terms.

In December 2010, our Compensation and Leadership Committee retained Compensia to provide independent compensation services to Motorola Mobility. Compensia provided insight and advice on matters regarding trends in executive compensation, relative executive pay and benefits practices, relative assessment of pay to performance of our executives, and may cover other topics as the Compensation and Leadership Committee deems appropriate. See the section entitled “Independent Compensation Consultant Engagement” in the “Compensation Discussion and Analysis” for further details on the consultant engagement.

PROXY STATEMENT	15

Compensia maintains no other direct or indirect business relationship with the Company. In addition to the independent, outside compensation consultant, members of our human resources, legal and finance departments support our Compensation and Leadership Committee in its work.

What Role, if any, do Executive Officers Play in Determining or Recommending Executive and Director Compensation?

Our senior corporate staff, comprised of the Chairman and CEO and certain executives designated by the Chairman and CEO, provides recommendations regarding the design of the Company’s compensation program to the Compensation and Leadership Committee. Additionally, the Committee’s compensation consultant provides input on these recommendations from time to time. Upon Compensation and Leadership Committee approval, the senior corporate staff is responsible for executing the objectives of the approved compensation program.

Each member of our senior corporate staff is ultimately responsible for approving all compensation actions for their respective organizations. When these compensation actions involve other Motorola Mobility executives, the involved senior corporate staff member is accountable for ensuring adherence to all established governance procedures.

The Chairman and CEO is responsible for recommending all compensation actions involving any officer subject to Section 16 of the Securities Exchange Act of 1934, as amended (a “Section 16 Officer”) and other key senior officers, to the Compensation and Leadership Committee for its approval. The Chairman and CEO takes an active role in Compensation and Leadership Committee meetings at which compensation actions involving the above officers are discussed.

As discussed above, our Compensation and Leadership Committee directly engages an independent outside consulting firm to assist it in its review of the compensation for Motorola Mobility’s senior corporate staff. This consultant also participates in certain Committee meetings.

The Compensation department in Motorola Mobility’s Human Resources organization, the Senior Vice President, Chief People Officer and the Committee’s independent compensation consultant together prepare recommendations regarding Chairman and CEO compensation and brings those recommendations to our Compensation and Leadership Committee. The Chairman and CEO is not involved in the preparation of recommendations related to his compensation and does not participate in the discussions regarding his compensation at Committee meetings. The consultant is also available at such meetings.

Our Compensation and Leadership Committee is responsible for bringing recommended compensation actions involving the Chairman and CEO to the independent members of the Board for their concurrence. The Compensation and Leadership Committee cannot unilaterally approve compensation changes for the Chairman and CEO.

As stated above, management does not recommend or determine director compensation.

What Are the Director Stock Ownership Guidelines?

Our Board Governance Guidelines provide that, within five years of joining the Board, directors are expected to own Motorola Mobility Common Stock with a value equivalent to at least five times the annual retainer fee for directors for a total value of $375,000. For the purposes of these guidelines, Motorola Mobility Common Stock includes stock units.

How Are the Directors Compensated?

Our non-employee director compensation is designed to provide competitive compensation and benefits that will attract and retain high quality directors, target director compensation at a level that is consistent with our compensation objectives and encourage ownership of our stock to further align directors’ interests with those of our stockholders.

Our Board of Directors approved the following non-employee director compensation, effective in connection with the Separation, which was developed with the assistance of Compensia, our Board’s independent compensation consultant.

Motorola Mobility Non-Employee Director Compensation Elements	Amount
Annual Retainer	$75,000
Lead Director (additional)	$25,000
Committee Chairs
Audit Chair	$25,000
Compensation and Leadership Chair	$15,000
Governance and Nominating Chair	$10,000
Committee Members (except Chairs)
Audit Member	$12,500
Compensation and Leadership Member	$7,500
Governance and Nominating Member	$5,000
Annual Equity Award (as described below and as may be pro rated)	$150,000

16	PROXY STATEMENT

Non-employee directors do not receive any additional fees for attendance at meetings of the Board or its committees or for additional work done on behalf of the Board or a committee. Dr. Jha, who is an employee of Motorola Mobility, receives no additional compensation for serving on the Board or its committees.

Deferral of Fees. Director retainers and other fees are paid quarterly. In 2011, a non-employee director could elect to receive all or a portion of his or her retainer and other fees in the form of restricted stock units (“RSUs”). The RSUs received in lieu of a retainer and other fees are fully vested and paid in the form of shares of Common Stock upon the deferral date specified by the director. In 2012, in light of the pending merger with Google, non-employee director retainers and other fees are only payable in cash and are not being granted in RSUs or deferred.

Annual Equity Award. Annually, each non-employee director receives an equity award with an aggregate fair market value on the date of grant of $150,000. In 2011, this award was 50% in stock options and 50% RSUs. In accordance with the Merger Agreement, in 2012, this award will be 100% in RSUs. These equity awards will fully vest on the first anniversary of the date of grant. The number of RSUs are determined by dividing the value by the closing price of our Common Stock on the date of grant. In 2011 for the portion in stock options, the number of shares of our Common Stock to be acquired pursuant to stock options was determined based upon the Company’s standard method for valuing stock options for financial accounting purposes. The stock options were granted with an exercise price equal to the closing price of our Company’s stock on the date of grant and are exercisable for ten years from the date of grant. The settlement of vested RSUs received from such equity award may be deferred. The annual grant for directors is expected following the annual meetings of stockholders.

Pro Rated Annual Equity Award. A non-employee director who joins our Board after the annual grant will receive an equity award upon joining our Board which will be pro rated based on the number of months to be served until the next annual equity award ($12,500 per month) divided by the closing price of our stock on the day of the award. These pro rata equity awards will fully vest on the first anniversary of the date of grant, unless otherwise determined by the Board. A pro rated annual equity award for the non-employee directors was made on January 28, 2011 to all non-employee directors, other than Ms. Jackson whose award was granted on February 1, 2011, for months of service until the 2011 annual meeting of stockholders. These pro rated awards vested on the last business day before the 2011 annual meeting of stockholders.

Director Compensation Table

The following table sets forth information concerning the 2011 compensation awarded to non-employee directors of Motorola Mobility:

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3)(4) (c)	Option Awards ($)(3) (d)	All Other Compensation ($)(5) (g)	Total ($) (h)
Jon E. Barfield(6)	$90,713	$100,000	$100,000	—	$290.713
William R. Hambrecht	51,688	106,250	106,250	—	264,188
Jeanne P. Jackson(7)	—	187,500	100,000	—	287,500
Keith A. Meister	95,000	106,250	106,250	—	307,500
Thomas J. Meredith	—	213,750	106,250	—	320,000
Daniel A. Ninivaggi	70,000	123,750	106,250	—	300,000
James R. Stengel	90,000	106,250	106,250	—	302,500
Anthony J. Vinciquerra	78,750	214,063	106,250	$5,000	404,063
Andrew J. Viterbi	—	186,250	106,250	—	292,500

(1)	The amounts in column (b) are the portion of the annual retainer and any other fees the non-employee director received in cash for 2011. As described above, in 2011, directors could elect to receive a portion of their retainer or other fees in the form of restricted stock units (“RSUs”) that may be deferred.

PROXY STATEMENT	17

(2)	As described above, certain directors elected to receive deferred RSUs for a portion of their retainer or other fees in 2011. In addition, all non-employee directors received an annual grant of RSUs on May 6, 2011. All amounts in column (c) are the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation- Stock Compensation (“ASC Topic 718”), including dividend equivalents, as applicable. The number of RSUs received and the value of Motorola Mobility Common Stock on each date of grant or purchase are as follows:

	January 28 – $29.59		January 28 – $29.59		March 31 – $24.40	May 9 – $25.04	May 9 – $25.04	June 30 – $22.04	September 30 – $37.78	December 31 – $38.80
Director	Restricted Stock Units		Stock Options		Restricted Stock Units	Annual Grant of Restricted Stock Units	Annual Grant of Stock Options	Restricted Stock Units	Restricted Stock Units	Restricted Stock Units
Jon E. Barfield	845		2,137		—	2,996	8,399	—	—	—
William R. Hambrecht	1,057		2,671		—	2,996	8,399	—	—	—
Jeanne P. Jackson	894	*	2,263	*	897	2,996	8,399	993	579	564
Keith A. Meister	1,057		2,671		—	2,996	8,399	—	—	—
Thomas J. Meredith	1,057		2,671		1,101	2,996	8,399	1,219	711	693
Daniel A. Ninivaggi	1,057		2,671		179	2,996	8,399	199	116	113
James R. Stengel	1,057		2,671		—	2,996	8,399	—	—	—
Anthony J. Vinciquerra	1,057		2,671		269	2,996	8,399	298	174	169
Andrew J. Viterbi	1,057		2,671		820	2,996	8,399	907	529	515

*	Ms. Jackson joined the Board on January 8, 2011 and received her pro rata grant on February 1, 2011 with a stock price at that time of 27.99.

(3)	As of December 31, 2011, the aggregate stock and option awards outstanding for the directors were as follows below. Of the below options outstanding at year end 2,671 were exercisable for Messrs. Meister, Ninivaggi, Vinciquerra and Viterbi; 2,137 were exercisable for Mr. Barfield, 2,263 were exercisable for Ms. Jackson, 135,421 were exercisable for Mr. Meredith and 6,836 were exercisable for Mr. Stengel.

Director	Options		Deferred Stock Units from Separation Dividend		Restricted Stock Units
Jon E. Barfield	10,536		—		2,996
William R. Hambrecht	4,770	*	0	*	0	*
Jeanne P. Jackson	10,662		—		6,029
Keith A. Meister	11,070		6,222		2,996
Thomas J. Meredith	154,079		6,842		26,419
Daniel A. Ninivaggi	11,070		—		3,603
James R. Stengel	15,235		7,726		2,996
Anthony J. Vinciquerra	11,070		8,419		3,906
Andrew J. Viterbi	11,070		—		5,767

*	Mr. Hambrecht resigned from the Board on August 16, 2011 at which time 11,407 deferred stock units vested, all restricted stock units were forfeited, and 4,770 stock options were vested or became pro rata vested.

(4)	Certain de minimis amounts (less than $50) were paid in cash in lieu of fractional shares.

(5)	The aggregate amount of perquisites and personal benefits, securities or property given to each named director valued on the basis of aggregate incremental cost to the Company was less than $10,000. The amount shown represents matching gift contributions made by the Motorola Mobility Foundation at the request of the director to charitable institutions in the name of the respective director pursuant to the Company’s charitable matching gift program that is available to all U.S. employees and directors.

(6)	Mr. Barfield joined the Motorola Mobility Board on January 4, 2011.

(7)	Ms. Jackson joined the Motorola Mobility Board on January 8, 2011.

18	PROXY STATEMENT

Director Insurance Coverage

Non-employee directors are covered by insurance that provides accidental death and dismemberment coverage of $500,000 per person. The spouse of each such director is also covered by such insurance when traveling with the director on business trips for the Company. The Company pays the premiums for such insurance. The total premiums for coverage of all non-employee directors and their spouses during the year ended December 31, 2011 was $1,400.

What is the Process for Identifying and Evaluating Director Candidates?

As stated in the Motorola Mobility Board Governance Guidelines, when selecting directors, the Board and the Governance and Nominating Committee will review and consider many factors, including experience in the context of the Board’s needs, leadership qualities, diversity, ability to exercise sound judgment, existing time commitments and independence. It will also consider ethical standards and integrity.

The Governance and Nominating Committee will consider nominees recommended by Motorola Mobility stockholders provided that the recommendation contains sufficient information for the Governance and Nominating Committee to assess the suitability of the candidate, including the candidate’s qualifications. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Committee and management receive.

The Governance and Nominating Committee will consider recommendations from many sources, including members of the Board and search firms. The Governance and Nominating Committee recommended the re-election of Dr. Jha, Mr. Barfield, Ms. Jackson, Mr. Meister, Mr. Meredith, Mr. Ninivaggi, Mr. Stengel, Mr. Vinciquerra and Mr. Viterbi. In 2010, Carl C. Icahn and his related entities, our largest stockholder, recommended Mr. Ninivaggi as a director candidate and the Company agreed to nominate him for 2010 through 2013 pursuant to a Letter Agreement with the Company dated November 30, 2010 attached to our amended Registration Statement on Form 10. From time to time, as needed, Motorola Mobility will hire global search firms to help identify and facilitate the screening and interview process of director nominees. We expect that the search firm will screen candidates based on the Board’s criteria, perform reference checks, prepare a biography for each candidate for the Committee’s review and help arrange interviews. The Committee will conduct interviews with candidates who meet the Board’s criteria and will do a robust assessment of the candidate.

PROPOSAL NO. 2

APPROVAL OF THE MATERIAL TERMS ALLOWING FOR CERTAIN PERFORMANCE-BASED AWARDS UNDER THE COMPANY’S 2011 INCENTIVE COMPENSATION PLAN

Our Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan (the “Plan”) was initially adopted on December 13, 2010, prior to the Separation, by our Board of Directors and by our Former Parent, who was our sole stockholder at the time. The Plan authorizes the grant of stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance-based awards, other awards based on the Common Stock and performance bonus awards to our to officers, other employees, non-employee directors and consultants of our Company, subsidiaries and other affiliates.

Purpose of Proposal

We are asking our stockholders to approve the material terms of the Plan that allow for the granting of performance-based awards under the Plan that, if desired, qualify in accordance with the exception for “qualified performance-based compensation” that is set forth in treasury regulations issued with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Even though the Plan is unchanged from the form we approved December 13, 2010, stockholder approval of these Plan terms is one of the requirements for allowing us to continue to make awards that will be tax-deductible by us as performance-based compensation. If stockholder approval of this proposal is not received, the Plan will remain in full force and effect, except that future awards may not be made in a manner that qualifies for an exception to Section 162(m).

Generally, Section 162(m) limits a corporation’s income tax deduction for compensation paid to certain executive officers who are “covered employees” within the meaning of Section 162(m) to $1,000,000 per person per year unless the compensation qualifies as “performance-based compensation.” In general, for certain performance-based awards granted after the

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Annual Meeting under the Plan to qualify as “performance-based compensation,” the material terms under the Plan relating to performance-based compensation must have been approved by our stockholders. For purposes of Section 162(m), the material terms of the performance-based awards include (i) the participants eligible to receive compensation under the Plan, (ii) a description of the performance criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid under the performance goal. Awards that were granted under the Plan prior to the Annual Meeting already qualify as “performance-based compensation,” and do not require approval of our stockholders because our Former Parent adopted the Plan prior to the Separation.

We are asking you to approve the material terms under the Plan relating to performance-based compensation to ensure that we have the discretion to grant certain awards following the Annual Meeting under the Plan that comply with the performance-based compensation exception to Section 162(m). Approval of the material terms of the Plan’s performance goals will not increase the authorized number of shares available under the Plan, will not require that any or all awards be designed to qualify for the performance-based compensation exception to Section 162(m), and will not raise any other limitation under the Plan. In other words, stockholder approval is merely permissive in that it authorizes—but does not require—that awards under the Plan be designed to qualify for the performance-based compensation exception to Section 162(m).

The following is a summary of these and other material terms of the Plan. All statements herein are intended only to summarize the Plan and are qualified in their entirety by reference to the Plan itself, a copy of which is set forth in Appendix A.

Material Terms of the Performance-Based Compensation

Awards that are paid to certain named executive officers are potentially subject to the tax deduction limitations of Section 162(m). The limitations of Section 162(m) do not apply, however, to performance-based compensation that meets certain requirements, including stockholder approval of the eligibility requirements, business criteria for performance goals and individual award limits of the Plan pursuant to which such awards are made.

Eligibility. Officers, other employees, directors and consultants of the Company, its subsidiaries and affiliates are eligible to participate in the Plan. As of March 16, 2012, approximately 20,000 officers and other employees and 8 non-employee directors were eligible to be considered for the grant of awards under the Plan.

Award Limits. Under the Plan, no participant may receive in any calendar year (i) stock options, stock appreciation rights and other awards (other than Full Value Awards) relating to more than 6 million shares, (ii) restricted stock, restricted stock units and other Full Value awards, relating to more than 1.5 million shares, and (iii) cash awards, including any performance bonus award, in excess of $10,000,000. “Full Value Awards” for purposes of the Plan are any award other than a stock option, stock appreciation right or other award for which a participant pays a minimum of the fair market value of the shares, as determined as of the date of grant. Award limits that are expressed as a number of shares are subject to the adjustment provisions of the Plan as described below.

Performance Criteria. For awards that are intended to qualify for the performance-based compensation exception to Section 162(m), the criteria on which performance goals may be based under the Plan are limited to one or more of the following: earnings or net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, income, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on assets or net assets, return on equity or stockholders’ equity, return on capital, stockholder returns, return on sales, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share, market share, cost, ratio of debt to debt plus equity, ratio of operating earnings to capital spending, profit before taxes, net profit; economic profit, or sales growth; any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. (“Performance Criteria”). Depending on the Performance Criteria used to establish the performance goals, the performance goals may be expressed in terms of overall Company performance, the performance of an affiliate, the performance of a division or a business unit of the Company or an affiliate, or the performance of an individual.

20	PROXY STATEMENT

The Plan Committee (as defined below) may, in its discretion and to the extent consistent with and within the time prescribed by Section 162(m), provide that one or more objectively determinable adjustments shall be made to one or more of the performance goals for awards that are intended to qualify for the performance-based compensation exception to Section 162(m). Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP (or, if applicable, IFRS); (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

Summary of the Other Material Terms of the Plan

Purpose. We established the Plan to attract and retain the best available personnel, to provide additional incentives to eligible employees, directors and consultants, and to promote the success of the Company’s business by linking the personal interests of Plan participants to those of Company stockholders and by providing participants with an incentive for outstanding performance to generate superior returns to Company stockholders.

Administration. The Plan is administered by the Board or a committee which consists solely of two or more members of the Board, each of whom is (i) an “independent director” under the New York Stock Exchange rules, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) a Non-Employee Director as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”) (the “Plan Committee”); however, the Board is the administrator of the Plan with regard to awards to non-employee members of the Board. The Plan Committee may also delegate its authority, other than with regards to officers under Section 16 of the Exchange Act or covered employees under Section 162(m) of the Code, to the extent permitted by the Plan or applicable law.

Subject to the provisions of the Plan, the Plan Committee, in its complete discretion, has the exclusive authority to administer the Plan, including the power to (1) designate participants to receive awards under the Plan; (ii) determine the type or types of awards to be granted to each participant; (iii) determine the number of awards to be granted and the number of shares of Common Stock to which an award will relate; (iv) determine the terms and conditions of any award, including the exercise price, purchase price, vesting term and forfeiture provisions applicable to an award and (v) interpret the terms of the Plan or any award agreement. The Committee’s interpretation of the Plan, awards granted under the Plan, award agreements, and all other decisions and determinations made with respect to the Plan is final and binding.

Authorized Shares. Under the Plan, the maximum number of shares of Common Stock that may be issued is 68,000,000 (a) less any shares that are distributed under the Company’s Legacy Plan and (b) plus any shares subject to an award under the Company’s Legacy Plan that are not issued and delivered to a participant for any reason. All awards granted since the Separation have been granted under the Plan.

Shares will not be considered as issued for purposes of the Plan unless and until they are actually issued and delivered to a participant. Shares that were previously subject to awards may become available for subsequent grant under the Plan under certain circumstances including, when awards terminate, expire, lapse, or are settled in cash, or when shares of Common Stock are tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to an award. In addition, shares that are not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right, shall not be treated as issued under the Plan. The number of shares of Common Stock that may be issued under the Plan may also be adjusted, as appropriate, to reflect certain changes to the capitalization of the Company, such as a stock split, stock dividend, reclassification of stock or other similar event, that may affect the shares of Common Stock.

The closing price for our shares of Common Stock on the New York Stock Exchange as of April 13, 2012 was $39.14 per share.

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Types of Awards

Stock Options. Both nonqualified and incentive stock options may be granted under the Plan. The Plan Committee will determine the number of shares subject to each option, the exercise price per share, the time or times at which the option may be exercised, whether any performance or other conditions must be satisfied before a participant may exercise an option, the method of payment by the participant, the method of delivery of shares to a participant and all other terms and conditions of the option. However, the exercise price of an option may not be less than the fair market value of a share of Common Stock on the date of grant, and no option may be exercisable later than the 10th anniversary of its grant.

The Plan Committee, in its discretion, has the right to substitute a stock appreciation right (or “SAR”) for a participant’s option at any time prior to or upon the exercise of such option. Any substitute SAR will be applicable to the same number of shares as the participant’s original substituted option.

Stock Appreciation Rights. The Plan Committee may grant SARs. A SAR is a right to receive, upon exercise of the right, an amount, payable in shares, cash or a combination of both, that is equal to the excess of (1) the fair market value of the Common Stock on the date of exercise of the SAR over (2) the exercise price set forth in the award agreement, multiplied by the number of shares for which the SAR is exercised. The Plan Committee is authorized to determine the eligible individuals to whom grants of SARs will be made, the exercise price per share subject to a SAR, the time or times at which a SAR may be exercised, and all other terms and conditions of the SAR. However, the exercise price of a SAR may not be less than the fair market value of a share on the date of grant and term of any SAR may not exceed 10 years.

The Committee, in its discretion, has the right to substitute a SAR for a participant’s stock option at any time prior to or upon the exercise of such option. Any substitute SAR may be settled only in shares and will apply to the same number of shares subject to the substituted stock option.

Restricted Stock and Restricted Stock Units. The Plan Committee may grant awards of restricted stock or restricted stock units. Restricted stock consists of shares which are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. A restricted stock unit (or

“RSU”) is the right to receive a share at a future date after the RSU vests. With regards to restricted stock awards, the Plan Committee is authorized to determine the eligible individuals to whom grants will be made, the number of shares subject to such grants, the purchase price, if any, to be paid for each share subject to the award of restricted stock (which price shall not be less than the par value of a share of Common Stock or such higher amount required by applicable law), the time or times when the substantial risk of forfeiture will lapse, the time or times at which the restrictions will terminate, and all other terms and conditions of the restricted stock. With regard to RSUs, the Plan Committee is authorized to determine the eligible individuals to whom grants will be made, the number of shares subject to such grants, the vesting conditions entitling a participant to settlement of the RSU, the form of settlement and the date on which settlement of a vested RSU will be paid.

Performance-Based Awards Including Performance Bonus Awards. The Plan Committee has the authority to grant to certain officers of the Company awards that vest and become payable based on attainment over a specified performance period of performance goals using performance criteria set out in the Plan. These performance awards may be paid in shares or in cash or cash equivalent or in any combination of cash, cash equivalent or shares. These performance-based awards may—or may not—be designed to qualify for the performance-based compensation exception to Section 162(m).

Other Stock-Based Awards. The Plan Committee has the authority to grant other awards based on the Common Stock, including dividend equivalents and payments of shares, to eligible persons subject to the terms and conditions of the Plan and such other terms and conditions as determined by the Plan Committee, which awards may be payable in shares or in cash or cash equivalent or in any combination of cash, cash equivalent or shares.

Change of Control. Unless otherwise determined at the time of grant of an award, generally if awards are not converted, assumed or replaced by a successor entity in connection with a Change of Control (as defined under the Plan), then immediately prior to the Change in Control, the awards will become fully vested, fully exercisable and all forfeiture restrictions on the awards will lapse, and in connection with the Change in Control, all awards shall terminate and cease to be outstanding. If awards are converted, assumed, or replaced after a Change of Control, the

22	PROXY STATEMENT

Plan Committee has the discretion to accelerate vesting and cause all forfeiture restrictions to lapse upon the termination of the participant’s employment or service under specified circumstances or within a specified time after the Change in Control. In anticipation of or upon a Change in Control, the Plan Committee may terminate all awards outstanding at a specific time in the future, including, but not limited to, the date of such Change in Control, and give participants the right to exercise their awards during a period of time determined by the Plan Committee.

Transferability. Unless the Plan Committee determines otherwise, no award may be assigned, transferred or otherwise disposed of by a participant, except by will or the laws of descent and distribution. In addition, no right or interest in any award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a subsidiary, or may be subject to any lien, obligation, or liability of a participant.

Adjustment of Shares. In the event of a merger or consolidation of the Company, exchange of Common Stock, corporate distribution or certain other events specified in the Plan that affect the Common Stock or the Company (a “Corporate Transaction”) the Plan Committee has the discretion to take any action in order to prevent dilution or enlargement of benefits intended to be made available under the awards or to facilitate or address a Corporate Transaction, including, but not limited to, any of the following actions: (i) termination or replacement of any award in exchange for cash equal to the amount (if any) that would have been attained under the award or other property; (ii) assumption or substitution of an award by a successor or survivor corporation; (iii) adjustment in the number and type of shares subject to outstanding awards; (iv) acceleration of vesting of an award; or (v) termination of an award.

In the event of an Equity Restructuring (as defined under the Plan), the number and type of shares subject to outstanding awards and the exercise price will be equitably adjusted and the aggregate number and kind of securities that may be issued under the Plan (and the per participant award limitations) will be adjusted to the extent the Plan Committee deems appropriate.

Amendment and Termination. The Plan expires on January 4, 2021, unless terminated earlier by the Plan Committee. No award may be granted after the Plan expires, and no “incentive stock option” may be granted after the 10th anniversary of the date the Plan was approved by the Board. Any award that is outstanding as of the date the Plan expires will continue in force according to the terms set out in the award agreement.

The Plan Committee may terminate, amend or modify the Plan. However, stockholder approval may be required for certain types of amendments under applicable law or regulatory authority. Except as may be provided in an award agreement or the Plan, no amendment to the Plan may adversely affect the terms and conditions of any existing award in any material way without a participant’s consent.

Material U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the Plan to us and to participants in the Plan who are subject to U.S. federal taxes. The summary is based on the Code, the U.S. Treasury regulations promulgated thereunder, rulings and other guidance issued by the Internal Revenue Service and judicial decisions as in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be relevant or important to participants in the Plan, including U.S. gift or estate tax consequences or foreign, state or local tax consequences.

Incentive Stock Options. Although we have not granted incentive stock options (“ISOs”) to date under the Plan, and do not anticipate doing so in the immediate future, generally, a participant does not recognize taxable income upon the grant, vesting or upon the exercise of an ISO. Upon the sale of ISO shares, a participant generally recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the participant has not disposed of the shares within two years after the date of grant and has held the shares for at least one year after the date of exercise. The exercise of an ISO may, under some circumstances, trigger liability for the alternative minimum tax.

If a participant sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the participant recognizes ordinary income to the extent of the lesser of (l) the gain realized upon the sale or (2) the difference between the exercise price and the value of the shares on the date of exercise.

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The Company will be entitled to a tax deduction equal to the ordinary income, if any, recognized by the participant.

Any additional gain is treated as long-term or short-term capital gain depending upon how long the participant has held the ISO shares prior to disposition.

Non-Qualified Stock Options. A participant does not recognize taxable income upon the grant or vesting of an NSO. Upon the exercise of such a stock option, the participant recognizes ordinary income to the extent the value of the shares received upon exercise on the date of exercise exceeds the exercise price. The Company will be entitled to a tax deduction equal to the ordinary income, if any, recognized by the participant.

Stock Appreciation Rights. A participant does not recognize taxable income upon the grant or vesting of a SAR. Upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount that the participant recognizes as ordinary income.

Restricted Stock. A participant who receives restricted stock does not generally recognize taxable income at the time of grant. Instead, the participant recognizes ordinary income in the first taxable year in which the shares become either (1) freely transferable or (2) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the value of the shares on the date of recognition less the cash, if any, paid for the shares.

A participant may file an election in accordance with Section 83 of the Code within 30 days of receiving restricted stock to recognize income at the time of receipt of the restricted stock rather than at the time the shares become freely transferable or no longer subject to substantial risk of forfeiture.

The Company will be entitled to a deduction for the same amount that the participant recognizes as taxable income.

Restricted Stock Units. In the case of an award of RSUs, the participant will not recognize taxable income at the time of grant. The participant will generally recognize ordinary income when the award is paid, in an amount equal to the fair market value of any shares received on the date of payment or delivery. The Company will be entitled to deduction in an amount equal to the taxable income recognized by the participant.

Performance Based Awards. A participant generally will not recognize income upon the grant of performance shares or performance units. Upon the distribution of cash or shares to the participant pursuant to the terms of the performance shares or units, the participant generally will recognize compensation taxable as ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid by the participant with respect to the performance shares or units. The Company will be entitled to deduction in an amount equal to the taxable income recognized by the participant, subject to the deduction conditions and limits applicable under Section 162(m) of the Code.

Other Awards. In the case of other awards, a participant generally will recognize ordinary income when the award is paid, and the Company will be entitled to a corresponding deduction during the taxable year in which the participant recognizes income. The amount recognized will be equal to the fair market value of the shares on the date of delivery or cash received by the participant. A participant takes a tax basis in shares in an amount that is equal to the fair market value of those shares on the date of delivery.

Section 409A. Section 409A of the Code is applicable to an award under the Plan if compensation related to the award is deferred to a succeeding year. If applicable, certain requirements related to the time, manner and form of election to defer the income attributable to the award must be met, and certain conditions related to the distribution of the compensation must be satisfied. Failure to satisfy these requirements may result in the imposition of potentially significant penalties to the participant. Section 409A will generally not be applicable to stock options and SARs granted under the Plan because the exercise price of stock options and SARs under the Plan will be at least equal to the fair market value of the Common Stock on the date of grant. It will also generally not be applicable to grants of restricted stock. Although Section 409A may apply to RSUs and other types of awards under the Plan, it is the Company’s intention to structure these awards in a manner that would avoid any tax penalties under Section 409A.

24	PROXY STATEMENT

Plan Benefits

Because it is within the discretion of the Plan Committee to determine whether or not to make Awards that are intended to qualify for the performance-based compensation exception to Section 162(m), as well as which officers, employees and consultants will receive such awards, and furthermore is within the Board’s discretion to determine which non-employee directors, receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the Plan, or the amount of awards, or whether or not they will qualify for the performance-based compensation exception to Section 162(m).

However, please refer to the description of stock option and restricted stock unit grants made to our non-employee directors in the last fiscal year under the heading “Director Compensation Table” and the description of stock options, restricted stock and restricted stock unit grants and of non-equity incentive plan compensation under the Plan, made during the last fiscal year to our executive officers named in the 2011 Summary Compensation Table. As of December 31, 2011, an aggregate of 9,217,121 stock options, 318,792 restricted stock and 4,970,370 restricted stock units were outstanding under the Plan. The number of shares remaining available for future issuance as of December 31, 2011 under the Plan, are disclosed under the section captioned “Equity Compensation Information”.

The following table sets forth information with respect to equity and non-equity incentive awards granted since January 1, 2012, as of March 31, 2012, under the Plan to the named executive officers, the executive officers as a group, all current directors who are not executive officers, as a group, and all employees, including officers who are not executive officers, as a group. Grants made under the Plan during the prior fiscal year are disclosed as described above. The non-equity incentive plan compensation made under the Plan for 2012, if any, cannot be determined until 2012 performance is completed and reviewed. No equity awards other than restricted stock units have been granted to date in 2012, and such grants are not indicative of the performance-based awards that could occur in the future (whether or not this proposal receives shareholder approval).

Name and Position	Restricted Stock Units granted since January 1, 2012
Sanjay Jha Chairman and Chief Executive Officer	165,000
Marc E. Rothman, Senior Vice President, Chief Financial Officer	50,000
Daniel M. Moloney President	50,000
D. Scott Offer Senior Vice President, General Counsel	50,000
Scott Crum Senior Vice President, Chief People Officer	25,000
All current executive officers, as a group	408,750
All current directors who are not executive officers, as a group	0
All employees, including officers who are not executive officers, as a group	5,567,844

PROPOSAL NO. 3

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In connection with becoming an independent publicly traded company on January 4, 2011, the Motorola Mobility Board and management thoughtfully redesigned our executive compensation objectives, policies and programs for the businesses we are in and the strategic mission of the Company.

Principles for Motorola Mobility’s Compensation Program

Our compensation programs are designed to be strongly linked to performance by:

(1)	measuring performance at the individual, business segment and overall Company level;

(2)	leveraging the talent assessment program to closely align compensation to recent and relevant results;

(3)	providing highly differentiated rewards at the individual and business segment level, as warranted by performance; and

(4)	utilizing a high proportion of stock options in the long-term incentive program for executives.

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Our “at-risk” compensation programs (both short- and long-term) provide for significant upside for superior performance and downside for underperformance and align executives’ interests to those of our stockholders.

New Program and Practices

In 2011, Motorola Mobility, together with our Chairman and CEO, made several program decisions intended to enhance the effectiveness of rewards and align them to current best practices. For example, both our Chairman and CEO and our NEOs hired in 2010 voluntarily agreed to forego a tax gross up on a change in control. We have also eliminated tax gross ups under the change in control severance plan for newly hired or promoted executives and notified other participants that we are eliminating tax gross ups once the three year notice period under our Former Parent’s plan is concluded.

Several other program improvements are outlined in more detail in “Our Rewards Programs and Specific Improvements in 2011” section in the “Compensation Discussion and Analysis”.

Pursuant to Section 14A of the Securities Exchange Act, we are seeking stockholder advisory approval, commonly known as a “Say-on-Pay”, of the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement, through consideration of the following non-binding advisory resolution:

“Resolved, that the stockholders advise that they approve the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material in this Proxy Statement.”

The Board determined in 2011 to request this matter be considered by stockholders on an annual basis. Although your vote is advisory and not binding upon the Board, the Board and its Compensation and Leadership Committee take the outcome of the vote expressed by its stockholders into consideration for future executive compensation arrangements.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

The Audit Committee of the Board has appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Services provided to the Company and its subsidiaries by KPMG LLP in fiscal year 2011 are described under “Audit Committee Matters—Independent Registered Public Accounting Firm Fees”.

We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of good corporate practice.

Representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of KPMG LLP. Abstentions will have the same effect as a vote “Against” the proposal.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE RATIFICATION OF KPMG LLP.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity compensation plan information as of December 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted-average exercise price of outstanding options and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by Motorola Mobility stockholders(2)	29,035,008	(3)(4)	$30.99	32,416,919	(5)
Equity compensation plans not approved by Motorola Mobility stockholders	0		N/A	0
Total	29,035,008		$30.99	32,416,919

(1)	The weighted-average exercise price does not include outstanding restricted or deferred stock units which have no exercise price.

(2)	Plans were approved in December 2010 prior to the Separation by our Former Parent as our sole stockholder.

(3)	This includes shares subject to 20,018,478 stock options and an aggregate of 9,016,530 restricted stock units and deferred stock units, outstanding under the Company’s Legacy Incentive and the 2011 Incentive Compensation Plans. Each restricted or deferred stock unit is intended to be the economic equivalent of one share of Common Stock.

(4)	This does not include 12,479 outstanding stock appreciation rights (“SARs”). These SARs enable the recipient to receive, for each SAR granted, a settlement amount equal to the excess of the fair market value of one share of Common Stock on the date the SAR is exercised over the fair market value of one share of Common Stock on the date the SAR was granted. These SARs may only be settled in cash. No security is issued upon the exercise of these SARs.

(5)	These shares remain available for future issuance under the Company’s 2011 Incentive Compensation Plan. Subject to the Merger Agreement, in addition to stock options, other equity benefits which may be granted under the 2011 Incentive Compensation Plan are stock appreciation rights, restricted stock, restricted stock units, deferred stock units and other share-based awards, including performance based awards. The Company’s 2011 Employee Stock Purchase Plan was terminated effective as of November 1, 2011.

PROXY STATEMENT	27

OWNERSHIP OF SECURITIES

Security Ownership of Management and Directors

The following table sets forth information as of March 31, 2012, regarding the beneficial ownership of shares of Motorola Mobility Common Stock by each director and nominee for director of the Company, by the persons named in the Summary Compensation Table (the “Named Executive Officers”), and by all current directors, nominees and executive officers of the Company as a group. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities.

	Total Shares Beneficially Owned
Name	# of Shares(1)		% of Class
Sanjay K. Jha	6,981,898	(2)(3)	2.22	%(2)
Jon E. Barfield	14,377	(4)	*
Jeanne P. Jackson	17,585	(4)	*
Keith A. Meister	21,345	(4)	*
Thomas J. Meredith	195,062	(4)(5)	*
Daniel A. Ninivaggi	15,730	(4)	*
James R. Stengel	27,926	(4)	*
Anthony J. Vinciquerra	26,027	(4)	*
Andrew J. Viterbi	37,894	(4)	*
Marc E. Rothman	222,689	(6)	*
Daniel M. Moloney	361,040	(7)	*
D. Scott Offer	132,527	(8)	*
Scott A. Crum	122,048	(9)	*
All current directors, nominees and current executive officers as a group (17 persons)(10)	8,478,369	(10)	2.49	%(2)

*	Less than 1%

(1)	This column includes: (1) shares under exercisable options on March 31, 2012 and options which become exercisable within 60 days thereafter; and (2) restricted stock and stock units which are deemed to be beneficially owned on March 31, 2012 or 60 days thereafter. Restricted stock and stock units without voting rights are not deemed beneficially owned until the restrictions have lapsed. We include such restricted stock and stock units in the column “# of Shares” as noted, but they are excluded from the computation of percentages of shares owned. Each stock unit is intended to be the economic equivalent of a share of Motorola Mobility Common Stock. Unless otherwise indicated, each person has sole voting and investment power over the shares reported.

(2)	Pursuant to Dr. Jha’s employment agreement, on January 28, 2011, he was granted post-separation equity awards (“Post-Separation Equity Awards”) in an amount that, together with his inducement equity awards received at the time of hire, represented approximately 1.8% ownership of the stock of Motorola Mobility. This amount was determined based upon a formula that took into account the Company’s initial market capitalization. This formula was included in his employment agreement originally entered into between Dr. Jha and our Former Parent with 90% of the award in stock options (“Post-Separation Option Award”) and 10% in restricted stock (“Post-Separation Restricted Stock Award”). On January 28, 2011 (the “Grant Date”), Dr. Jha was granted the Post-Separation Restricted Stock Award of 318,792 shares of restricted stock and the Post-Separation Option Award of 2,869,131 stock options to purchase shares of Company Common Stock with an exercise price based on the closing market value on the date of grant of $29.59. The Post-Separation Equity Awards vest, subject to continued employment, in three installments, each vesting date to be the later of (1) the date on which the average closing price of Motorola Mobility Common Stock over a 15 day trading period is 10% greater than the average closing price of Motorola Mobility Common Stock over its first 15 trading days, and (2) the first, second and third anniversary of the Grant Date, as applicable. On January 28, 2011, one third of the award vested pursuant to their terms. Dr. Jha’s total shares beneficially held and resulting ownership percentage in the table include Dr. Jha’s Post-Separation Restricted Stock Award which has voting rights, but does not include the unexercisable portion of Dr. Jha’s Post-Separation Option Award. For further information on Dr. Jha’s outstanding equity awards as of December 31, 2011, see the “Outstanding Equity Awards at 2011 Fiscal Year-End” table.

28	PROXY STATEMENT

(3)	Dr. Jha’s holdings include 212,529 shares that are subject to restrictions and 205,127 stock units that are subject to restrictions.

(4)	In connection with the annual equity grant to directors each directors holds 2,996 stock units that are subject to restrictions.

(5)	Mr. Meredith’s holdings include 19,699 stock units that are subject to restrictions from his time served as interim chief financial officer of our Former Parent.

(6)	Mr. Rothman’s holdings include 100,998 stock units that are subject to restrictions.

(7)	Mr. Moloney’s holdings include 210,048 stock units that are subject to restrictions.

(8)	Mr. Offer’s holdings include 84,385 stock units that are subject to restrictions.

(9)	Mr. Crum’s holdings include 82,701 stock units that are subject to restrictions.

(10)	All directors, Named Executive Officers and current executive officers as a group have sole voting and investment power over 151,152 of these shares and shared voting and investment power over 535,497 of these shares. Included under “Total Shares Beneficially Owned” are 856,163 stock units that are subject to restrictions and 6,630,765 shares under options exercisable on March 31, 2012 and within 60 days thereafter. Each stock unit is intended to be the economic equivalent of a share of the Company’s Common Stock.

No directors, nominees or current executive officers have pledged shares of the Company’s Common Stock pursuant to any loan or arrangement where there is an expectation that the loan or arrangement may be repaid by foreclosure or other recourse to the shares of Company Common Stock.

Security Ownership of Principal Stockholders

The following table sets forth information with respect to any person who is known to be the beneficial owner of more than 5% of the Company’s Common Stock.

	Total Shares Beneficially Owned
Name and Address	# of Shares	% of Class
Carl C. Icahn and related entities, 767 Fifth Avenue, 47th Flr., New York, NY 10153(1)	26,000,000(2) shares of Common Stock	8.61%

(1)	A Schedule 13D/A (the “Icahn Schedule 13D”) was filed with the Securities and Exchange Commission on January 12, 2011, as amended on February 6, 2012, filed jointly by Carl C. Icahn and the following related entities (collectively, the “Reporting Persons”): (1) High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc. and Beckton Corp., each of whose address is White Plains Plaza, 445 Hamilton Avenue-Suite 1210, White Plains, NY 10601, and (2) Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, and Icahn Partners Master Fund III LP, each of whose address is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands. The Icahn Schedule 13D indicates that, as of the date of the Icahn Schedule 13D, High River Limited Partnership (“High River”) directly beneficially owns 5,200,001 shares; Icahn Partners LP (“Icahn Partners”) directly beneficially owns 8,117,466 shares; Icahn Partners Master Fund LP (“Icahn Master”) directly beneficially owns 8,443,969 shares; Icahn Partners Master Fund II L.P. (“Icahn Master II”) directly beneficially owns 2,944,294 shares; and Icahn Partners Master Fund III L.P. (“Icahn Master III”) directly beneficially owns 1,294,270 shares. Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of each of Barberry and Beckton. Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Reporting Persons.

(2)	Solely based on information in the Icahn Schedule 13D, as of the date of the Icahn Schedule 13D.

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COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe the material components of our executive compensation program for the following named executive officers (the “NEOs”) whose compensation is set forth in the 2011 Summary Compensation Table and other compensation tables contained in this Proxy Statement:

•	Sanjay K. Jha, our Chairman and Chief Executive Officer;

•	Marc E. Rothman, our Senior Vice President, Chief Financial Officer;

•	Daniel M. Moloney, our President;

•	D. Scott Offer, our Senior Vice President, General Counsel; and

•	Scott Crum, our Senior Vice President, Chief People Officer.

We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation and Leadership Committee of our Board of Directors (the “Compensation Committee”) arrived at the specific compensation policies and decisions involving the NEOs.

Executive Summary

2011 Highlights

2011 has been a very exciting year for us. On January 4, 2011, we completed our spin-off from Motorola, Inc. (our “Former Parent”), becoming a separate company with our own equity securities trading on the New York Stock Exchange (the “Separation”). Subsequently, on August 15, 2011, we entered into the Agreement and Plan of Merger (the “Merger Agreement”) with Google Inc. (“Google”) and a wholly owned subsidiary of Google (the “Google Transaction”).

Upon completion of the Google Transaction, the Company’s stockholders are expected to receive $40 per share which represents approximately a 63% premium over $24.47, the closing price of Company common stock the last trading day before the transaction was publicly announced. The Google Transaction offers significant value for our stockholders and we are pleased with the efforts of employees to bring the Company to this point.

Our common stock began trading on the New York Stock Exchange on January 4, 2011 at $31.17 per share. Our common stock price closed for the year on December 30, 2011 at $38.80 per share, representing 24.5% stock price appreciation for the year. This does not include the approximate 20% closing stock appreciation increase that occurred during the “when-issued” market trading in the weeks prior to the Separation from $25.05 to $30.24. Our 2011 stock price appreciation of 24.5% compares favorably to that of the Standard & Poor’s 500 at 1.2% and that of our compensation peer group of -15.3% on average over the same period.

In early 2011, we made several significant changes to our executive compensation program in response to the feedback received from stockholders through our Former Parent’s advisory vote on executive compensation. These changes included the following:

•	the elimination and minimization of tax “gross up” payments;

•

the reduction of the potential payments and benefits in the event of a change in control of the Company for new participants from a three-times multiple to a two-times multiple, as well as the group of executive officers eligible to receive such payments and benefits; and

•

the alternation of the mix and weighting of our incentive compensation arrangements to more directly link our executive compensation with our financial performance as a separate publicly-traded company.

For a detailed discussion of these changes and others, see “Our Rewards Programs and Specific Improvements in 2011” below.

Equity award levels in 2011 were higher than our standard design due to the one-time event of Separation. Dr. Jha’s equity awards in 2011 were a result of obligations under his employment agreement originally entered into with our Former Parent in August 2008 that were assumed by the Company in the Separation and represented the low end of the equity range formula in the agreement. Other equity awards to the named executive officers (“NEOs”) in 2011 included one-time, larger than our standard median target equity awards made to key individuals critical to the success of the Company as part of the Separation and formation of our new Company, which are common market practices for spin-off transactions. However, in 2012, annual equity awards returned to target median market practices.

Impact of 2011 Stockholder Advisory Vote on Executive Compensation

In May 2011, we conducted a non-binding advisory vote on the compensation of the NEOs,

30	PROXY STATEMENT

commonly referred to as a “say on pay” vote, at our Annual Meeting of Stockholders. Our stockholders approved the compensation of the NEOs, with approximately 86% of the votes cast on the proposal voted in favor of our executive compensation program.

As the Compensation Committee evaluated our executive compensation policies and practices throughout 2011, it was mindful of the strong support our stockholders expressed for our compensation philosophy and objectives. As a result, the Compensation Committee retained our general approach to executive compensation, with an emphasis on incentive compensation that rewards our most senior executives when they deliver value for our stockholders and in light of both the pending Google Transaction and the numerous changes in early 2011, we have not made additional significant changes to our compensation programs, except as described below in “Merger Update”.

Consistent with the recommendation of the Board of Directors and the preference of our stockholders as reflected in the advisory vote on the frequency of future say on pay votes conducted at our Annual Meeting of Stockholders, the Board of Directors has adopted a policy providing for annual advisory votes on the compensation of the NEOs.

Merger Update

As previously disclosed, we expect to complete the proposed Google Transaction during the first half of 2012 (such actual time being the “Merger Closing”).

Pending the Merger Closing, we have agreed to administer our executive compensation program subject to the following conditions and limitations:

•

since the Google Acquisition was not completed by December 31, 2011, we were permitted, in calculating the annual bonuses for 2011 under the MIP to use a business performance factor based on the greater of (a) the Company’s actual financial performance as measured by the corporate and business segment goals established for the year or (i) 75% (the mutually agreed upon factor, which is an estimated result in the absence of business and operational limitations placed on the Company by the Merger Agreement). This same right exists for the 2012 annual bonuses payable under the MIP if the merger has not been completed by December 31, 2012. For a detailed discussion of the MIP, usage of these factors and the calculation of bonus amounts, see the section entitled “2011 MIP Business Performance Targets and Results; Impact of Pending Google Transaction”;

•	stock options may not be granted after the date of the Merger Agreement, while full value equity awards, such as RSU awards, may continue to be granted; and

•

we may make ordinary-course promotions so long as any compensation adjustments do not increase our cash compensation expense by more than 5% in any one-year period; provided, however, that, if the merger does not close by August 15, 2012, we may make compensation adjustments for our executive officers and directors consistent with market practices.

At the Merger Closing, outstanding stock options and RSU awards granted by us as a substitute for our Former Parent stock options and RSU awards granted prior to 2011 will fully vest upon the Merger Closing and be paid out at $40.00 per share less the exercise price for each share of our common stock subject to such stock options and $40.00 per share for each share of our common stock subject to such RSU awards, in each case less all applicable tax withholdings. Outstanding and vested stock options and RSU awards granted under the Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan will be paid out at $40.00 per share less the exercise price for each share of our common stock subject to such stock options and $40.00 per share for each share of our common stock subject to such RSU awards, in each case less all applicable tax withholdings. Outstanding and unvested stock options and restricted stock (“RSA”) awards and RSU awards granted under the Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan in 2011 and 2012 will be converted to an award of equivalent value in stock options, RSA awards, and RSU awards, respectively, for shares of Google common stock.

The Merger Agreement and related materials can be found in the Company’s SEC filings at www.sec.gov.

Our Rewards Objectives and Guidelines

In connection with becoming a new publicly traded company on January 4, 2011, we had the opportunity to redesign our executive compensation objectives, policies, practices and programs for the businesses we are in and to align with the strategic mission of the Company. We designed our compensation programs and practices to drive financial performance, incentivize execution on our business strategy and support a change in culture. Our new programs and practices reward superior performance

PROXY STATEMENT	31

on an individual, business segment and overall Company level and provide long-term incentives to employees in roles critical to our future. Our objective is to provide a total compensation package that is competitive and that allows for significant upside when superior performance is achieved and less than target when performance is below expectations.

Components of Executive Pay: Each pay component plays a different and important purpose in an employee’s overall compensation and each component is influenced by different elements of our talent assessment.

•	Base salary and merit increases in base salary are influenced primarily by market competitiveness and an individual’s skill set relative to his or her role requirements.

•	Short-term incentives reward recent individual and business performance and results.

•	Equity awards recognize strategic potential and criticality of the role to the Company, longer term business contributions, and are also recognized as a long-term retention tool.

Competitive Position: Our rewards programs and levels generally target median market practices of our comparator group for the industries and locations in which we operate through designs that link Company, business segment, and individual performance. The Compensation Committee and, for certain employees, Dr. Jha have discretion to set individuals’ total compensation above or below the median market levels for strategic positions when the value of the role and the individual’s experience, performance and specific skill set justifies variation.

Guiding Principles: The following were the guiding principles for the development and implementation of our rewards programs:

1. Be Market Competitive

Our compensation programs (base salary, annual and long-term incentives) and benefits target the median of our comparator group (which is described below), but may provide long-term incentive opportunities that are above the market median for a select group of key strategic talent. The mix of compensation and benefits seeks to be competitive within the high technology industry, and achieve market competitiveness for each program as appropriate given their cost and complexity.

2. Pay for Performance

Our compensation programs are strongly linked to performance by: (a) measuring performance at the individual, business segment and overall Company level, (b) leveraging the talent assessment program to closely align compensation to recent and relevant results, (c) providing highly differentiated rewards at the individual and business segment level, as warranted by performance, and (d) utilizing a high proportion of stock options in the long-term incentive program for executives. Additionally, our “at-risk” compensation programs (both short and long-term) provide for significant upside for superior performance and downside for underperformance without encouraging unnecessary and excessive risk taking that could have a material adverse effect on the Company. When performance goals are not met, we are committed to reducing or eliminating short-term incentive bonuses and have an annual incentive plan that permits us the flexibility to do so on an individual, business segment or overall Company level.

3. Align Equity Awards to Business Strategy

We seek to effectively use equity awards as a tool to differentiate, reward and retain strategic talent who are expected to have the greatest impact on the Company’s future results. This concentrates our equity awards on strategic talent with the largest grants being awarded to critical talent. With such efforts, we seek to maintain market competitiveness by high technology industry standards.

4. Limit Perquisites and Gross Ups

We strive to limit executives’ perquisites to those which are market competitive or considered necessary to help ensure our executives perform better and with fewer distractions.

Our Rewards Programs and Specific Improvements in 2011

We made the following specific improvements to both our Chairman and CEO’s compensation and our program design in early 2011 shortly following the Separation in recognition of stockholder concern expressed the prior year in our Former Parent’s stockholder advisory vote on executive compensation.

Our Chairman and CEO’s Compensation

Unique circumstances demanded our Former Parent attract a top quality leader for the Mobile Devices business, particularly to accomplish the

32	PROXY STATEMENT

Separation. The Compensation Committee of our Former Parent’s Board of Directors determined it was necessary to have Dr. Jha’s employment agreement reflect a competitive and compelling compensation package involving a significant amount of “at-risk” equity. Attracting Dr. Jha to our Former Parent required both guaranteeing certain elements of compensation and also providing inducements to accept the additional risk of leading a turnaround. One such provision to attract Dr. Jha was his 2011 equity grant which was determined using the formula defined by our Former Parent in his employment agreement, originally entered into with our Former Parent and assumed by the Company in the Separation. This grant was larger than our standard median target equity design, because our Former Parent designed this award formula to attract Dr. Jha to our Former Parent and incentivize Dr. Jha’s performance in the Separation. In early 2011, the Compensation Committee reviewed the various aspects of Dr. Jha’s compensation. As a result, Dr. Jha, the Chairman and CEO, and the Company’s Compensation Committee made significant changes to these arrangements and certain provisions are no longer applicable, as described below:

•

Forego Tax Gross Ups. Dr. Jha voluntarily amended his employment agreement (as originally entered into with our Former Parent) in early 2011 to: (1) forego and eliminate a provision calling for a tax “gross up” payment in the event of the imposition of an excise tax in connection with a change in control of the Company under Internal Revenue Code (“IRC”) Section 280G , and (2) forego and eliminate a provision calling for a tax “gross up” payment in connection with his temporary housing allowance.

•	Forego Loss on Sale. Dr. Jha voluntarily amended his employment agreement (as originally entered into with our Former Parent) in 2011 to forego the loss on sale provision for home relocation.

•

No Contingent Payment Possible. On January 4, 2011, by nature of the Separation occurring, the Contingent Payment of $38 million in the event the Company did not separate expired and was no longer possible for Dr. Jha. At the time of his original employment agreement with our Former Parent, the Contingent Payment was considered necessary in order to attract an executive of his unique caliber and experience to tackle the challenges and career risks associated with turning around the Mobile Devices business, particularly if circumstances precluded the Separation from occurring. This provision is expired and no longer applicable.

•

Low End of Separation Equity Range. In connection with the Separation and pursuant to his employment agreement, Dr. Jha was eligible to receive an equity award in an amount that, together with his inducement equity awards received at the time of hire, represented between 1.8% to 3.0% of the equity of the Company. His actual equity award received under this formula was equal to approximately 1.8% of the equity of the Company—on the lowest end of the range.

•

No LRIP Participation. Dr. Jha has never participated in our Former Parent’s long-range incentive plan (“LRIP”), which is a multi-year cash incentive plan, and the Company does not expect to implement such a plan in the near-term.

•

Exceeds Six Times Salary Stock Ownership Guideline. As discussed below, Dr. Jha is required to own shares of the Company’s stock equal to six times his annual base salary and his ownership far exceeds these guidelines.

Our Program Design

Motorola Mobility established its own compensation programs and practices for 2011. In addition to the changes involving our Chairman and CEO described above, several changes were made in 2011 to align our programs to current best practices and in ways intended to enhance the effectiveness of our rewards programs.

•

Gross Ups Eliminated or Minimized by: (1) eliminating tax gross ups under the change in control severance plan for executives hired or promoted in 2011 and beyond; (2) notifying the remaining executives with change in control in March of 2011 that we are eliminating tax gross ups once the three year notice period under our Former Parent’s change in control severance plan is concluded; and (3) Mr. Moloney and Mr. Crum, who were hired in 2010, voluntarily foregoing a tax gross up in the event of a change of control provided under the change in control severance plan for legacy participants without waiting for the conclusion of the three year notice period to eliminate this provision.

PROXY STATEMENT	33

•

Change in Control Benefits Reduced. We reduced the benefits for new participants under our change in control severance plan from a 3-times severance multiple to a 2-times severance multiple as discussed in “Change in Control Protection” and notified the remaining executives with change in control benefits that the severance multiple will be no greater than a 2-times severance multiple once the three year notice period under our Former Parent’s plan is concluded. We also limited our plan’s eligibility to a much smaller group of key executives.

•	Peer Group More Closely Tailored. For 2011, we updated the comparator group of peer companies to be more reflective of our businesses and size after the Separation from our Former Parent.

•

“At-Risk” Compensation Weighted. We designed our 2011 long term incentive program to have stock options be approximately two-thirds of long-term incentive value for executive officers to ensure amounts are “at-risk” based on performance and aligned with stockholders in a responsible manner without creating undue risk. Pursuant to the Merger Agreement, 2012 awards must be granted in full value awards, such as RSUs.

•

Eliminated Long-Term Cash Incentive Plans. We have not adopted a multi-year, long-term cash incentive plan for Motorola Mobility and instead have rebalanced our long-term incentives to be delivered in the form of equity awards.

•

Shifted Annual Equity Grant Timing. We accelerated the first annual equity grant to January from May in 2011 to coincide with the formation of a new, independent company and to align executives’ interests with stockholders and in 2012 continued annual grants in January.

•

Increased Differentiation and Pay-for-Performance. We increased differentiation by targeting annual equity awards to a more limited number of recipients expected to have the greatest impact on the Company’s future results and allowed for additional flexibility in the grant determination process. Further, we implemented a new annual bonus plan that permits us added flexibility to increase awards within limits and budgets or reduce awards to zero.

•

More Direct Link from Performance to Results. As a smaller company with fewer segments, our long-term equity and short term bonus programs in 2011 had a more direct link for individual and team performance to the stock price of the Company, creating enhanced incentives for superior performance. Our short-term incentive program known as the Motorola Mobility Incentive Plan (MIP) has three pools based on results from our new structure—Corporate, Mobile Devices, or Home—which more directly reflect the impact teams and individuals have over outcomes and payments, while still maintaining a smaller component for overall Company success.

•

Best Practice on Change in Control Trigger. We have a “double trigger” in the Change in Control Severance Plan, which requires that an executive be separated from service or terminate for good reason in conjunction with a change in control event before receiving any change in control payouts. We also have a “modified double trigger” in the 2011 Incentive Compensation Plan which provides that there is no acceleration of equity or performance awards if such awards are assumed or replaced by the successor. For awards that are assumed or replaced during a change in control, accelerated treatment is only afforded if the executive is separated from service or terminates for good reason within 24 months of the change in control event.

•

Clawback Policy. We have a recoupment policy applicable to our executive officers, also called a “clawback” policy, that provides for recoupment of incentive payments that are overstated as a result of the restatement of our financial results, thereby reducing incentives for excessive risk taking.

•

Stock Hedging Prohibited. We have an “anti-hedging” policy that prohibits all vice presidents and above, including our executive officers from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities, reducing incentives for excessive risk taking.

•

Independent Compensation Consultant. The Compensation Committee engages an independent compensation consultant who reports directly to the Committee and provides no other services directly or indirectly to Motorola Mobility.

34	PROXY STATEMENT

•

Risk Reviewed. The Compensation Committee, with the input of management and the independent compensation consultant, reviews an annual risk assessment of Motorola Mobility compensation practices and will make adjustments if undue risks are identified.

•

Target Median Compensation. We target the market median for total compensation as well as for each individual component of total direct compensation, with deviations when the criticality of the role, performance and specific skill set justifies variation.

Roles in Determining 2011 Compensation

The following provides an overview of the roles and responsibilities of the various parties involved in determining 2011 compensation:

Compensation Committee

•	Oversaw certain employee compensation and benefit programs, including approval of the incentive plan and related performance goals and the equity program.

•

Evaluated the performance and development of senior management and approved compensation actions involving members of the senior leadership team or any officer subject to Section 16(a) of the Securities Exchange Act of 1934 (a “Section 16 Officer”).

•	Reviewed CEO performance and recommended CEO compensation actions to the independent members of the Board for their concurrence.

•	Recommended the compensation program for non-employee directors to the Governance and Nominating Committee of the Board.

•	Assessed the risk exposure of all programs under the Compensation Committee’s purview.

Board of Directors

•	Approved CEO compensation actions, as recommended by the Compensation Committee.

•	Approved non-employee director compensation, as recommended by the Compensation Committee and the Governance and Nominating Committee.
•	Implemented actions regarding certain compensation and benefit plan matters, as required by the Compensation Committee’s charter.

CEO

•

Recommended compensation actions, together with Human Resources, involving members of the senior leadership team or any Section 16 Officer, other than himself. Dr. Jha was not involved in the preparation of or recommendations related to his compensation and did not participate in the discussions regarding his compensation or employment agreement at the Compensation Committee or Board meetings.

•	Recommended annual incentive plan performance goals to the Compensation Committee for its approval.

•	Took part in meetings and provided input on design of certain programs such as the short term incentive plan.

Senior Leadership Team

•	Executed the objectives of the total compensation program.

•	Each member approved all compensation actions for his or her respective function and was accountable for compliance with established governance procedures.

Human Resources

•	Supported the Compensation Committee in its work.

•	Per delegated authority, fulfilled various functions in administering the total compensation programs.

•	Along with the Committee’s independent consultant, prepared recommendations regarding NEOs compensation.

Independent Compensation Consultant

•

Carried out compensation reviews and evaluations as directed by the Compensation Committee including in-depth reviews of compensation programs and compensation specific to the CEO and Senior Leadership Team.

•	Participated in Compensation Committee meetings and provided input on compensation recommendations and programs.

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Independent Compensation Consultant Engagement

The Compensation Committee engaged an independent consultant, Compensia, Inc., a national compensation consulting firm, to advise them on the compensation strategy, program design, risk assessment, and compensation specific to the CEO and Senior Leadership Team, including the NEOs. Compensia does not have any other business or consulting relationships with the Company. In 2011, the fees paid by the Company to Compensia were $291,547.

Comparator Group and Survey Sources

The Compensation Committee reviews the composition of the peer comparator group at least annually to determine the appropriateness and applicability of the group as a reference when establishing its compensation programs and making individual compensation decisions for the NEOs. As a result of this review, the peer comparator group changed in mid-2011.

The Former Parent’s Compensation Committee established a comparator group for Motorola Mobility in the latter part of 2010 to compare companies of similar size and industry focus in planning for post-Separation compensation decisions. This core comparator group was used in late 2010 and early 2011 to analyze compensation components and pay levels; which include the majority of compensation decisions related to the NEOs in 2011.

This 2010/early 2011 core comparator group for Motorola Mobility included:

•   Advanced Micro Devices Inc.

•   Agilent Technologies Inc.

•   Apple Inc.

•   Broadcom Corp.

•   eBay, Inc

•   EMC Corporation

•   Garmin Ltd.

•   Micron Technology Inc.

•   Nokia Corporation

•   NVIDIA Corp.

•   QUALCOMM Inc.

•   Qwest Communications Int’l Inc.

•   Research in Motion Ltd.

•   SanDisk Corp.

•   Seagate Technology

•   Sprint Nextel Corp.

•   Telephone & Data Systems Inc.

•   Texas Instruments, Inc.

•   Western Digital Corp.

•   Yahoo Inc.

The Compensation Committee in conjunction with Compensia, the independent consultant, also determined that for equity programs in 2011 the core comparator group information should be augmented with data from companies similarly situated as the Company—that is a group of high technology companies that were spun off from a parent. This group included: Agilent Technologies, Avago, Expedia, Fairchild Semiconductor, Freescale Semiconductor, Metavante, Palm, Spansion, Teradata, Transcept, Tyco Electronics, and VMWare.

In mid-2011, the Compensation Committee updated and refined the core comparator group to more appropriately reflect the companies which Motorola Mobility competes with in the business market and labor market. This updated comparator group was used to analyze compensation components and pay levels from mid-2011 into 2012, and includes:

•   Agilent Technologies Inc.

•   Apple Inc.

•   Broadcom Corp.

•   Cisco Systems, Inc.

•   eBay, Inc

•   Echostar Corporation

•   Flextronics International, Ltd.

•   Garmin Ltd.

•   Harris Corporation

•   Juniper Networks, Inc.

•   LM Ericsson Telephone Co.

•   Logitech International SA

•   Motorola Solutions, Inc.

•   Nokia Corporation

•   NCR Corporation

•   NVIDIA Corp.

•   Polycom Inc.

•   QUALCOMM Inc.

•   Research in Motion Ltd.

•   SanDisk Corp.

•   TE Connectivity Ltd.

•   Texas Instruments, Inc.

•   Yahoo Inc.

To supplement the publicly available compensation data from the comparator group and obtain a more complete picture of the overall compensation environment for the broader executive group and, from time to time, the NEOs, the Company looks to multiple survey sources. During 2011, this supplemental data for some of the NEOs was derived from the following survey sources:

•	CHiPS Executive & Senior Management Total Compensation Survey, published by Pearl Meyer & Partners, LLC;

•	Towers Watson U.S. Compensation Data Bank (CDB) TriComp Executive Database; and

•	Radford Global Technology Survey, published by Radford, an Aon Hewitt consulting company.

Because these surveys contain competitive compensation market data on a number of companies

36	PROXY STATEMENT

spanning different industries, market analysis involves narrowing the available information to “data cuts” that most accurately reflect size, industry and competitive labor market. The “data cuts” for the supplemental data used for some of the NEOs during 2011 were:

•	the high-tech companies that comprise the comparator groups (dependent upon timing of survey) and participate in the above surveys;

•	an expanded comparator group that includes other high-tech companies;

•	all technology companies that participated in the above surveys; and

•	all companies that participated in the above surveys.

Compensation Mix

When making 2011 compensation decisions, the Compensation Committee considered the total direct compensation levels for each executive position against the median of similar positions in the peer comparator group of companies. The Compensation Committee intends to provide competitive total compensation, as well as provide a competitive level for each element of total compensation. As a result, the Compensation Committee did not specifically limit one element of compensation in response to the amounts potentially realizable under other compensation elements.

Although our executive compensation program is structured to be targeted at the median of the peer comparator group, the exact percentile may differ by individual executive officer and is based on their specific performance, experience, skill set, position and ability to impact business results. Additionally, to recognize the importance of becoming an independent company and reflecting the practices of other recent spin-offs of technology companies, long term incentives in 2011 were generally above the market, in the form of one-time, larger than our standard median target equity awards made to key individuals critical to the success of the Company as part of the Separation and formation of the Company. In keeping with the guiding principles of being “business driven” and “performance differentiated”, the Compensation Committee also structured the executive compensation program so that, generally, more than 80% of an NEO’s target total compensation was delivered in the form of performance-based incentives. The following graph highlights the specific 2011 target pay mix of each of the NEOs:

2011 NAMED EXECUTIVE OFFICER COMPENSATION

Base Salary

Base salary is the component of the compensation program designed to provide market competitive fixed compensation to attract and retain qualified talent. The base salary level for each NEO was generally targeted at the median of the peer comparator group for similar roles, but the exact percentile differed by individual. The Compensation Committee had the discretion to deviate from the targeted median when a NEO’s performance, experience and specific skill set warranted such a variation.

The table below summarizes the base salaries of the NEOs as effective January 10, 2011, which represents a merit increase and recognition of new roles as a separate publicly traded company for Messrs. Rothman, Moloney, Offer and Crum as compared to prior to this date. Dr. Jha’s 2011 base salary was established pursuant to his employment agreement.

Named Executive Officer	Base Salary in 2011
Dr. Jha	$1,200,000
Mr. Rothman	$520,000
Mr. Moloney	$670,000
Mr. Offer	$430,000
Mr. Crum	$435,000

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Additionally, increases to each NEO’s base salary were made in January 2012, except for Dr. Jha whose base salary remained the same. Such increases are based on their role and each NEO’s performance, experience, specific skill set and the Company’s efforts to maintain median compensation relative to the peer group market data for the role.

Short-Term Incentives

Short-term incentives are the component of the compensation program designed to reward our executive officers based on achievement of pre-established short-term (annual) performance goals and individual performance goals that support the Company’s broader business strategy. The Motorola Mobility Incentive Plan (the “MIP”) is an annual cash incentive plan that was adopted in 2011 to all employees (excluding those employees participating in a sales or other incentive plan), including the NEOs.

The primary objectives of MIP are to:

•	Focus employees’ attention on achievement of the critical operating goals of the business.

•	Link employee rewards to business results and their individual contribution in achieving business results.

•	Provide pay opportunities that are competitive with the peer comparator companies in order to attract and retain a high-performing workforce.

MIP Incentive Formula

MIP awards were a function of an individual’s target incentive opportunity, annual business performance and individual performance. The payout value of a MIP award to each individual is based on the following formula:

Individual Eligible Earnings	×	Individual Incentive Target %	×	Business Performance Factor	×	Individual Performance Factor	=	MIP Award

Individual Eligible Earnings: Individual Eligible Earnings equals the NEO’s base salary earnings during the incentive plan year.

MIP Individual Incentive Target: Individual Incentive Targets are based on peer group market data and are established as a percentage of eligible earnings. At the beginning of each year, the Compensation Committee designated individual target levels for each NEO. For 2011, the Individual Incentive Targets for the NEOs were generally targeted at the median of the peer comparator group. The 2011 MIP Individual Incentive Targets for the NEOs were as follows:

Named Executive Officer	Target as % Salary
Dr. Jha	200%
Mr. Rothman	100%
Mr. Moloney	100%
Mr. Offer	75%
Mr. Crum	75%

MIP Business Performance Factor: At the beginning of each year, the Compensation Committee established performance targets for both the Company as a whole and for specified business segments. Business Performance Factors, determined from actual performance results which impact the earned award, can range from 0% (no award paid) for below minimum financial performance to 200% for exceptional performance.

In 2011, business segment and corporate goals were established based on Profit Before Tax (“PBT) (or Operating Earnings for business segments), Controllable Free Cash Flow (“CFCF”), and Revenue which were considered to be the key drivers in determining the short-term success of the businesses and what the Compensation Committee believed impacted stockholder value creation in the longer term. The 2011 performance targets for the NEOs were based on the measurement and weighting of corporate goals as follows:

Measure	Weight	Definition

Profit Before Tax	50%	GAAP Profit Before Tax after Non-GAAP Adjustments (defined as Stock-Compensation Expense, Intangible Assets Amortization Expense, and Earnings Release Highlighted Items)

Controllable Free Cash Flow	25%	Operating Cash Flow calculated according to GAAP, excluding cash flow related to (i) income taxes, (ii) non-operating income or expense, and (iii) unallocated incentive and function costs, less Capital Expenditure. (Capital Expenditure is defined as the original cost of acquiring property, plant and equipment, as reported in the investing section of the cash flow statement per GAAP)

Revenue	25%	Calculated according to GAAP, Gross Revenues less returns, discounts, and other allowances

38	PROXY STATEMENT

2011 MIP Business Performance Targets and Results; Impact of Pending Google Transaction

The following table reflects the minimum, target and maximum levels for each of the 2011 MIP business performance factor measures that pertain to the NEOs, as well as the actual 2011 performance levels. Assuming business performance meets the minimum threshold for a payout, the formula allows for a range of 25% of the established target award level (at the minimum level of performance) to 200% of the established target award level (at the maximum level of performance). As permitted under the Merger

Agreement with Google, the Committee used a minimum Business Performance Factor of 0.75, which accounted for an estimated result in the absence of business and operational limitations placed on the Company by the Merger Agreement. This decision was based in part on analysis that showed a business performance factor of higher than 0.75 may have been achieved if the Merger Agreement had not been entered into, among other considerations.

Measure	Performance Level Required for:			Actual 2011 Performance	Resulting Business Performance Factor	Measure Weight	Weighted Result
	Minimum Payout	Target Payout	Maximum Payout
PBT	$275 million	$550 million	$950 million	$200 million	0.00	50%	0.00
CFCF	$215 million	$490 million	$890 million	$377 million	0.67	25%	0.17
Revenue	$12,300 million	$14,525 million	$16,500 million	$13,064 million	0.52	25%	0.13
Calculated Business Performance Factor							0.30
2011 Final Adjusted Business Performance Factor*							0.75

*	Adjustment described above as a result of the pending Google Transaction and as permitted under the Merger Agreement.

2011 MIP Individual Performance Factor and Payouts

Individual Performance Factors seek to establish a clear line of sight by linking the performance management process with the rewards employees receive. Individual performance is measured by both what an individual accomplishes (goal achievement) and how the individual accomplishes those goals (leadership behaviors). The Compensation Committee, with the concurrence of our Board in the case of the Chairman and CEO, determined 2011 Individual Performance Factors (“IPFs”) for each NEO to account for differences in individual contribution and performance. IPFs can range from 0 (no award paid) for poor performance to 3 for exceptional performance, subject to a maximum payout of three times target.

For the CEO, the individual performance assessment is completed by the Compensation

Committee and the Compensation Committee determines the final individual performance factor for the CEO. For the other NEOs, the CEO recommends an individual performance factor based on the individual’s talent assessment, focusing on recent performance and impact on business results. Rounding of the awards also may occur. The Compensation Committee reviews the recommendations for NEOs in light of talent assessment results and determines the final individual performance factors for the NEOs. For 2011, the individual assessments for the NEOs, other than Mr. Offer, resulted in the recommendation of IPF’s for each executive officer of approximately 1.0. In the case of Mr. Offer, based on his individual performance and success in enhancing the value of our intellectual property in 2011, he received an IPF of 1.66.

Based on the approved 2011 BPFs and IPFs, the actual 2011 MIP award for each NEO is set forth in the following table:

Named Executive Officer	Eligible Earnings(1)	Target as % Salary	Business Performance Factor	Actual 2011 MIP Award
Dr. Jha	$1,188,461	200%	0.75	$1,782,692
Mr. Rothman	$516,538	100%	0.75	$400,000
Mr. Moloney	$669,232	100%	0.75	$500,000
Mr. Offer	$427,885	75%	0.75	$400,000
Mr. Crum	$434,615	75%	0.75	$250,000

(1)	Note that eligible earnings are calculated and differ slightly from annual salary due to timing of salary increases within the payroll system.

PROXY STATEMENT	39

Long-Term Incentives

Equity Awards

In 2011, the Compensation Committee determined that equity awards, primarily in the form of stock options and restricted stock units (RSUs), would be the fundamental long-term incentive (LTI) program for the Company. Many employees participate in the long-term incentive program, which was designed to promote a focus on long-term results, drive retention and align employees with the interests of the stockholders. The Compensation Committee considered several factors in the design of the LTI program, including the need to attract and retain top talent, the cost impact of equity expensing, the evolving regulatory landscape, the impact on stockholder dilution and the long-term business strategy.

The Compensation Committee sought to align the grants for the Company more closely with stockholders at the time of Separation and a late January grant date was established for 2011. The Company has continued with January as the time of the annual broad-based grant of equity.

In 2011, the equity awards granted to the NEOs exceeded the 50th percentile of our peer comparator group. Dr. Jha’s awards were based on the formula in his employment agreement originally entered into with our Former Parent in August 2008. The other NEOs were provided with one-time, larger than our standard median target equity awards as part of the Separation and formation of our new Company, which are common market practices for spin-off transactions. These awards were intended to be one-time awards that: (1) reflect the importance of the Separation event and aligning the interests of the NEOs with stockholders, (2) provide an additional long term incentive for focused results as a new publicly traded company, and (3) add retentive value and leadership stability for critical personnel during the transition to a publicly traded company. In 2012, the Compensation Committee targeted the 50th percentile value for the NEOs with some variation based on an individual’s potential and ability to impact long term results and will continue to target the 50th percentile in subsequent years.

For 2011, Dr. Jha’s equity grant was determined using the formula defined in his employment agreement originally entered into with our Former Parent in August 2008. For 2012, the Compensation Committee had discretion to determine the CEO equity award with a review and discussion of Dr. Jha’s 2011 performance, in addition to market information. For other NEOs, peer group market data on equity award values are compiled for each role based on surveys and publicly available data. Each individual’s strategic potential and the criticality of their role to the Company’s future success are assessed as part of the talent assessment process and CEO recommendations are considered (for NEOs other than the CEO) by the Compensation Committee. Grant recommendations may be higher or lower than the peer group data and the Compensation Committee determine the appropriate equity award.

Equity awards are a component of the compensation program designed to encourage ownership, align interests to those of stockholders, reward increases in the value of our common stock and enhance long-term retention of top talent. In January 2011, the Compensation Committee granted equity awards to approximately 6,450 employees, as part of the annual equity award process. The 2011 annual equity awards vest over four years with RSUs vesting in four equal installments and stock options vesting 25% after one year and the remaining portion vesting monthly over the remaining 36 months. The stock options expire ten years from the date of grant. All of the outstanding Former Parent equity awards were replaced by equity awards adjusted for Motorola Mobility common stock (issued as Legacy grants) pursuant to a conversion formula as part of the Separation to align employees’ equity to the interests of our stockholders.

The exercise price of stock options is set at the closing market price of the common stock on the date of grant. We do not structure the timing of equity award grants to precede or coincide with the disclosure of material non-public information. Grants made outside the annual equity grant cycle (e.g., new hire, retention, special recognition, or other grants) are made on the first trading day of the month following the date of hire, promotion or recognition.

Pursuant to the Merger Agreement, the Company may only grant RSUs following the date of the Merger Agreement. As a result, the annual equity grants made in January 2012 are all in the form of RSUs.

Former Parent’s Long-Range Incentive Plan

The Former Parent’s LRIP was a cash-based long-term incentive based on relative total shareowner return (TSR) over consecutive three year periods. At Separation, the Former Parent’s 2009-2011 and 2010-2012 LRIP cycles were terminated for all participants and the 2008-2010 cycle concluded with no payout. LRIP awards were divided into (1) those pro rated as

40	PROXY STATEMENT

already “earned” at plan termination from the beginning of the cycle until the date of the Separation (for example, two-thirds were “earned” for the 2009-2011 cycle for the completed years 2009 and 2010) and (2) those pro rated from the date of the Separation through the end of the original cycle as the remaining LRIP retention target (“Remaining LRIP Retention Target”) (for example, one-third was “remaining target” for the 2009-2011 cycle at plan termination with 2011 not yet completed). The Compensation Committee determined that the structuring as described above for the remaining target was necessary as the LRIP program was being eliminated.

In the event of a participating executive officer’s termination without cause or by the executive officer for good reason or in the event of his or her retirement, the participating executive officer would be entitled to a pro rata payment of the remaining retention portion, payable on the originally scheduled payment date. This payment is not accelerated, enhanced or otherwise affected as a result of the Merger.

For 2010, the awards earned under the program were based on the target value pro rated through the Separation. This approach left one year of target value remaining in the 2009-2011 cycle and two years of target value remaining for the 2010-2012 cycle. For 2011, the target values remaining under the Former Parent’s LRIP which were considered earned in 2011 are summarized below:

NEO	2011 portion of target remaining under 2009-2011 cycle	2011 portion of target remaining under 2010-2012 cycle	Total LRIP Earned in 2011
Dr. Jha	n/a	n/a	n/a
Mr. Rothman	$143,333	$143,334	$286,667
Mr. Moloney	n/a	n/a	n/a
Mr. Offer	$95,611	$105,005	$200,616
Mr. Crum	$141,653	$141,674	$283,327

Executive Benefits and Perquisites

To enhance the ability to attract and retain top talent in a highly competitive labor market, the Company seeks to align the executive total compensation program offerings with those commonly provided by companies in the peer comparator group. To ensure the Company remains competitive, the core elements of the total compensation program—including cash and equity based compensation plans—are supplemented by a few executive-only benefits and perquisites. The executive benefits and perquisites are described below.

Change in Control Protection. Change in control protections help encourage the continued attention and dedication of senior management to their assigned duties without the distraction that may arise from the possibility of a change in control event and to delay any departure from the Company during or just prior to such a critical time. The Company’s CIC Plan has a “double trigger” before benefits are paid to a plan participant. In other words, in order for severance benefits to be paid, both of the following events must be triggered: (1) a change in control of the Company must occur, and (2) the employment of an executive must be involuntarily terminated for a reason other than “cause” or the executive officer must leave for “good reason” within 24 months of the change in control. For definitions and a description of benefits provided under the CIC Plan, please refer to the section called “Termination of Employment and Change in Control Arrangements”.

We have adopted a Change in Control Plan substantially similar to our Former Parent’s Change in Control Plan for legacy participants in recognition of the successorship clause and an amendment/notice clause in the Former Parent legacy plan that anticipates three years advance notice to participants of amendment or termination of the plan. All employees hired or promoted on or after January 5, 2011 who are eligible to participate in the Change in Control Plan are eligible for more limited benefits under the Change in Control Plan. New participation is limited by the Compensation Committee and not all of the elected officers of the Company are included, significantly reducing the number of eligible employees under the Change in Control Plan in the future. Furthermore, the severance multiple for senior vice presidents becoming eligible to participate in the Change in Control Plan on or after January 5, 2011 is reduced from 3-times to 2-times base salary and bonus. New participants will not be eligible for a tax gross up payment for benefits subject to the parachute payment excise tax imposed by Section 280G of the Internal Revenue Code. Moreover, the Company has notified legacy plan participants that it intends to make material changes to the benefits in three years from the date of notification, including eliminating the tax gross up payments, and reducing benefits to no more than 2-times base salary and bonus. Finally, absent Google’s consent, no new participants may be added to the Change in Control Plan.

PROXY STATEMENT	41

Use of Corporate Aircraft. Dr. Jha has strong visibility in the media and other public forums, as well as significant amounts of private and personal information readily available about him on the Internet. As a result, while serving as CEO, Dr. Jha is required to use corporate aircraft for all personal travel as part of our corporate security program. Furthermore, with major business facilities in various locations, Dr. Jha regularly commutes between these locations and his home and some of this travel is considered personal travel, the cost of which is described in the “2011 Summary Compensation Table”. In 2011, approximately 70% of his personal travel involved commuting to or from San Diego, California and business locations or meetings, primarily in San Jose, California and Libertyville, Illinois. From time to time and on a limited basis, other executive officers are permitted to use aircraft for similar commuting or personal travel. The costs of personal use of corporate aircraft is imputed as income to the executive officer and no tax gross up payment is provided for such use, except as provided for in the event of a home relocation.

Relocation Benefits. We provide relocation and commuter benefits under relocation policies to employees, including the NEOs, who meet the criteria outlined in the policies. From time to time, to recruit a particular employee and/or pursuant to an employment offer letter, arrangements may be made that offer enhanced benefits beyond the terms of the relocation policy available to other employees. During 2011, Dr. Jha received certain enhanced relocation benefits, primarily temporary housing expenses and a tax gross up payment. In March 2011, Dr. Jha’s employment agreement was modified and the housing allowance is no longer subject to a tax gross up payment. In 2011, relocation benefits were provided to other NEOs related to their move from Illinois to San Diego, California.

Executive Financial Planning Program. The Executive Financial Planning Program provided senior management, including the NEOs, with comprehensive financial planning assistance designed to help them achieve the highest value from their compensation package. The annual allowance provided for the NEOs is $16,500 or less in the first and last year of receiving this benefit, and $12,000 or less for the years in between the first and last year’s participation. This benefit is imputed as income to the executive officer and no tax gross up payment is provided.

Legal Fees. As part of his employment agreement, Dr. Jha engaged legal counsel to review and negotiate amendments to his employment agreement. Legal fee reimbursement and tax gross up payments on those legal fees have been provided since 2008, as required under the terms of his employment agreement.

Broad-based Employee Benefits. As U.S. employees, the NEOs had the opportunity to participate in a number of benefit programs that are generally available to all regular U.S. employees. These benefits include: (1) healthcare plans (medical, dental and wellness programs); (2) life and disability plans (group life insurance, business travel accident insurance, and short-term and long-term disability income plans); (3) investment plans (the Section 401(k) Plan and employee stock purchase plan (until terminated by the Company on October 31, 2011 per the Merger Agreement)), and (4) work/life plans (programs that assist with daily needs such as childcare, adoption assistance, dependent care account and long-term care insurance). The Company also provides an executive physical program to certain senior leaders to encourage their long term health and minimize risk to the Company.

The Company does not offer pension benefits or deferred compensation programs to its U.S. employees.

Other Compensation Policies and Practices

Stock Ownership Requirements

To ensure strong alignment of senior management with the interests of our stockholders, the following Stock Ownership guidelines were adopted in 2011: (1) six times base salary for the Chairman and CEO, (2) three times base salary for the CFO and President, and (3) two times base salary for our other senior leadership team members, including the NEOs. The Company expects ownership levels to be reached within five years of applicability.

Recoupment of Incentive Compensation Awards Upon Restatement of Financial Results

We maintain comprehensive audit policies and practices to identify, and ideally prevent, misconduct on the part of employees as it relates to managing business performance and reporting financial results. In addition, we annually conduct a risk assessment on our compensation programs and practices, and report on the results of this assessment to the Compensation Committee, as a means to ensure programs did not create undue risk or exposure to the Company and its stockholders.

If, in the opinion of the independent directors of our Board, the Company’s financial results require

42	PROXY STATEMENT

restatement due to the misconduct by one or more of our executive officers (including the NEOs), the independent directors have the discretion to remedy the misconduct by directing the Company to recover all or a portion of any incentive compensation received by the executive officer as a result of the misconduct, as well as cancel all or a portion of the outstanding equity-based awards held by the executive officer (commonly referred to as a “clawback” policy). In addition, the independent directors may also seek to recoup any gains realized by the executive officer with respect to their equity-based awards, including exercised stock options and vested RSUs, regardless of when they were issued. The independent directors may seek a number of remedies, all of which are subject to a number of conditions and include: (1) the executive officer in question engaged in the intentional misconduct, (2) the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated, and (3) the incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded.

In addition, the independent directors may take other disciplinary action, including, without limitation: (1) adjustment of future compensation of the executive officer, (2) termination of the executive officer’s employment, (3) pursuit of any and all remedies available in law and/or equity in any country and (4) pursuit of such other action as may fit the circumstances of the particular case. The independent directors may take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The independent directors’ power to determine the appropriate punishment for the wrongdoers is in addition to, and not in replacement of, remedies imposed by such third parties and is in addition to any right of recoupment against the CEO or CFO under Section 304 of the Sarbanes-Oxley Act of 2002.

Impact of Favorable Accounting and Tax Treatment on Compensation Program Design

Favorable accounting and tax treatment of the various elements of the total compensation program is an important, but not the sole, consideration in its design. Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the CEO and certain other highly compensated executive officers (together, the “covered officers”) to $1,000,000 annually, unless such compensation qualifies as performance-based compensation. The short-term and long-term incentive programs have been designed to provide for performance-based compensation. In particular, in order to satisfy the qualification requirements of the exemption from Section 162(m) for performance-based compensation, under the 2011 Incentive Plan, each year the Compensation Committee allocates an incentive pool equal to 300% of the target awards of the covered officers under the MIP for reaching the threshold value of Profit Before Tax. Once the amount of the pool and the specific allocations are determined at the end of the year, the Compensation Committee retains “negative discretion” to reduce (but not increase) the amount of any award payable from the incentive pool to the covered officers, as determined by the amount payable to each covered officer based on the MIP performance criteria and actual results. The Compensation Committee reserves the right to provide for compensation to our executive officers that may not be deductible pursuant to Section 162(m) when appropriate in the circumstances.

Securities Trading Policies

All directors, officers, employees and consultants are prohibited from trading in securities of the Company, directly or through others, while aware of material nonpublic information relating to the Company and must not disclose material nonpublic information to others or recommend that others trade in related securities when they are aware of material nonpublic information (often called “tipping”). Similarly, directors, officers, employees and consultants must not trade in the securities of other companies that do business with the Company if they are aware of material nonpublic information about the other companies. In addition, executive officers and certain other employees, including the NEOs, may not engage in any transaction in which they may profit from short-term speculative swings in the value of the securities of the Company. This includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not yet delivered, securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price), and hedging transactions, such as “zero-cost collars” (a type of strategy that secures a range of return with a floor and a cap), “forward sale contracts” (a privately negotiated agreement to deliver shares at a set price at some point in the future) and other hedging-related transactions. Our securities trading policy is designed to ensure compliance with all applicable insider trading rules.

PROXY STATEMENT	43

The following “Report of Compensation and Leadership Committee on Executive Compensation” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF COMPENSATION AND LEADERSHIP COMMITTEE ON EXECUTIVE COMPENSATION

During 2011, Director James Stengel was the Chair of, and Directors Jon Barfield, Keith Meister and Thomas Meredith served on, the Compensation and Leadership Committee (the “Committee”) of Motorola Mobility Holdings, Inc.

The Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with Motorola Mobility Holdings, Inc. management. Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement on Schedule 14A and incorporated by reference into Motorola Mobility Holdings, Inc.’s 2011 Annual Report on Form 10-K.

Respectfully submitted,

James R. Stengel, Chairman

Jon E. Barfield

Keith A. Meister

Thomas J. Meredith

44	PROXY STATEMENT

NAMED EXECUTIVE OFFICER COMPENSATION

The information included in the tables below should be read in conjunction with the “Compensation Discussion and Analysis”.

2011 Summary Compensation Table

The following table sets forth the compensation awarded or paid to, or earned by, our principal executive officer, our principal financial officer and our other three most highly compensated executive officers who were serving as executive officers as of the end of the last completed fiscal year, whom we refer to as the “NEOs,” for 2011, 2010 and 2009.

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)		Bonus ($) (d)		Stock Awards ($)(2) (e)		Option Awards ($)(2) (f)		Non-Equity Incentive Plan Compensation ($)(3) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4) (h)		All Other Compensation ($) (i)		Total ($) (j)
Sanjay K. Jha Chairman and Chief Executive Officer	2011 2010 2009	$1,188,461 900,000 905,769	(6) (6)	$0 426,000 1,750	(7)	$9,433,055 2,978,145 1,344,000		$34,190,487 7,045,358 0		$1,782,692 1,278,000 1,200,000	(7)	$0 0 0		$557,992 388,623 337,937	(5)	$47,152,957 13,016,126 3,789,456	(7)
Marc E. Rothman Senior Vice President, Chief Financial Officer	2011 2010 2009	516,538 430,000 430,000		0 175,000 0		1,784,277 137,400 102,630		2,864,160 135,900 742,847		686,667 655,833 40,000		0 14,069 0	(9) (9)	955,124 184,868 10,405	(8)	6,806,766 1,733,070 1,325,882
Daniel M. Moloney President	2011 2010 2009	669,232 339,654 600,000		162,500 162,500 0	(10) (10)	1,932,227 4,638,000 1,410,696	(12) (14)	3,102,840 3,707,840 2,397,824	(12) (14)	500,000 125,000 285,000		0 52,460 25,283	(13) (13)	25,441 4,900 10,405	(11)	6,392,240 9,030,354 4,729,208
D. Scott Offer Senior Vice President and General Counsel	2011	427,885		0		890,659		1,432,080		600,616		0		283,830	(15)	3,635,070
Scott A. Crum Senior Vice President, Chief People Officer	2011 2010	434,615 187,981		125,000 125,000	(16) (16)	742,709 1,600,200	(18)	1,193,400 432,581	(18)	533,327 187,307		0 8,252	(19)	25,108 80,670	(17)	3,054,159 2,621,991

(1)	The Salary amounts in column (c) include amounts deferred pursuant to salary reduction arrangements under the Company’s Section 401(k) Plan and, for 2010 and 2009, our Former Parent’s Section 401(k) Plan. Between January 1, 2009 and July 1, 2010, our Former Parent suspended its matching contributions to its Section 401(k) Plan.

(2)	The Stock Awards and Option Awards amounts in columns (e) and (f) reflect the aggregate grant date fair value of the stock and option awards granted in the respective fiscal year as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 7, “Share-Based Compensation Plans and Other Incentive Plans” in Motorola Mobility Holding, Inc.’s annual report on Form 10-K for the fiscal year ended December 31, 2011. These amounts reflect the required SEC valuation method, which is the aggregate grant date fair value of the equity awards, rather than the dollar amounts recognized that year for financial statement reporting purposes. As such, in the year of a grant, the full aggregate grant date fair value of the award is reported, rather than the portion being expensed for financial statement reporting purposes in that year. These equity award levels in 2011 were higher than our standard design due to the one-time event of Separation. Dr. Jha’s equity awards in 2011 were a result of obligations under his employment agreement originally entered into with our Former Parent in August 2008 that were assumed by the Company in the Separation and represented the low end of the equity range formula in the agreement. Other equity awards to the NEOs in 2011 included one-time, larger than our standard median target equity awards made to key individuals critical to the success of the Company as part of the Separation and formation of our new Company, which are common market practices for spin-off transactions. Since 2011, annual equity awards have returned to target median market practices.

(3)

The Non-Equity Incentive Plan Compensation amounts in column (g) for 2011 consist of the following amounts earned in 2011 (i) under the Motorola Mobility Incentive Plan (“MIP”) and (ii) under the pro rated remaining targets of the 2009-2011 and 2010-2012 cycles of our Former Parent’s Long-Range Incentive Plan, which are not payable until after the original

PROXY STATEMENT	45

cycle termination date of December 31, 2011 and December 31, 2012, respectively. Although LRIP was terminated in connection with the Separation from our Former Parent, legacy participants remain entitled to the Remaining LRIP Retention Target as further discussed in the “Compensation Discussion and Analysis” above.

	Dr. Jha	Mr. Rothman	Mr. Moloney	Mr. Offer	Mr. Crum
2011 MIP	$1,782,962	$400,000	$500,000	$400,000	$250,000
2009-2011 Pro Rated LRIP	0	143,333	0	95,611	141,653
2010-2012 Pro Rated LRIP	0	143,334	0	105,005	141,674

The Non-Equity Incentive Plan Compensation amounts in column (g) for 2010 and 2009 are the awards earned under our Former Parent’s annual incentive plan. There were no payments under any LRIP cycle ending in 2010 or 2009.

(4)	The Company does not offer a pension plan, supplemental pension plan or a deferred compensation plan. For 2010 and 2009, the Change in Pension Value and Nonqualified Deferred Compensation Earnings amounts in column (h) consist of the aggregate change in the actuarial present value of the accumulated benefits under our Former Parent’s pension plans and any “above-market” earnings on non-qualified deferred compensation.

(5)	This amount consists of (i) perquisite costs for Dr. Jha of $509,708 including costs for personal use of company aircraft of $331,029, $100,031 for temporary housing benefits, $55,647 for personal use of car and driver, and costs for legal fees and income imputed for guest attendance at a Company event, (ii) tax gross up payments of $38,484 for temporary housing benefits and legal fees, and (iii) matching contributions made by the Company to the Section 401(k) Plan in the amount of $9,800. The personal use of the Company aircraft and car and driver are required by the Company as part of a board approved corporate security program. Furthermore, with major business facilities in various locations, Dr. Jha regularly commutes between these locations and his home and some of this travel is considered personal travel. In 2011, approximately 70% of his personal travel involved commuting to or from San Diego, California and business locations or meetings, primarily in San Jose, California and Libertyville, Illinois. The amount reported as personal use of Company aircraft is net of a reimbursement made by Dr. Jha pursuant to the Aircraft Time Sharing Agreement dated June 30, 2011 between the Company and Dr. Jha. The incremental cost to the Company for Dr. Jha’s personal use of Company aircraft is calculated by multiplying the number of hours Dr. Jha travels in a particular aircraft by the direct cost per flight hour per aircraft. Direct costs include fuel, maintenance, labor, parts, loading and parking fees, catering and crew. The incremental cost for Dr. Jha’s personal use of a car and driver is calculated by adding the costs for the driver, including salary and benefits, on a pro rata basis to the cost of fuel for driving to and from work and company events.

(6)	Dr. Jha voluntarily elected to take a 25% decrease in base salary for 2010 and 2009.

(7)	Dr. Jha voluntarily elected to forego $278,000 under MIP and a discretionary bonus of $426,000 for 2010. Although foregone and not received, these amounts are included in the table for 2010 in accordance with the SEC rules and interpretations.

(8)	This amount consists of (i) perquisite costs for Mr. Rothman of $807,311 including costs and expenses related to relocating his principal residence from Illinois to California including $289,225 for real estate, broker and other home sale related fees, $250,000 for loss on sale of the Illinois residence, $187,098 for cost of living allowance; and costs for temporary living expenses, moving related expenses, a commuting stipend and financial planning, (ii) tax gross up payments of $138,012 for relocation benefits, and (iii) matching contributions made by the Company to the Section 401(k) Plan in the amount of $9,800.

(9)	For 2010, the aggregate change in the actuarial present value from December 31, 2009 to December 31, 2010 of Mr. Rothman’s accumulated benefits under our Former Parent’s Pension Plan was $9,224, under the General Instrument Pension Plan was $4,384 and under the General Instrument SERP Plan (“GI SERP”) was $461. For 2009, the aggregate change in the actuarial present value from December 31, 2008 to December 31, 2009 of Mr. Rothman’s accumulated benefits under all pension plans, including benefits under the General Instrument Pension Plan and the GI SERP was negative and is therefore reflected as $0. During that period, the change in the actuarial present value of his accumulated benefits under our Former Parent’s Pension Plan was $33,600 and under our Former Parent’s Supplemental Pension Plan (“SPP”) was ($49,770). The change in the actuarial present value of his accumulated benefits under the General Instrument Pension Plan was $7,651 and under the GI SERP was $803. The negative change in SPP present value is a result of our Former Parent freezing all future benefit accruals and compensation increases under the SPP, effective March 1, 2009, when calculated using the assumptions required under SEC rules.

46	PROXY STATEMENT

(10)	On September 1, 2010, Mr. Moloney rejoined our Former Parent as Executive Vice President and President, Motorola Mobility. Pursuant to his employment offer letter dated July 30, 2010, the Company provided a sign-on bonus to Mr. Moloney of $325,000. These amounts represent the first installment of such sign-on bonus in October 2010 and the second installment in March 2011.

(11)	This amount consists of (i) perquisite costs for Mr. Moloney of $14,376, including financial planning and income imputed for guest attendance at Company events, (ii) a tax gross up payment of $1,265 for guest attendance at a Company event, and (iii) matching contributions made by the Company to the Section 401(k) Plan in the amount of $9,800.

(12)	These amounts reflect the aggregate grant date fair value of the equity awards granted to Mr. Moloney in connection with his employment offer letter.

(13)	For 2010, this amount consists of: (i) $11,691 in above-market earnings on non-qualified deferred compensation, and (ii) the aggregate change in the actuarial present value from December 31, 2009 to December 31, 2010 of Mr. Moloney’s accumulated benefits under our Former Parent’s Pension Plan of $12,940, under the General Instrument Pension Plan of $19,235 and under the General Instrument SERP Plan (“GI SERP”) of $8,594. For 2009, this amount consists of $25,283 in above-market earnings on non-qualified deferred compensation. The aggregate change in the actuarial present value from December 31, 2008 to December 31, 2009 of Mr. Moloney’s accumulated benefits under all pension plans, including benefits under the General Instrument Pension Plan and the GI SERP was negative and therefore is reflected as $0. During that period, the change in the actuarial present value of his accumulated benefits under our Former Parent’s Pension Plan was $46,849 and under our Former Parent’s Supplemental Pension Plan (“SPP”) was ($142,336). The change in the actuarial present value of his accumulated benefits under the General Instrument Pension Plan was $32,799 and under the GI SERP was $14,655. The negative change in SPP present value is a result of our Former Parent freezing all future benefit accruals and compensation increases under the SPP, effective March 1, 2009, when calculated using the assumptions required under SEC rules. In connection with the Company’s acquisition of General Instrument Corporation in January of 2000, the value of Mr. Moloney’s benefits under the General Instrument Pension Plan and the GI SERP were frozen as of December 31, 2000.

(14)	On March 5, 2010, as a result of his decision to leave our Former Parent, Mr. Moloney forfeited all unvested stock options and RSUs. Mr. Moloney returned to our Former Parent as an executive officer on September 1, 2010.

(15)	This amount consists of (i) perquisite costs for Mr. Offer of $244,444, including costs and expenses related to relocating his principal residence from Illinois to California including $97,778 for cost of living allowance, $73,040 for moving related expenses, $39,101 for temporary living expenses and $27,024 for real estate, broker and other home purchase related fees; and costs for financial planning, (ii) tax gross up payments of $29,587 for relocation benefits, and (iii) matching contributions made by the Company to the Section 401(k) Plan in the amount of $9,800.

(16)	On July 19, 2010, Mr. Crum joined our Former Parent as Senior Vice President, Chief People Officer, Motorola Mobility. Pursuant to Mr. Crum’s employment offer letter dated June 16, 2010, our Former Parent provided him a sign-on bonus of $250,000. These amounts represent the first installment of such sign-on bonus in July 2010 and the second installment in July 2011.

(17)	This amount consists of: (i) perquisite costs for Mr. Crum of $13,750, including financial planning and income imputed for guest attendance at a Company event, (ii) a tax gross up payment of $1,558 for guest attendance at a Company event, and (iii) matching contributions made by the Company to the Section 401(k) Plan in the amount of $9,800.

(18)	These amounts reflect the aggregate grant date fair value of the equity awards granted to Mr. Crum in connection with his employment offer letter.

(19)	For 2010, the aggregate change in the actuarial present value from December 31, 2009 to December 31, 2010 of Mr. Crum’s accumulated benefits under the General Instrument Pension Plan was $6,557 and under the General Instrument SERP Plan was $1,695. Mr. Crum participated in these plans prior to January 2000 as an employee of General Instrument.

PROXY STATEMENT	47

Compensation Proportion

The executive compensation program is structured so that more than two-thirds of senior executives’ targeted total compensation is “at-risk” (in the form of equity grants, awards under long-term incentives and awards under the annual incentive plan MIP) and is therefore dependent upon the financial results. In determining the “at-risk” proportion between cash and equity among the total mix of compensation, the Company considers the senior executive’s position and responsibilities, the senior executive’s ability to impact financial results, and the competitive market for executive talent in our industry. The Company seeks to balance the components of the compensation program appropriately in light of these factors. For a further discussion of our compensation methodology, see the “Compensation Discussion and Analysis”. For a discussion of the material terms of employment agreements with our Named Executive Officers, see “Employment Contracts”. For a discussion of the material terms of the 2011 grants of plan based awards, see the footnotes to the “Grants of Plan-Based Awards in 2011” table and the “Compensation Discussion and Analysis”.

Grants of Plan-Based Awards in 2011

Name (a)	Grant Type	Grant Date (b)		Estimated Future Payouts Under Non-Equity Incentive Plan Award			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)(2) (i)		All Other Option Awards: Number of Securities Underlying Options (#)(1)(3) (j)		Exercise or Base Price of Option Awards ($/Sh)(1) (k)	Grant Date Fair Value of Stock and Option Awards(1) ($)(l)
				Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Sanjay K. Jha	MIP	01/01/2011	(4)	$0	$2,376,923	$7,130,769	—	—	—	—		—		—	—
	Equity	01/28/2011		—	—	—	—	—	—	318,792	(5)	2,869,131	(5)	$29.59	$43,623,543
Marc E. Rothman	MIP	01/01/2011	(4)	0	516,538	1,549,615	—	—	—	—		—		—	—
	LRIP	01/01/2011	(6)	286,666	286,666	286,666	—	—	—	—		—		—	—
	Equity	01/28/2011		—	—	—	—	—	—	60,300	(7)	244,800	(8)	29.59	4,648,437
Daniel M. Moloney	MIP	01/01/2011	(4)	0	669,232	2,007,695	—	—	—	—		—		—	—
	Equity	01/28/2011		—	—	—	—	—	—	65,300	(7)	265,200	(8)	29.59	5,035,067
D. Scott Offer	MIP	01/01/2011	(4)	0	320,913	962,740	—	—	—	—		—		—	—
	LRIP	01/01/2011	(6)	200,616	200,616	200,616	—	—	—	—		—		—	—
	Equity	01/28/2011		—	—	—	—	—	—	30,100	(7)	122,400	(8)	29.59	2,322,528
Scott A. Crum	MIP	01/01/2011	(4)	0	325,961	977,884	—	—	—	—		—		—	—
	LRIP	01/01/2011	(6)	283,327	283,327	283,327	—	—	—	—		—		—	—
	Equity	01/28/2011		—	—	—	—	—	—	25,100	(7)	102,000	(8)	29.59	1,936,109

(1)	The aggregate grant date fair value of the stock and option awards in column (l) are computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures.

(2)	In the aggregate, the restricted stock and RSUs described in this table represent approximately 1.19% of the total shares of Motorola Mobility Common Stock outstanding on January 31, 2012. RSUs granted on or after May 1, 2006 are not eligible for dividend equivalent rights. Awards in 2011 are issued under the Motorola Mobility 2011 Incentive Plan. All RSUs entitle the holder to acquire shares of Common Stock and were valued at the fair market value at the time of the grant. For equity award grants on or after March 1, 2007, “Grant Date Fair Market Value” (also termed “Fair Market Value”) is defined as the closing price for a share of our Common Stock on the date of grant.

(3)	In the aggregate, the options described in this table are exercisable for approximately 0.16% of the total shares of Motorola Mobility Common Stock outstanding on January 31, 2012. Each of these option awards were granted under the Motorola Mobility 2011 Incentive Plan. All options entitle the holder to acquire shares of Common Stock. The options carry with them the right to elect to have shares withheld upon exercise and/or to deliver previously-acquired shares of Common Stock to satisfy tax-withholding requirements. Unvested options are generally forfeited upon retirement. These options could expire earlier in certain situations.

(4)	These 2011 awards are made pursuant to the Motorola Mobility Incentive Plan (“MIP”) and are payable in cash. MIP is an annual pay-for-performance bonus plan that is based upon a formula that combines business performance and individual performance. Awards may be $0 under the formula. Targets assume individual and business performance factors of 1.0. Awards under MIP are determined using a participant’s “eligible earnings” (generally, base salary) for the plan year. Maximum assumes a combined individual and business performance factor of 3.0 pursuant to the maximum allowable under the MIP.

48	PROXY STATEMENT

(5)	On January 28, 2011, pursuant to the terms of his employment agreement, Dr. Jha was granted 318,792 shares of restricted stock and 2,869,131 stock options. These awards vest in three installments, each vesting date to be the later of (a) the date on which the average closing price of Motorola Mobility Common Stock over a 15-day trading period is 10% greater than the average closing price of Motorola Mobility Common Stock over its first 15-day trading period immediately following January 4, 2011, the date that Motorola Mobility became a separate, publicly traded company, and (b) the first, second and third anniversary of the grant date, as applicable.

(6)	These grants are for the 2009-2011 cycle and 2010-2012 cycle under our Former Parent’s Long-Range Incentive Plan (“LRIP”) remaining target retention value. On January 3, 2011, the 2009-2011 and 2010-2012 LRIP cycles were terminated early with amounts earned to that date becoming earned though not payable until the original cycle end date. The remaining LRIP target is paid to the legacy LRIP participants at the respective original cycle end dates. This table shows such remaining target portion for 2011 which is (a) 100% of the remaining target 2009-2011 LRIP cycle, closing out that cycle and triggering payment in early 2012 and (b) 50% of the remaining target 2010-2012 LRIP cycle which will not be payable until the end of 2012 cycle payable in early 2013. For a discussion of the LRIP, including the targets and plan mechanics, see “Compensation Discussion and Analysis”. The amounts under “Threshold” assume the performance level necessary to generate an award was achieved at December 31, 2011. The amounts under “Target” equates to a payout of 100% of target. The amounts under “Maximum” is the highest target for continued service measured at December 31, 2011.

(7)	On January 28, 2011, as part of our annual broad-based employee equity grants, Mr. Rothman was granted 60,300 RSUs, Mr. Moloney was granted 65,300 RSUs, Mr. Offer was granted 30,100 RSUs and Mr. Crum was granted 25,100 RSUs. The restrictions on these RSUs lapse in four equal annual installments beginning on January 28, 2012.

(8)	On January 28, 2011, as part of our annual broad-based employee equity grants, Mr. Rothman was granted 244,800 options, Mr. Moloney was granted 265,200 options, Mr. Offer was granted 122,400 options and Mr. Crum was granted 102,000 options. The options vest and become exercisable 25% on January 28, 2012 and in equal monthly installments for the 36 months thereafter.

Outstanding Equity Awards at 2011 Fiscal Year-End

	Option Awards								Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (Vested) (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (Unvested) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(1) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Sanjay K. Jha	4,608,099	(2)	0		—		$35.37	08/04/2018	80,251	(3)	$3,113,739	318,792	(4)	$12,369,130
	215,934	(5)	431,870	(5)	—		24.75	05/05/2020
	—		—		2,869,131	(6)	29.59	01/28/2021
Marc E. Rothman	0		3,593	(7)			36.95	05/06/2018	69,468	(8)	2,695,358	—		—
	0		6,873	(9)			22.40	05/07/2019
	0		8,331	(5)			24.75	05/05/2020
	0		244,800	(10)			29.59	01/28/2021
Daniel M. Moloney	111,072	(11)	222,146	(11)	—		27.84	09/01/2020	176,373	(12)	6,843,272	—		—
	0		265,200	(10)	—		29.59	01/28/2021
D. Scott Offer	775	(13)	0		—		26.20	05/06/2013	43,317	(14)	1,680,700	—		—
	0		651	(7)			36.95	05/06/2018
	0		6,560	(9)			22.40	05/07/2019
	0		5,311	(5)			24.75	05/05/2020
	0		16,910	(15)			23.49	07/01/2020
	0		122,400	(10)			29.59	01/28/2021
Scott A. Crum	0		25,917	(16)	—		27.45	08/02/2020	63,976	(17)	2,482,269	—		—
	0		120,000	(10)	—		29.59	01/28/2021

(1)	RSUs grants awarded on or after May 1, 2006 are not entitled to dividend equivalent rights. Market value in columns (h) and (i) is determined using the closing price of our Common Stock on December 31, 2011 of $38.80.

PROXY STATEMENT	49

(2)	These stock options were granted to Dr. Jha on August 4, 2008 in connection with Dr. Jha’s employment agreement. The original grant of options vest and become exercisable in three equal annual installments with the installments having vested on July 31, 2009, July 31, 2010 and July 31, 2011.

(3)	These include 80,251 RSUs granted to Dr. Jha on May 5, 2010 in connection with the annual broad-based employee equity grant with restrictions on the original grant lapsing in three equal annual installments with the remaining installments on May 5, 2012 and May 5, 2013.

(4)	These include 318,792 shares of restricted stock granted to Dr. Jha on January 28, 2011 pursuant to his employment agreement with restrictions on these restricted stock lapsing in three installments, each vesting date to be the later of (a) the date on which the average closing price of Motorola Mobility Common Stock over a 15-day trading period is 10% greater than the average closing price of Motorola Mobility Common Stock over its first 15-day trading period immediately following January 4, 2011, the date that Motorola Mobility became a separate, publicly traded company, and (b) the first, second and third anniversary of the grant date, as applicable. The first installment of 106,263 shares vested with performance measures being met and restrictions lapsing on January 28, 2012.

(5)	These stock options were granted on May 5, 2010 as part of our annual broad-based employee equity grant. The original grant of options vest and become exercisable in three equal annual installments beginning on May 5, 2011.

(6)	These stock options were granted on January 28, 2011 pursuant to Dr. Jha’s employment agreement. The original grant of options vest and become exercisable in three installments, each vesting date to be the later of (a) the date on which the average closing price of Motorola Mobility Common Stock over a 15-day trading period is 10% greater than the average closing price of Motorola Mobility Common Stock over its first 15-day trading period immediately following January 4, 2011, the date that Motorola Mobility became a separate, publicly traded company, and (b) the first, second and third anniversary of the grant date, as applicable. The first installment of 956,376 options vested and became exercisable with performance measures being met on January 28, 2012.

(7)	These stock options were granted on May 6, 2008 as part of our annual broad-based employee equity grant. The original grant of options vests and becomes exercisable in four equal annual installments with the remaining installments vesting on May 6, 2011 and May 6, 2012.

(8)	This includes: (i) 2,776 RSUs granted on July 25, 2007 with restrictions lapsing on July 25, 2012; (ii) 399 RSUs remaining from Mr. Rothman’s May 6, 2008 grant with restrictions lapsing on May 6, 2012; (iii) 2,291 RSUs remaining from Mr. Rothman’s May 7, 2009 grant with restrictions lapsing in four equal annual installments with the remaining installments lapsing on May 7, 2012 and May 7, 2013; (iv) 3,702 RSUs granted on May 5, 2010 with restrictions lapsing in three equal annual installments with the remaining installments lapsing on May 5, 2012 and May 5, 2013; and (v) 60,300 RSUs granted on January 28, 2011 with restrictions lapsing in four equal annual installments with the first installment on January 28, 2012.

(9)	These stock options were granted on May 7, 2009 as part of our annual broad-based employee equity grant. The original grant of options vests and became exercisable in four equal annual installments with the first installment having vested on May 7, 2010.

(10)	These stock options were granted on January 28, 2011 as part of our annual broad-based employee equity grant. The original grant of options vests and become exercisable 25% on January 28, 2012 and in equal monthly installments for the 36 months thereafter.

(11)	These stock options were granted to Mr. Moloney on September 1, 2010 pursuant to his employment agreement. The original grant of options vests in three equal annual installments with the first installment having vested on August 30, 2011.

(12)	This includes (i) 111,073 RSUs granted on September 1, 2010 pursuant to Mr. Moloney’s employment agreement with restrictions lapsing in three equal annual installments with the remaining installments on August 30, 2012 and August 30, 2013 and (ii) 65,300 RSUs granted on January 28, 2011 with restrictions lapsing in four equal annual installments with the first installment on January 28, 2012.

(13)	These stock options were granted on May 6, 2003 as part of our annual broad-based employee equity grant. The original grant of options vested and became exercisable in four equal annual installments with the first installment having vested on May 6, 2004 and the final installment having vested on May 6, 2007.

(14)	This includes: (i) 833 RSUs granted on July 9, 2007 with restrictions lapsing on July 9, 2012; (ii) 650 RSUs remaining from Mr. Offer’s May 6, 2008 grant with restrictions lapsing on May 6, 2012; (iii) 729 RSUs remaining from Mr. Offer’s May 7, 2009 grant with restrictions lapsing in four equal annual installments with the remaining installments lapsing on May 7, 2012 and May 7, 2013; (iv) 2,777 RSUs remaining from Mr. Offer’s April 1, 2010 grant with restrictions lapsing on April 1, 2012; (v) 787 RSUs granted on May 5, 2010 with restrictions lapsing in three equal annual installments with the remaining installments on May 5, 2012 and May 5, 2013; 7,441 RSUs granted on July 1, 2010 with restrictions lapsing equally on July 1, 2012 and July 1, 2013; and 30,100 RSUs granted on January 28, 2011 with restrictions lapsing in four equal annual installments with the first installment on January 28, 2012.

50	PROXY STATEMENT

(15)	These stock options were granted on July 1, 2010. These options vest in two equal annual installments on July 1, 2012 and July 1, 2013.

(16)	These stock options were granted to Mr. Crum on August 2, 2010 when he joined our Former Parent. These options vest in three equal annual installments with the first installment having vested on August 2, 2011.

(17)	This includes: (i) 38,876 RSUs granted to Mr. Crum on August 2, 2010 when he joined our Former Parent with restrictions lapsing in three equal annual installments with the first installment lapsing on August 2, 2011 and (ii) 25,100 RSUs granted on January 28, 2011 with restrictions lapsing in four equal annual installments with the first installment on January 28, 2012.

Option Exercises and Stock Vested in 2011

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise $ (c)(1)	Number of Shares Acquired on Vesting (#) (d)(1)	Value Realized on Vesting ($) (e)(2)
Sanjay K. Jha	—	—	379,583	$8,599,390
Marc E. Rothman	127,060	$2,059,721	29,080	720,224
Daniel M. Moloney	111,000	1,225,562	55,536	2,097,039
D. Scott Offer	36,450	658,515	4,878	120,195
Scott A. Crum	12,958	135,024	19,437	414,786

(1)	The “Value Realized on Exercise” represents the difference between the base (or exercise) price of the option shares and the market price of the option shares at exercise. The value realized was determined without considering any taxes that may have been owed.

(2)	The “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the market value of the underlying shares on the vesting date. When an award vests on a non-trading day the most recent previous market closing price is used for the purpose of this calculation.

Nonqualified Deferred Compensation in 2011

Motorola Mobility does not offer a deferred compensation plan.

RETIREMENT PLANS

Motorola Mobility does not offer a pension plan or supplemental pension plan.

401(k) Plan

On December 15, 2008, our Former Parent’s Board of Directors authorized amendments to our Former Parent’s 401(k) Plan. On this date, our Former Parent’s Board determined that, effective January 1, 2009, our Former Parent’s match of employee contributions to the 401(k) Plan was suspended until subsequent Board action. On March 16, 2010, our Former Parent’s Compensation and Leadership Committee recommended the Board reinstate the 401(k) matching contributions as of July 1, 2010 and approved an amendment to permit after-tax contributions by employees. Matching contributions were reinstated as of July 1, 2010 at a rate of 100% on the first 4% of pre-tax employee contributions. The maximum matching contribution for the 2010 Plan year is pro rated to account for the number of months remaining in the year.

As of January 1, 2011, the Company established the Motorola Mobility 401(k) Plan for the benefit of its employees to provide funds for employees in the event of death, disability, unemployment and retirement, and to encourage employees’ interests in the successful operation of the business. Motorola Mobility currently matches contributions at a rate of 100% on the first 4% of pre-tax employee contributions.

PROXY STATEMENT	51

EMPLOYMENT CONTRACTS

Employment Agreement with Sanjay K. Jha

On August 4, 2008, Dr. Sanjay K. Jha became Co-Chief Executive Officer of Motorola, Inc., Chief Executive Officer of the Mobile Devices business (the “Mobile Devices business”) of our Former Parent and a member of the Board of Directors of our Former Parent. On this same date, our Former Parent and Dr. Jha entered into an employment agreement (the “original employment agreement”) providing Dr. Jha with an annual base salary of $1,200,000 and a guaranteed annual bonus of $2,400,000 for 2008 and $1,200,000 for 2009 and a target annual bonus of not less than 200% of base salary thereafter. The agreement was subsequently amended on December 15, 2008 and February 11, 2010 (collectively, the “amended employment agreement”). Motorola Mobility assumed and the Board of Directors approved the assumption of Dr. Jha’s amended employment agreement on December 13, 2010 in connection with the Separation from our Former Parent.

Pursuant to make-whole awards under his original employment agreement, Dr. Jha was granted 2,304,653 RSUs and 10,211,226 options to purchase shares of our Former Parent’s common stock. Pursuant to inducement awards (“Inducement Awards”) under his original employment agreement, Dr. Jha was granted 1,362,769 RSUs and 6,383,658 options to purchase shares of our Former Parent’s common stock. Each of the above original equity awards vested or restrictions lapsed in three equal annual installments on July 31, 2009, 2010 and 2011.

Pursuant to the amended employment agreement, on Separation all of Dr. Jha’s outstanding equity awards that related to our Former Parent’s common stock were converted into equity awards that relate to the stock of Motorola Mobility. Per the employment agreement terms, Motorola Mobility granted Dr. Jha post-separation equity awards (the “Post-Separation Equity Awards”) in an amount that, together with his Inducement Awards, represented between 1.8% and 3% ownership of the stock of Motorola Mobility, depending on its initial market capitalization. If the market capitalization of Motorola Mobility was equal to or less than $6.0 billion, the Post-Separation Equity Award, together with the Inducement Awards, would have represented 3% of Motorola Mobility’s total equity immediately following the Separation. If the market capitalization was greater than $6.0 billion, the

Post-Separation Equity Award, together with the Inducement Awards, was reduced on a linear basis, calculated as the quotient obtained by dividing $6.0 billion by the market capitalization and finding the product of that ratio times 3%. The market capitalization calculation was based on an average of the closing price of Company stock on its first 15 trading days. 90% of the award was stock options and 10% was restricted stock. The Post Separation Equity Awards vest, subject to continued employment, in three installments, each vesting date to be the later of (a) the date on which the average closing price of Motorola Mobility Common Stock over a 15-day trading period is 10% greater than the average closing price of Motorola Mobility Common Stock over its first 15-day trading period immediately following the date that Motorola Mobility became a separate, publicly traded company, and (b) the first, second and third anniversary of the grant date, as applicable. On January 28, 2011, pursuant to the above, Dr. Jha was granted 318,792 shares of restricted stock (the “Post-Separation RS”) and 2,869,131 stock options to acquire shares of Motorola Mobility. One-third of this award vested on January 28, 2012 with performance criteria being met.

In the event the Mobile Devices business did not become a separate, publicly traded company on or prior to June 30, 2011 (a “Separation Event”) (as extended from October 31, 2010 by the Second Amendment to Dr. Jha’s employment agreement) or if the Mobile Devices business were disposed of in a manner where it was not at least 50% owned by our Former Parent on or prior to June 30, 2011 (a “Disposition Event”), Dr. Jha would have been entitled, by July 15, 2011, to a lump sum cash payment from our Former Parent or a successor equal to $38 million (the “Contingent Payment”) (increased from $30 million by the Second Amendment to Dr. Jha’s employment agreement) and Dr. Jha would not have been entitled to the Post-Separation Equity Award. On January 4, 2011, by nature of the Separation occurring, the Contingent Payment is no longer possible for Dr. Jha.

In the event of Dr. Jha’s termination of employment “without cause” or by Dr. Jha for “good reason”, Dr. Jha is entitled to lump sum payments consisting of: (1) accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses), (2) severance equal to two times (prior to a change of control) or three times (on or after a change of control) the sum of Dr. Jha’s base salary and target annual bonus, (3) a pro rata annual bonus based on actual

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performance during the year in which termination has occurred, (4) in the event that the Mobile Devices business did not become a separate, publicly traded company and Dr. Jha’s employment was terminated on or prior to June 30, 2011, the Contingent Payment, to the extent not previously paid (not possible after January 4, 2011), (5) two years (prior to a change of control) or three years (following a change of control), of medical insurance continuation, and (6) prior to a change of control, accelerated vesting of the (a) make-whole award RSUs and options, (b) inducement award RSUs and options and (c) amount of Post-Separation RS proportionately necessary to satisfy applicable taxes; and two years continued vesting of all other equity awards; and, following a change of control, accelerated vesting of all equity awards. In the event the Company terminates Dr. Jha’s employment “for cause” or Dr. Jha terminates employment “without good reason”, he is entitled only to accrued and unpaid base salary and vacation pay. In the event of a termination of employment due to death or disability, Dr. Jha is entitled to accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses) and vesting of all then unvested equity awards that are outstanding as of the date of termination.

“Good reason” for Dr. Jha to terminate his employment and receive the above generally includes: (1) a Separation Event had not occurred on or prior to June 30, 2011 or a Disposition Event had occurred by June 30, 2011 (not possible after January 4, 2011), (2) a reduction in salary, bonus targets or benefits, (3) a failure to continue on the Board of Directors or negative change in reporting structure, (4) the Company requires the principal location of employment be more than 50 miles from Libertyville, Illinois, (other than to the extent agreed to or requested by Dr. Jha), (5) the failure of a successor to assume the employment agreement, or (6) any other breach of the agreement.

Dr. Jha was eligible to receive a long-term incentive award commensurate with his position in May 2010 when annual equity awards were made.

During his employment term, Dr. Jha is eligible to participate in the health and welfare, perquisite, fringe benefits and other arrangements generally available to other senior executives. Dr. Jha is entitled to the use of the Company’s aircraft for business and personal travel pursuant to the security policy. Dr. Jha is entitled to relocation expenses, including temporary housing, until the Separation. On February 1, 2011, such temporary housing benefits were extended by the Board to

June 30, 2011 or earlier in certain circumstances. Dr. Jha is not covered by a Change in Control Severance Plan and did not participate in any LRIP cycle.

In early March 2011, Dr. Jha voluntarily agreed to an amendment to his employment agreement which (1) eliminates his right to a gross up for excise taxes on excess parachute payments exceeding 110% of the applicable limit that previously existed under his original employment agreement and establishes a limited “cut-back” of excess parachute payments (in other words, change in control payments will be reduced below the Code Section 280G safe harbor unless the net after-tax amount of the payments will be greater without the reduction), (2) provides a monthly housing allowance for a residence in the Chicago, Illinois area during his employment period without a tax gross up, and (3) eliminates the relocation provision that provides coverage for any loss on sale of his residence under his original employment agreement with our Former Parent.

Dr. Jha’s employment agreement and certain of his equity awards contain customary restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and business non-compete provisions relating to our Former Parent and Motorola Mobility that apply during the employment period and the two-year period following termination of employment with respect to certain competitors.

Other Arrangements

Mr. Moloney

Pursuant to Mr. Moloney’s employment offer dated July 30, 2010, among other standard provisions: (1) he was granted equity compensation awards in Motorola Mobility in the amount of $6.5 million subject to and upon consummation of the Separation by June 30, 2011, in such form and on such terms and conditions as equity grants are made to similarly situated employees of Motorola Mobility generally at such time; (2) he was granted a one-time cash sign-on bonus of $325,000, of which $162,500 was paid within 30 days from Mr. Moloney’s start date with our Former Parent and, subject to his continued employment with Motorola Mobility, $162,500 was paid immediately following the six-month anniversary of his start date; (3) in addition Mr. Moloney was eligible for our Former Parent executive severance plan and was provided (a) if his employment was terminated by the Former Parent or is terminated by Motorola Mobility without “cause” before the first

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anniversary of his employment date, he will be eligible for a total cash severance allowance of 18 months base salary plus other benefits that are prescribed under the Executive Severance Plan; (b) if his employment was terminated by our Former Parent or is terminated by Motorola Mobility without “cause” on or after the first anniversary of his employment date, he will be eligible for a total cash severance allowance of 12 months base salary plus other benefits that are prescribed under the Executive Severance Plan or, if applicable, a Motorola Mobility executive severance plan; and (c) in no event was he eligible for benefits under the Executive Severance Plan as a result of his ceasing to be an employee of our Former Parent as of and following the Separation. Mr. Moloney shall forfeit and repay to the Company any sign-on amounts paid to him if, within 12 months following any such payment, he is terminated for “cause” (as defined under the Executive Severance Plan) or his employment is terminated on his own initiative for any reason.

Mr. Moloney is eligible to participate in benefit programs provided to similarly situated employees. As President, he is eligible to participate in the change in control severance plan. In early 2011, Mr. Moloney voluntarily agreed to immediately forego any 280G tax gross up that would have been provided under the change in control severance plan for legacy participants without waiting for the conclusion of the three year notice period to eliminate this provision initiated for legacy participants by Motorola Mobility.

Mr. Crum

Pursuant to Mr. Crum’s employment offer dated June 23, 2010, among other standard provisions: (1) he was granted a one-time cash sign-on bonus of $250,000, of which $125,000 was paid within 30 days from Mr. Crum’s start date with our Former Parent and, subject to his continued employment with Motorola Mobility, $125,000 was paid within 30 days following the one year anniversary of his start date; (2) he was granted 140,000 stock options to purchase shares of our Former Parent vesting in three equal annual installments; (3) he was granted 210,000 restricted stock units of our Former Parent with restrictions lapsing in three equal annual installments; (4) he received a $75,000 lump sum commuting allowance within 30 days of his start date and received another $75,000 lump sum commuting allowance within 30 days of the one year anniversary of his start date; (5) he is entitled to any and all living and local transportation expenses in the Libertyville, Illinois vicinity for 24 months following his start date; and (6) following the 24-month commuting period, he is eligible for benefits under the homeowner relocation policy. Mr. Crum shall forfeit and repay to the Company any sign-on bonus (pro rated) and relocation amounts paid to him if, within 12 months following any such payment, he is terminated for “serious misconduct” or his employment is terminated on his own initiative for any reason. In May 2011, Mr. Crum’s principal office location was changed to Horsham, Pennsylvania and all commuting arrangements ceased.

As an elected officer, Mr. Crum is eligible for the annual incentive plan, MIP, long-range incentive plan, LRIP, equity awards and benefit programs provided to similarly situated employees. As an elected officer, he is also eligible to participate in our Former Parent’s change in control severance plan. In early 2011, Mr. Crum voluntarily agreed to immediately forego any 280G tax gross up that would have been provided under the change in control severance plan for legacy participants without waiting for the conclusion of the three year notice period to eliminate this provision initiated for legacy participants by Motorola Mobility.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Motorola Mobility Equity Awards

The Named Executive Officers have equity awards outstanding under the Motorola Mobility Legacy Incentive Plan and the 2011 Incentive Compensation Plan. In the event of a termination of employment due to death or disability, unvested equity awards would generally vest in full, and in the event of a termination of employment due to a reduction in force, unvested equity awards would generally vest pro-rata. In addition, in the event of a change in control, we have a “modified double trigger”, which provides that there is no acceleration of equity awards if such awards are assumed or replaced by the successor. For awards that are assumed or replaced in connection with a change in control, accelerated treatment is only provided if the holder is separated from service or terminates for good reason within 24 months of the change in control event1

The Company’s equity awards contain customary restrictive covenants, including perpetual confidentiality obligations, and business non-compete

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provisions and employee non-solicitation provisions relating to the Company and its successors that apply during the employment period and the one- or two-year period following termination of employment.

In connection with the proposed merger of the Company and Google, Inc., the parties agreed to the following treatment of outstanding equity awards held by employees, including the Named Executive Officers:

Unvested Stock Options Granted On or After January 4, 2011. Each option to purchase shares of Motorola Mobility common stock held by an employee that was granted on or after January 4, 2011 and that is outstanding and unvested as of immediately prior to the effective time of the merger (a “rollover stock option”) will be converted into an option to acquire a number of shares of Google Class A common stock (rounded down to the nearest whole share) equal to (1) the number of shares of Motorola Mobility common stock subject to the rollover stock option immediately prior to the effective time of the merger, multiplied by (2) the equity award exchange ratio. The per share exercise price (rounded up to the nearest cent) of the option to purchase shares of Google Class A common stock will be equal to (1) the per share exercise price of the rollover stock option in effect immediately prior to the effective time of the merger divided by (2) the equity award exchange ratio. The term, vesting schedule and all of the other terms of each rollover stock option will otherwise remain unchanged. The “equity award exchange ratio” equals (a) $40.00 divided by (b) the average closing price per share of Google Class A common stock on the Nasdaq Global Select Market for the five trading day period ending on the trading day preceding the date of closing (which we refer to in this proxy statement as the “closing date”).

All Other Stock Options. Each option to purchase shares of Motorola Mobility common stock held by an employee, whether vested or unvested, that is not a rollover stock option and that is outstanding as of immediately prior to the effective time of the merger (each of which we refer to in this proxy statement as a “cash-out stock option”), will cease to represent a right or award with respect to shares of Motorola Mobility common stock, will become fully vested and will entitle the holder of such award to receive an amount in cash equal to (1) the number of shares of Motorola Mobility common stock subject to the cash-out stock option immediately prior to the effective time of the merger, multiplied by (2) the excess, if any, of $40.00 over the per share exercise price of the cash-out stock option, less any applicable tax withholdings.

Restricted Stock Units Granted On or After January 4, 2011. Each Motorola Mobility restricted stock unit award held by an employee that was granted on or after January 4, 2011 and that is outstanding and unvested as of immediately prior to the effective time of the merger (each of which we refer to in this proxy statement as a “rollover RSU award”) will be converted into a restricted stock unit award with respect to a number of shares of Google Class A common stock (rounded to the nearest whole share) that is equal to (1) the number of shares of Motorola Mobility common stock subject to the holder’s rollover RSU award immediately prior to the effective time of the merger multiplied by (2) the equity award exchange ratio. The vesting schedule and all of the other terms of each rollover RSU award will otherwise remain unchanged.

Restricted Stock Units Granted Prior to January 4, 2011. Each Motorola Mobility restricted stock unit award held by an employee that was granted prior to January 4, 2011 and that is outstanding and unvested as of immediately prior to the effective time of the merger (each of which we refer to in this proxy statement as a “cash-out RSU award”) will cease to represent a right or award with respect to shares of Motorola Mobility common stock, will become fully vested and will entitle the holder of such award to receive an amount in cash equal to (1) the number of shares underlying such cash-out RSU award immediately prior to the effective time of the merger, multiplied by (2) $40.00, less any applicable tax withholdings.

Restricted Shares. Each Motorola Mobility restricted share award that is outstanding as of immediately prior to the effective time of the merger (each of which we refer to in this proxy statement as a “restricted share award”) held by Dr. Sanjay K. Jha (the only individual who holds restricted shares) will be converted into an award with respect to a number of restricted shares of Google Class A common stock (rounded to the nearest whole share) equal to (1) the number of shares of Motorola Mobility common stock subject to Dr. Jha’s restricted share award immediately prior to the effective time of the merger, multiplied by (2) the equity award exchange ratio. The vesting schedule and all of the other terms of each restricted share award will otherwise remain unchanged.

Employment Agreement with Dr. Sanjay Jha

Under the Company’s employment agreement with Dr. Jha, in the event that the employment of Dr. Jha is terminated by the surviving corporation for

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any reason other than cause, death or disability or by Dr. Jha for good reason, Dr. Jha would be entitled to the following compensation and benefits, subject to his execution of a release of claims in favor of the surviving corporation and its affiliates and his compliance with restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and business non-compete provisions relating to the Company that apply during the employment period and the two year period following termination of employment:

Accrued Benefits. Any earned but unpaid base salary through the date of termination (including any amounts accrued for paid time off) and earned but unpaid annual incentive bonuses.

Severance Payment. A lump sum amount payable within 60 days following the date of termination equal to the product of (a) two (prior to change in control) or three (on or within 24 months following a change in control) and (b) the sum of Dr. Jha’s base salary and target bonus for the year of termination.

Short-Term Incentive Compensation. A lump sum pro-rata annual bonus based on actual performance for the number of days that have elapsed in the year through his date of termination, payable when Motorola Mobility normally pays annual bonuses.

Welfare Benefits Continuation. Continued medical insurance benefits no less favorable than those that would have been provided to Dr. Jha and his family had he remained employed for two years (prior to change in control) or three years (on or within 24 months following a change in control) following the date of termination.

Equity-Based Award Acceleration. All unvested equity-based awards held by Dr. Jha would become vested in the event of his termination for any reason other than cause, death or disability or by Dr. Jha for good reason, within twenty-four months following a change in control, except for the 2012 restricted stock unit grant to Dr. Jha which would pro-rata vest through the end of the calendar quarter in which he terminates. For all other terminations for any reason other than cause, death or disability or by Dr. Jha for good reason, not in connection with a change in control, the unvested equity-based awards would continue to vest for two years and any awards or portion thereof that vest beyond the two year period, if any, would be forfeited.

Cutback for Excise Taxes. In March 2011, Dr. Jha voluntarily waived his right to reimbursement of any excise tax under Section 4999 of the Code imposed on the payments and benefits described above. Instead, the payments and benefits would be reduced to the extent such reduction would result in a greater after-tax payment to him.

Motorola Mobility Executive Severance Plan

On February 15, 2011, our Board of Directors, acting on the recommendation of our Compensation and Leadership Committee, approved and adopted the Motorola Mobility Executive Severance Plan (the “ExSP”). The ExSP covers all elected officers and appointed vice presidents, including the Named Executive Officers, other than Dr. Jha. The ExSP provides for the payment of benefits in the event that an executive officer’s employment is terminated by the Company other than: (a) for total and permanent disability, (b) for cause, (c) due to death, (d) if the executive officer is offered employment at a substantially similar direct compensation level with another company in connection with a sale, lease, outsourcing arrangement or other asset transfer or transfer of any portion of a facility or all or any portion of a discrete organizational unit or business segment of the Company or remains employed by an affiliate or subsidiary that is sold or spun off, (e) if the termination of employment is followed by immediate or continued employment by the Company or an affiliate or subsidiary, or (f) if the executive terminates voluntarily for any reason.

In the event of such a qualifying termination and provided that the executive officer executed a general release of claims in favor of the Company and complied with the restrictive covenants contained in the equity awards described above, he or she would be entitled to the compensation and benefits described below.

Severance Benefits. In addition to accrued salary through the separation date, the lump sum payable to an executive officer would be equal to the sum of: (1) 12 months of base salary; and (2) pro rata alternate annual incentive bonus or pro rata alternate sales incentive, whichever is applicable, for the performance period (year, month or quarter, as applicable) in which separation occurs. In addition, the executive officer would receive (a) 12 months of continued medical plan coverage at the active employee premium rate, offset against the COBRA amount, (b) up to 12 months outplacement services, and (c) financial planning services. If an executive officer receives an alternate annual incentive bonus or alternate sales incentive

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bonus under the ExSP, the executive officer is not to receive an annual incentive bonus or sales incentive bonus under any applicable plan for the same performance period.

Prior to a change in control, the Compensation and Leadership Committee, or in some circumstances its delegate, may, in its sole discretion, reduce, eliminate or otherwise adjust the amount of an executive officer’s severance pay and benefits, including any bonus or incentive.

Motorola Mobility Change in Control Severance Plan

Our Board of Directors, acting on the recommendation of our Compensation and Leadership Committee, approved and adopted the Motorola Mobility Change in Control Severance Plan (the “Change in Control Plan”) on February 15, 2011. For certain “Legacy Plan Participants” (as defined in the Change in Control Plan), the plan is substantially similar to that of the Former Parent. The Named Executive Officers are all Legacy Plan Participants. Dr. Jha does not participate in the Change in Control Severance Plan.

The plan provides benefits in the event (1) an executive officer terminates his or her employment for “Good Reason” (as defined) within two years of a “Change in Control” (as defined), or (2) the executive officer’s employment is involuntarily terminated for any reason other than termination for “Cause” (as defined), disability, death or normal retirement within two years of a change in control of the Company.

Severance Eligibility. Under the new plan, a participant is generally entitled to receive benefits if at any time during the two-year period following a “Change in Control” (as defined in the Change in Control Plan), the participant’s employment is terminated (1) involuntarily for any reason other than “Cause” (as defined), death, disability, or retirement under a mandatory retirement policy of the Company in effect prior to the start of negotiations leading to such change in control or (2) by the participant for “Good Reason” (as defined in the Change in Control Plan). However, in the case of termination of employment prior to a Change in Control, but subsequent to such time as negotiations or discussions with a third party relating to a Change in Control have commenced, a participant will only be entitled to benefits under the Change in Control Plan if the participant demonstrates that his or her termination (1) was at the request of a third party with which the

Company is negotiating or has made an agreement with regards to a Change in Control or (2) otherwise occurred in connection with a potential Change in Control.

Severance Benefits. In addition to any earned but unpaid salary, accrued and unused paid time off and pro rata portions of any annual incentive bonus or sales incentive bonus, participants will receive either

(1)	in the case of Senior Vice Presidents or higher who attained that title prior to January 5, 2011, which includes all of the Named Executive Officers except Dr. Jha, a lump sum payment equal to three times base salary and three times their five-year highest annual bonus, as well as three years of continued coverage under the Company’s medical, dental, and life insurance plans;

(2)	in the case of certain executives attaining the level of Corporate Vice President after May 9, 2001 but prior to January 5, 2011, a lump-sum payment equal to two times base salary and two times their five-year highest annual bonus, as well as two years of continued coverage under the Company’s medical, dental and life insurance plans; or

(3)	in the case of all other eligible participants, a lump-sum payment equal to two times base salary and two times their three-year average annual bonus, as well as two years of continued coverage under the Company’s medical, dental, and life insurance plans;

Excise Tax Reimbursements or Cutbacks. In the event the Legacy Plan Participant is subject to the excise tax under Section 4999 of the Code, the Company will make a tax reimbursement payment to the executive officer to offset the impact of such excise tax. However, if the parachute payment value does not exceed 110% of the maximum parachute payment value that the participant can receive without being subject to the excise tax (the “Safe Harbor Amount”), then no gross up shall be made to the participant and the amounts payable under the plan shall be reduced so that the parachute payment value, in the aggregate, equals the Safe Harbor Amounts (the “cut-back”).

New participants in the Change in Control Plan will not be eligible for a tax gross up for benefits subject to the parachute payment excise tax and Mr. Moloney and Mr. Crum voluntarily agreed to forego any such tax gross up, as discussed above. Instead, if it is determined that the benefit received by

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Mr. Moloney or Mr. Crum or a new participant in the Change in Control Plan will be subject to the parachute payment excise tax, the benefit will be reduced so that no parachute payment excise tax is triggered; provided that no reduction will occur if the net after-tax amount of the benefit would be greater without the reduction.

Other Plan Terms. The Committee has the discretion to determine which employees participate in the Change in Control Plan. In general, a participant may not receive benefits under the Change in Control Plan if the participant has entered into a separate agreement with the Company that provides for similar benefits in the case of a Change in Control. The Committee may at any time remove an employee as a participant in the Change in Control Plan by providing written notice of removal to the employee; provided that no removal shall be effective (1) during the two-year period following a change in control, (2) if effectuated in connection with a potential Change in Control, or (3) at such time as the participant is entitled to payment of a separation benefit or any other amounts payable under the Change in Control Plan.

If a Change in Control has not occurred, the Change in Control Plan shall expire February 14, 2014; provided, that upon each annual anniversary of February 15, 2011 (each such annual anniversary a “renewal date”), the Change in Control Plan shall be extended for an additional year. The Company nevertheless has the right to amend or terminate the Change in Control Plan at any time by action of the majority of the Company’s Board of Directors. However, for a period of two years following a Change in Control, the Company may not terminate or amend the Change in Control Plan such that a participant’s right to benefits is diminished unless the Company obtains the written consent of the participant.

Long-Range Incentive Plan

Certain Named Executive Officers were participants in the Long-Range Incentive Plan (the “LRIP”) of our Former Parent. The LRIP was frozen in connection with the separation of Motorola Mobility from Motorola Solutions, Inc. and a participant’s payments under the LRIP were divided into an earned portion and a retention portion. In the event of a participant’s termination by the surviving corporation without cause or by the executive officer for good reason or in the event of his retirement, the participant would be entitled to a pro-rata payment of the retention portion, payable on the originally scheduled payment date. This payment is not accelerated, enhanced or otherwise affected as a result of a change in control.

Financial Planning

Under Motorola Mobility’s Executive Financial Planning Program, in the year following a change in control, the Named Executive Officers would be eligible for financial planning services in amounts up to $16,500 in the case of executive officers.

Termination and Change in Control Definitions for 2011

The table below outlines the potential payments to our Chief Executive Officer and other Named Executive Officers upon the occurrence of certain termination triggering events. For the purposes of the table only, below are the standard definitions for the various types of termination, although exact definitions may vary by agreement and by person.

“Good Reason” means (1) an officer is assigned duties materially inconsistent with his position, duties, responsibilities and status, or his duties are materially diminished, during the 90-day period immediately preceding a Change in Control, (2) his position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control, (3) his annual base salary or total annual compensation opportunity are materially reduced, (4) the Company requires regular performance of duties beyond a 50 mile radius from the officer’s current location (other than to the extent agreed to or requested by the officer), (5) the Company fails to obtain a satisfactory agreement from any successor to assume and perform the relevant plan, or (6) any other material breach of the relevant plan. In the case of Dr. Jha, “Good Reason” also means (1) a failure to continue on the Board of Directors or a negative change in reporting structure or (2) the failure of a successor to assume his employment agreement.

“Cause” means any misconduct identified as a ground for termination in the Code of Business Conduct, or the human resources policies, or other written policies or procedures, including among other things, conviction for any criminal violation involving dishonesty, fraud or breach of trust or willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company.

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“Involuntary Termination for Change in Control” occurs when, at any time: (1) following a Change in Control and prior to the second anniversary of a Change in Control, or (2) during the 12 months prior to a Change in Control but after such time as negotiations or discussions that ultimately lead to a Change in Control have commenced, employment is terminated (a) involuntarily for any reason other than Cause, death, Disability or retirement under a mandatory retirement policy of the Company or any of its Subsidiaries or (b) by the officer after the occurrence of an event giving rise to Good Reason. For purposes of this definition, “Cause” means: (1) conviction of any criminal violation involving dishonesty, fraud or breach of trust, or (2) willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company, and “Disability” means a condition such that the officer by reason of physical or mental disability becomes unable to perform his normal duties for more than 180 days in the aggregate (excluding infrequent or temporary absence due to ordinary transitory illness) during any 12 month period.

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Termination and Change in Control Table for 2011

As required, the amounts included in the following tables reflect theoretical potential payouts based on the assumption that the applicable triggering event occurred on December 31, 2011.

	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
Name and Type of Benefits and Payments Upon Termination(1)	Good Reason	Retirement		For Cause	Not For Cause	Change in Control(8)
Sanjay K. Jha
Severance(2)	$7,200,000	$0	$0	$0	$7,200,000	$10,800,000
Short-term Incentive(3)	2,400,000	0	2,400,000	0	2,400,000	2,400,000
Long-term Incentives
• 2009-2011 LRIP target remaining(4)	0	0	0	0	0	0
• 2010-2012 LRIP target remaining(4)	0	0	0	0	0	0
• Stock Options (Unvested and Accelerated)(5)	32,492,470	0	32,492,470	0	32,492,470	32,492,470
• Restricted Stock Units (Unvested and Accelerated)(5)	15,482,868	0	15,482,868	0	15,482,868	15,482,868
Health and Welfare Benefits Continuation(6)	32,040	0	0	0	32,040	48,060
Financial Planning Continuation(7)	16,500	0	0	0	16,500	16,500
280G Tax Gross up - Foregone beginning in 2011(8)	0	0	0	0	0	0	(7)
Jha Total	$57,623,878	$0	$50,375,338	$0	$57,623,878	$61,239,898

Marc E. Rothman
Severance(2)	$0	$0	$0	$0	$520,000	$2,655,000
Short-term Incentive(3)	0	0	520,000	0	520,000	520,000
Long-term Incentives
• 2009-2011 LRIP target remaining(4)	0	143,333	143,333	0	143,333	143,333
• 2010-2012 LRIP target remaining(4)	0	143,334	143,334	0	143,334	143,334
• Stock Options (Unvested and Accelerated)(5)	0	0	2,491,023	0	550,823	2,491,023
• Restricted Stock Units (Unvested and Accelerated)(5)	0	0	2,695,358	0	668,563	2,695,358
Health and Welfare Benefits Continuation(6)	0	0	0	0	0	46,678
Financial Planning Continuation(7)	0	0	0	0	0	16,500
280G Tax Gross up(8)	0	0	0	0	0	2,222,542
Rothman Total	$0	$286,667	$5,993,048	$0	$2,546,052	$10,933,767

Daniel M. Moloney
Severance(2)	$0	$0	$0	$0	$670,000	$3,113,831
Short-term Incentive(3)	0	0	670,000	0	670,000	670,000
Long-term Incentives
• 2009-2011 LRIP target remaining(4)	0	0	0	0	0	0
• 2010-2012 LRIP target remaining(4)	0	0	0	0	0	0
• Stock Options (Unvested and Accelerated)(5)	0	0	4,877,201	0	864,075	4,877,201
• Restricted Stock Units (Unvested and Accelerated)(5)	0	0	6,843,272	0	1,119,302	6,843,272
Health and Welfare Benefits Continuation(6)	0	0	0	0	0	45,508
Financial Planning Continuation(7)					0	16,500
280G Tax Gross up - Foregone beginning in 2011(8)	0	0	0	0	0	0
Moloney Total	$0	$0	$12,390,474	$0	$3,323,377	$15,566,312

D. Scott Offer
Severance(2)	$0	$0	$0	$0	$430,000	$2,250,000
Short-term Incentive(3)	0	0	322,500	0	322,500	322,500
Long-term Incentives
• 2009-2011 LRIP target remaining(4)	0	95,611	95,611	0	95,611	95,611
• 2010-2012 LRIP target remaining(4)	0	105,006	105,006	0	105,006	105,006
• Stock Options (Unvested and Accelerated)(5)	0	0	1,569,604	0	409,550	1,569,604
• Restricted Stock Units (Unvested and Accelerated)(5)	0	0	1,680,700	0	521,045	1,680,700
Health and Welfare Benefits Continuation(6)	0	0	0	0	0	46,256
Financial Planning Continuation(7)	0	0	0	0	0	16,500
280G Tax Gross up - Foregone beginning in 2011(8)	0	0	0	0	0	1,625,187	(7)
Offer Total	$0	$114,567	$3,773,420	$0	$1,883,712	$7,711,364

Scott A. Crum
Severance(2)	$0	$0	$0	$0	$435,000	$1,859,096
Short-term Incentive(3)	0	0	326,250	0	326,250	326,250
Long-term Incentives
• 2009-2011 LRIP target remaining(4)	0	141,653	141,653	0	141,653	141,653
• 2010-2012 LRIP target remaining(4)	0	141,674	141,674	0	141,674	141,674
• Stock Options (Unvested and Accelerated)(5)	0	0	1,233,578	0	264,304	1,233,578
• Restricted Stock Units (Unvested and Accelerated)(5)	0	0	2,482,269	0	474,563	2,482,269
Health and Welfare Benefits Continuation(6)	0	0	0	0	0	46,280
Financial Planning Continuation(7)	0	0	0	0	0	16,500
280G Tax Gross up(8)	0	0	0	0	0	0
Crum Total	$0	$283,327	$4,325,424	$0	$1,783,444	$6,247,300

60	PROXY STATEMENT

(1)	For purposes of this analysis, we assumed the Named Executive Officers’ compensation is as follows: Dr. Jha’s base salary is equal to $1,200,000, and his short-term incentive target opportunity under MIP is equal to 200% of base salary. Per his employment agreement, Dr. Jha is not eligible to participate in the 2009-2011 or 2010-2012 LRIP cycles. Mr. Rothman’s base salary is equal to $520,000, his short-term incentive target opportunity under MIP is equal to 100% of base salary, and his long-term incentive target opportunities under the 2009-2011 and 2010-2012 LRIP cycles are equal to 100% of cycle salary. Mr. Moloney’s base salary was equal to $670,000 and his short-term incentive target opportunity under MIP was equal to 100%. Mr. Moloney is not eligible to participate in the 2009-2011 or 2010-2012 LRIP cycles. Mr. Offer’s base salary is equal to $430,000, his short-term incentive target opportunity under MIP was equal to 75% of base salary, and his long-term incentive target opportunities under the 2009-2011 and 2010-2012 LRIP cycles are equal to 75% of cycle salary. Mr. Crum’s base salary is equal to $435,000, his short-term incentive target opportunity under MIP is equal to 75% of base salary, and his long-term incentive target opportunities under the 2009-2011 and 2010-2012 LRIP cycles are equal to 100% of cycle salary.

(2)	Under Involuntary Termination—Not for Cause, severance is generally calculated as 12 months of base salary pursuant to the Executive Severance Plan. For Dr. Jha, severance is calculated 2-times base salary plus 2-times target MIP award as further discussed in “Employment Contracts”. Under Involuntary Termination—Change in Control, severance is calculated as 3-times base salary plus 3-times highest bonus during the five full years preceding the termination date pursuant to our Former Parent Senior Officer Change in Control Severance Plan and pursuant to Dr. Jha’s employment agreement is calculated as 3-times base salary plus 3-times target bonus in the year of termination. Actual severance payments may vary.

(3)	Short term incentives assumes the effective date of termination is December 31, 2011 and that the payment under the short-term incentive plan is equal to the full target award.

(4)	The LRIP program was terminated in connection with the Separation from our Former Parent with earned amounts calculated at that time and reported in 2010; the calculations above are based on a pro rated value of the target LRIP remaining for each cycle not previously reported as earned. Payment under the 2009-2011 LRIP cycle is equal to the 100% of the remaining target award, under the 2010-2012 LRIP cycle is equal to 50% of the remaining target award. Dr. Jha is not eligible to participate in LRIP for the 2009-2011 and 2010-2012 cycles pursuant to the terms of his employment agreement. Mr. Moloney is not a participant in the LRIP cycles.

(5)	Assumes the effective date of termination is December 31, 2011 and the price per share of our common stock on the date of termination is $38.80 per share, the closing price on December 31, 2011. For the vesting of unvested options granted on or after June 12, 2009 vesting is pro rata accelerated for full months of service from the grant date to the termination date. For Dr. Jha, under Voluntary Termination—Good Reason and Involuntary Termination—Not For Cause, the unvested equity granted under his employment agreement accelerates with all other equity continuing to vest for a period of two years following terminations.

(6)	Health and Welfare Benefits Continuation is calculated as 12 months (except Dr. Jha is calculated as 24 months per his employment agreement) as provided in our Former Parent’s Executive Severance Plan under Involuntary Termination—Not for Cause and as 36 months under Involuntary Termination—Change in Control. Payments associated with Benefits and Perquisites are limited to the items listed. No other benefits or perquisite continuation occurs under the termination scenarios listed that are not otherwise available to all regular U.S. employees.

(7)	A financial planning benefit of $16,500 is provided to senior vice presidents and above for one year following a qualifying termination.

(8)	Our Change in Control Severance Plan uses a “double trigger”. In other words, in order for severance benefits to be “triggered”, (1) a change in control must occur and (2) an executive must be involuntarily terminated for a reason other than “cause” or must leave for “good reason” within 24 months of the change in control. In early 2011, Dr. Jha voluntarily agreed to amend his employment agreement to forego and eliminate the 280G tax gross up provision. Further, Mr. Moloney and Mr. Crum also voluntarily agreed to immediately forego any 280G tax gross up that would have been provided under the change in control severance plan for legacy participants without waiting for the conclusion of the three year notice period to eliminate this provision initiated for legacy participants by Motorola Mobility. If the “parachute payment” (severance + value of accelerated equity) is greater than three times the average W-2 reported compensation for the preceding five years, then an “excise tax” is imposed on the portion of the parachute payment that exceeds the average W-2 reported compensation for the preceding years. Per our Change In Control Severance Plan, a “gross up payment” equal to the value of the excise tax imposed will be paid. However, if the parachute payment value does not exceed 110% of the maximum parachute payment value that the participant can receive without being subject to the excise tax (the “Safe Harbor Amount”), then no gross up shall be made to the participant and the amounts payable under the plan shall be reduced so that the parachute payment value, in the aggregate, equals the Safe Harbor Amounts (the “cut-back”). These estimates do not take into account mitigation tax payments made in consideration of non-competition agreements or as reasonable compensation. The determination to whether and when a gross up payment is required, the amount of the gross up payment and the assumptions to be utilized in arriving at such determination, will be made by Deloitte Tax LLP.

PROXY STATEMENT	61

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for Review of Related Person Transactions

Motorola Mobility’s Governance and Nominating Committee is responsible for determining whether any conflicts of interest exist and for the review and approval of each related person transaction. Motorola Mobility’s Board of Directors has established written policies and procedures (“Related Person Transaction Policy” or the “Policy”) to assist it in reviewing transactions in excess of $120,000 (“Transactions”) involving Motorola Mobility and its subsidiaries and Related Persons (as defined below).

The Policy supplements Motorola Mobility’s other conflict of interest provisions set forth in the Motorola Mobility Code of Business Conduct and related policies for employees and directors and its other internal procedures. A summary description of the Related Person Transaction Policy is set forth below.

For purposes of the Related Person Transaction Policy, a Related Person includes our Company’s directors, director nominees, executive officers, and beneficial owners of 5% or more of any class of our Company’s voting securities (“5% Holder”) since the beginning of our Company’s last fiscal year and members of their respective Immediate Family (as defined in the Policy).

The Policy provides that any Transaction since the beginning of the last fiscal year is to be promptly reported to our General Counsel. The General Counsel will assist with gathering important information about the Transaction and present the information to the Governance and Nominating Committee. The Committee will determine if the Transaction is a Related Person Transaction and approve, ratify or reject any Transaction determined to be a Related Person Transaction. In approving, ratifying or rejecting a Related Person Transaction, the committee will consider such information as it deems important to conclude if the transaction is fair to our company and stockholders.

Related Person Transactions

During 2011, Carl Icahn owned a 10% or greater ownership stake in several companies with whom Motorola Mobility and its subsidiaries have relationships, including XO Holdings, Inc., Mentor Graphics Corporation, Motorola Solutions, Inc. and Icahn Sourcing.

XO Communications is a subsidiary of XO Holdings, Inc. and is a nationwide provider of advanced broadband communications services and solutions for businesses, enterprises, government, carriers and service providers. Motorola Mobility generally purchases circuits and other related hardware from XO Communications that assist in telephone and data transfers. Total 2011 spend was approximately $707,200. XO Holdings reported Mr. Icahn owned approximately 90% of its stock at the time of Committee approval. Carl Icahn and Dan Ninivaggi are directors at XO Holdings.

Mentor Graphics provides electronic hardware and software design solutions, products, consulting services and support for electronic, semiconductor and systems companies. Motorola Mobility purchases Mentor Graphic engineering tools used by design teams for circuit boards and other engineering needs. Total 2011 spend was approximately $272,000. Mentor Graphics reported Mr. Icahn owned approximately 14% of its stock at the time of Committee approval.

In connection with the Separation, Motorola Mobility had transition services arrangements with Motorola Solutions, Inc. The transition services agreements were generally for a term of one year and cover administrative and other services provided both to and by Motorola Mobility. Motorola Solutions reported Mr. Icahn held approximately 11% of its stock at the time of Committee approval.

Icahn Sourcing leverages potential buying power of a group of entities that Mr. Icahn is involved with to produce consortium buying. Motorola Mobility is not obligated to enter into any agreements with any of the suppliers in discussions with Icahn Sourcing or purchase any products from these suppliers. Total 2011 spend was approximately $10 million to third parties, not to Icahn Sourcing. We do not pay Icahn Sourcing any fees or other amount with respect to the buying group arrangement. Icahn Sourcing is owned by Carl Icahn and his related entities. Icahn Sourcing is not owned by Icahn Enterprises and Dan Ninivaggi is not an executive officer of Icahn Sourcing or any parent entity.

Pursuant to the Related Person Transaction Policy, the arrangements were approved by the Governance and Nominating Committee. Mr. Ninivaggi’s independence was not impaired by the transactions pursuant to the independence criteria set forth in the Board Governance Guidelines.

62	PROXY STATEMENT

The Company had no other Related Person Transactions in 2011.

Agreements with Our Former Parent

Prior to our Separation from our Former Parent, we entered into a Master Separation and Distribution Agreement and several other agreements with our Former Parent to effect the Separation and provide a framework for our relationships our Former Parent after the Separation, including with respect to employee matters, intellectual property rights, trademark licenses and tax matters. Shortly before our Separation from our Former Parent we also entered into transition services agreements and several commercial agreements, which provided for, among other things, the provision of transition services and cooperation with respect to iDEN mobile devices and infrastructure products and services, as well as the ongoing sale and support of various other products and services.

In addition to the Master Separation and Distribution Agreement (which contains many of the key provisions related to our Separation and the distribution of our shares of Common Stock to our Former Parent’s stockholders), the other principal agreements entered into with our Former Parent included:

•	Intellectual Property Assignment Agreement;

•	Intellectual Property License Agreement;

•	Trademark License Agreement;

•	Tax Sharing Agreement;

•	Transition Services Agreements;

•	Employee Matters Agreement; and

•	Other Commercial Agreements.

The summaries below of each of these agreements set forth the terms that we believe are material. These summaries are qualified in their entirety by reference to the full text of the applicable agreements and summaries thereof, which are available in our amended Registration Statement on Form 10.

Master Separation and Distribution Agreement

The Master Separation and Distribution Agreement contains the key provisions relating to the Separation of our businesses from our Former Parent’s other businesses. It sets forth other agreements that govern certain aspects of our relationship with our Former Parent after Separation.

Transfer of Assets and Assumption of Liabilities. The Master Separation and Distribution Agreement identified assets and rights associated with our business to be transferred, liabilities to be assumed and contracts to be assigned to us as part of our Separation from our Former Parent.

Indemnification. We will indemnify our Former Parent and its affiliates and their directors, officers and employees against damages incurred by such parties arising out of or in connection with, among other things, the operation of our business, failure to pay on liabilities assumed by us, and a breach of the agreement.

Our Former Parent will indemnify us and our affiliates, directors, officers and employees against damages incurred by parties arising out of or in connection with, among other things, the operation of their business, failure to pay on its liabilities, and a breach of the agreement.

Intellectual Property Agreements

Motorola Mobility uses patents, trademarks, copyrights and other types of intellectual property. As part of the Separation, we were allocated intellectual property related to our business. In most cases, the intellectual property was cross-licensed between our Former Parent and Motorola Mobility. The two companies entered into an Intellectual Property Assignment Agreement and Intellectual Property License Agreement.

As part of the Intellectual Property License Agreement, our Former Parent and Motorola Mobility entered into a cross-licensing arrangement with each other in respect of their respective patents. Under the cross-license arrangement, our Former Parent and its subsidiaries are entitled to use the patents transferred to Motorola Mobility, and Motorola Mobility is entitled to use the patents retained by our Former Parent. No royalty or balancing payments will be made under the cross-licenses. The cross-licenses are perpetual and apply to all existing patents and patent applications, as well as patents filed within a specified period from the date of the Intellectual Property License Agreement. Generally, the licensee (our Former Parent or Motorola Mobility, as the case may be) has no right to sub-license the patents or otherwise collect royalties in respect of the patents licensed to it.

Copyrights relating to Motorola Mobility’s businesses were transferred to Motorola Mobility. In general, copyrights are not jointly owned. Other forms

PROXY STATEMENT	63

of intellectual property (such as know-how, trade secrets and technology) were allocated to the entity to which they are most relevant, subject to joint ownership of certain jointly used technology. These types of intellectual property are subject to a royalty-free perpetual cross-licensing arrangement between our Former Parent and Motorola Mobility, similar to the cross-licensing arrangement between our Former Parent and Motorola Mobility described for patents. The technology cross-licensing arrangement is subject to certain product exclusions for a limited term.

Trademark License Agreement

Motorola Trademark Holdings, LLC, a wholly owned subsidiary of Motorola Mobility, owns the “MOTOROLA” trademark, and the Stylized M logo, and all formatives and derivatives such as “MOTO” and any other trademarks currently used by both Motorola Mobility and our Former Parent (“Motorola Marks”). Our Former Parent retains the exclusive right, pursuant to an exclusive license agreement (“Trademark License Agreement”), to use certain Motorola Marks in connection with the products and services that fall within its licensed field of use (“Licensed FOU”), and in connection with domain names, and trade names used in the operation of its business. Our Former Parent’s Licensed FOU generally encompasses enterprise products, government, public safety and military products, wireless network infrastructure equipment, and related software, services and accessories. Motorola Mobility has the right to use, and the right to license others to use, the Motorola Marks outside of our Former Parent’s Licensed FOU. The Licensed FOU may be expanded with Motorola Mobility’s consent, which is not to be unreasonably withheld. If Motorola Mobility agrees to expand the Licensed FOU, it will be royalty free to our Former Parent. If our Former Parent sub-licenses the brand to a third-party within our Former Parent’s expanded field of use, our Former Parent and Motorola Mobility will share any royalties earned. Motorola Mobility may license the brand to third-parties within the government, public safety and military market, but outside of our Former Parent’s Licensed FOU, with our Former Parent’s consent, which shall not be unreasonably withheld. If our Former Parent agrees to such license, then our Former Parent and Motorola Mobility will share any royalties earned.

The territory covered by the Trademark License Agreement is worldwide. The initial term of the Trademark License Agreement is ten years; the agreement renews at the end of the initial term and every ten years thereafter. Motorola Mobility has the right to terminate the Trademark License Agreement as a result of an uncured material breach by our Former Parent. Upon termination for cause, our Former Parent will be permitted to wind-down its use of the Motorola Marks over time.

Tax Sharing Agreement

Motorola Mobility, Motorola Mobility, Inc. and our Former Parent entered into a Tax Sharing Agreement. The Tax Sharing Agreement governs the respective rights, responsibilities and obligations of our Former Parent and Motorola Mobility, with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, non-income taxes and related tax returns.

The Tax Sharing Agreement imposes certain restrictions on our ability to pursue strategic or other transactions that may maximize the value of our business. The Tax Sharing Agreement provides special rules allocating tax liabilities in the event that the distribution, together with certain related transactions, were not tax-free. In general:

•	If any of the following events (among others) prevents the distribution and related transactions from being tax-free, we will be liable for the resulting taxes:

•	Any acquisition of all or a portion of our stock or assets, whether by merger or otherwise;

•

Any negotiations, understandings, agreements or arrangements with respect to transactions or events that cause the distribution to be treated as part of a plan pursuant to which one or more persons acquire, directly or indirectly, stock representing 50% or greater interest in Motorola Mobility;

•	We cease to actively conduct the Mobile Devices business during the two-year period following the distribution;

•	We take or fail to take any other action that prevents the distribution and related transactions from being tax-free; or

•	Any breach by Motorola Mobility of certain of its undertakings and representations.

64	PROXY STATEMENT

•

To preserve the tax-free treatment to our Former Parent of the Distribution, we agreed to refrain from taking or failing to take any action that prevents the Distribution and related transactions from being tax-free. Further, during the two-year period following the Distribution, in certain circumstances we may be precluded from entering into or authorizing: (1) any transaction resulting in the acquisition of 40% or more of our stock or 60% or more of our assets; (2) any merger, consolidation or liquidation; (3) any issuance of equity securities beyond certain thresholds; or (4) any repurchase of Motorola Mobility Common Stock beyond certain thresholds unless, in each case, (a) we deliver to our Former Parent a “will”-level legal opinion, satisfactory to our Former Parent, stating that the intended transaction will not prevent the Distribution and related transactions from being tax-free or (b) our Former Parent obtains a letter ruling, satisfactory to our Former Parent, in its sole discretion from the IRS to this effect.

The Company has received a legal opinion that the proposed Google Transaction will not affect the tax-free treatment to our Former Parent of the Distribution.

Transition Services Agreements

Our Former Parent, Motorola Mobility, Inc. and Motorola Mobility entered into Transition Services Agreements, which provided for the provision of certain transitional services by our Former Parent and its subsidiaries to Motorola Mobility and its subsidiaries, and vice versa. The services included the provision of administrative and other services identified by the parties. The Transition Services Agreements generally provided for a term of up to 12 months. The charge for these interim services was to be based on actual costs incurred by the party rendering the services without profit.

Employee Matters Agreement

Our Former Parent, Motorola Mobility, Inc. and Motorola Mobility entered into an Employee Matters Agreement, which allocated responsibilities and liabilities relating to certain employee compensation and benefit plans and programs and labor-related matters in connection with the Separation.

Pursuant to the Employee Matters Agreement, the employees of our Former Parent’s Mobile Devices and/or Home businesses (including related corporate and shared services employees) were transferred to Motorola Mobility or one of its subsidiaries on July 31, 2010 (except certain non-U.S. employees for whom such transfer on such date was not possible and whose transfer was effected on a subsequent transfer date). Such employees generally were credited for their years of service with our Former Parent for benefits purposes (other than specified exceptions for non-U.S. employees).

U.S. Employee Benefits. Motorola Mobility established comparable plans or programs for Motorola Mobility employees, except with respect to pension benefits, deferred compensation, post-employment health benefits and certain other programs.

For the period from July 31, 2010 through December 31, 2010, each of Motorola Mobility and Motorola Mobility, Inc. adopted our Former Parent’s 401(k) Plan for the benefit of eligible U.S. employees. Effective January 1, 2011, Motorola Mobility established a 401(k) plan that is comparable to our Former Parent’s 401(k) Plan and our Former Parent and Motorola Mobility caused a trust-to-trust transfer of all account balances (including any outstanding loans) for Motorola Mobility employees from our Former Parent’s 401(k) Plan to the 401(k) plan established by Motorola Mobility.

In addition, through December 31, 2010, Motorola Mobility and Motorola Mobility, Inc. were participating employers in our Former Parent’s U.S. medical and dental, pre-tax contributions and flexible benefits, dependent care, disability, life insurance, business travel accident insurance and adoption assistance plans or programs. Effective January 1, 2011, Motorola Mobility adopted certain comparable benefit plans and programs for its current and former employees.

Non-U.S. Employee Benefits. Motorola Mobility maintains employee benefit plans outside of the U.S. as may be required under applicable law or necessary to ensure the transfer of employees without triggering severance obligations.

Equity Awards. The Employee Matters Agreement provided the mechanics for the conversion and adjustment or replacement on the Distribution Date of equity awards (including stock options, stock appreciation rights, and restricted stock units) granted under our Former Parent’s equity plans into awards based on our Former Parent’s common stock and/or Motorola Mobility Common Stock, as applicable. In

PROXY STATEMENT	65

addition, the Employee Matters Agreement also provided the mechanics for adjustments to be made with respect to our Former Parent’s common stock held by participating employees in our Former Parent’s Employee Stock Purchase Plan (“MOTshare Plan”).

Incentive Compensation. Eligible employees of our Former Parent and its affiliates, including transferred employees, continued to participate through the Distribution Date in the Motorola Long-Range Incentive Plan of 2009 (“LRIP”) for the performance cycles ending December 31, 2011 and December 31, 2012. Each outstanding performance cycle under the LRIP terminated on the Distribution Date and each eligible employee will be paid a pro rated portion of the award earned under the LRIP, if any, based on performance through the Distribution Date for each performance cycle at the end of such cycle’s original term. Motorola Mobility pays any such cash awards to the transferred employees and our Former Parent pays any such cash awards to all other employees.

Employee Liabilities. Motorola Mobility is responsible for all employment liabilities relating to current and former employees and contractors of Motorola Mobility and its constituent businesses and certain former shared services employees, subject to specified exceptions relating to: (1) severance obligations in China, Vietnam, and Peru, (2) retiree health plan liabilities in the U.S., (3) pension liabilities in the U.S., and (4) certain pension liabilities in the United Kingdom. Our Former Parent is responsible for all employment liabilities relating to current and former employees and contractors of our Former Parent and its constituent businesses (other than Motorola Mobility), certain former shared services employees and the above specified exceptions listed.

Other Commercial Agreements

Motorola Mobility and our Former Parent also entered into certain commercial agreements in connection with the Separation which were intended to ensure minimal disruption to ongoing sales and support of various products and services that our Former Parent and Motorola Mobility provide to customers. Payments to be made under these commercial agreements are based on arms-length commercial pricing and will vary based on the amount of products, services and software provided.

The following “Report of Audit Committee” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities

Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE MATTERS

Report of Audit Committee

Mr. Meredith, the Chair, Ms. Jackson, Mr. Meister and Mr. Ninivaggi, all non-employee directors, were the members of the Audit Committee during 2011. The Committee operates pursuant to a written charter that was adopted by the Board on December 13, 2010. A copy of the Committee’s current charter is available at http://investors.motorola.com.

On April 19, 2012, the Board determined that Messrs. Meredith, Meister and Ninivaggi and Ms. Jackson were independent within the meaning of relevant NYSE listing standards, SEC rules and the Motorola Mobility Board Governance Guidelines. The Board also determined that (1) each such member of the Committee is an “audit committee financial expert” as defined by SEC rules, whose expertise has been attained through relevant experience as discussed in “Who Are the Nominees?”, and (2) each member of the Committee is “financially literate.”

The responsibilities of the Committee include assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance. The Committee also appoints and retains the independent registered public accounting firm.

The Committee fulfills its responsibilities through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management. During 2011, the Committee met 8 times. The Committee schedules its meetings with a view toward ensuring that it devotes appropriate attention to all of its tasks. During certain meetings, the Committee meets privately with the independent registered public accounting firm, the chief financial officer, the chief audit executive, the chief legal counsel and, from time to time, other members of management. Outside of formal meetings, Committee members have telephone calls to discuss important matters with management and the independent registered public accounting firm.

The Committee monitors matters related to the independence of KPMG LLP (“KPMG”), the

66	PROXY STATEMENT

Company’s independent registered public accounting firm. As part of its monitoring activities, the Committee reviews the relationships between the independent registered public accounting firm and the Company. After reviewing the relationships and discussing them with management, the Committee discussed KPMG’s overall relationship with the Company, as well as their objectivity and independence. Based on its review, the Committee is satisfied with the auditors’ independence.

KPMG also has confirmed to the Committee in writing, as required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent accountant’s communications with the Audit Committee concerning independence, that, in its professional judgment, it is independent of the Company under all relevant professional and regulatory standards.

In early 2012, the Committee discussed with management, the internal auditors and the independent registered public accounting firm, the quality and adequacy of the Company’s internal controls and the internal audit function’s management, organization, responsibilities, budget and staffing. The Committee reviewed with both the independent registered public accounting firm and the internal auditors their 2012 internal audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent registered public accounting firm all matters required by the standards of the PCAOB, including those described in SAS No. 61, “Communication With Audit Committees,” as amended and as adopted by PCAOB Rule 3200T. With and without management present, the Committee discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2011, with management and the independent registered public accounting firm. Management has the responsibility for the preparation and integrity of the Company’s consolidated financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements. Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the

Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

The Committee also reviewed management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 and the report of the Company’s independent registered public accounting firm on the effectiveness of internal control over financial reporting as of December 31, 2011. Management is responsible for maintaining adequate internal control over financial reporting and for its assessment of the effectiveness of interal control over financial reporting. The Company’s independent registered public accounting firm has the responsibility for auditing the effectiveness of interal control over financial reporting and expressing an opinion thereon based on their audit. Based on the above-mentioned review and discussions with management and the Company’s independent registered public accounting firm, the Committee recommended to the Board that management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 and the report of our independent registered public accounting firm be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Committee has relied on: (1) management’s representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and (2) the reports of the Company’s independent registered public accounting firm with respect to such consolidated financial statements.

Respectfully submitted,

Thomas J. Meredith, Chair

Jeanne P. Jackson

Keith A. Meister

Daniel A. Ninivaggi

PROXY STATEMENT	67

Audit Committee Pre-Approval Policies

The Audit Committee has established a policy (the “Pre-Approval Policy”) requiring its pre-approval of all audit services and permissible non-audit services provided by the independent auditors, along with the associated fees for those services. The Pre-Approval Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the Audit Committee, and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval.

The Pre-Approval Policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence, including whether provision of the service (1) would create a mutual or conflicting interest between the independent auditors and the Company; (2) would place the independent auditors in the position of auditing their own work; (3) would result in the independent auditors acting in the role of management or as an employee of the Company; or (4) would place the independent auditors in a position of acting as an advocate for the Company. Additionally, the Audit Committee considers whether the independent auditors are best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent auditors’ familiarity with the Company’s business, personnel, culture, accounting systems or risk profile and whether provision of the service by the independent auditors would enhance the Company’s ability to manage or control risk or improve audit quality or would otherwise be beneficial to the Company. The Audit Committee will also consider the relationship between fees for audit and non-audit services in deciding whether to pre-approve such services.

The Audit Committee has delegated to its Chair the authority to address certain requests for pre-approval of services between meetings of the Audit Committee, and the Chair must report his pre-approval decisions to the Audit Committee at its next regular meeting. The Audit Committee allows the Company’s chief audit executive to authorize payment for any audit and non-audit service in the approved budget. The Audit Committee also provides the Company’s chief audit executive with the authority to pre-approve fees less than $100,000 that were not included in the annual budget, but that are included in the list of services approved by the Committee. This authority excludes approval over the annual integrated audit, internal control over financial reporting services, and tax services. The chief audit executive must report any pre-approval decisions to the Audit Committee at its next regular meeting. The Audit Committee monitors compliance by management with the Pre-Approval Policy by requiring management, pursuant to the Pre-Approval Policy, to report to the Audit Committee on a regular basis regarding the pre-approved services rendered by the independent auditors. Management has also implemented internal procedures to promote compliance with the Pre-Approval Policy.

Prior to our Separation from our Former Parent, the pre-approval of permitted services was performed by our Former Parent’s Audit and Legal Committee.

Independent Registered Public Accounting Firm Fees

Audit and Non-Audit Fees

In connection with the audit of the 2011 financial statements, the Company entered into an agreement with KPMG LLP (“KPMG”) which sets forth the terms under which KPMG performed audit services for the Company. The Company became an independent publicly traded company on January 4, 2011 and as such 2011 is the first year KPMG performed audit services for the Company.

The following table presents fees for professional services rendered by KPMG for the audit of the consolidated financial statements of the Company for 2011 and fees for other services rendered by KPMG for those periods:

(In millions)	2011
Audit Fees(1)	$5.4
Audit-Related Fees(2)	$0.1
Tax Fees(3)	$0.1
All Other Fees(4)	$0.0

Total	$5.6

(1)	The aggregate fees billed by KPMG for professional services rendered in connection with the audit of our annual consolidated financial statements, the audit of internal control over financial reporting, the review of the quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements were $5.4 million in 2011.

(2)	The aggregate fees billed by KPMG for assurance and related services reasonably related to the performance of the audit of the financial statements, but not included under Audit Fees, were $0.1 million in 2011.

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(3)	The aggregate fees billed by KPMG for tax services were $0.1 million in 2011. The 2011 fees are primarily related to consultation on various federal and state tax filing and compliance matters.

(4)	The aggregate fees for all other services rendered by KPMG were $0.0 million.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining KPMG’s independence and concluded that it was.

The Audit Committee of the Company has appointed KPMG to serve as our independent auditors for 2012.

Representatives of KPMG will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

The shares represented by your proxy will be voted for the ratification of the appointment of KPMG unless you specify otherwise. KPMG has served as the independent auditors of the Company since the Separation from our Former Parent on January 4, 2011.

COMMUNICATIONS

How Can I Recommend a Director Candidate to the Governance and Nominating Committee?

The Governance and Nominating Committee will consider a candidate for director proposed by a stockholder. A candidate must be highly qualified and be both willing and expressly interested in serving on the Board. A stockholder wishing to propose a candidate for the Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications in writing to the Governance and Nominating Committee, c/o Secretary, Motorola Mobility Holdings, Inc., 600 N. U.S. Highway 45, Libertyville, Illinois 60048.

The Governance and Nominating Committee will consider nominees recommended by Motorola Mobility stockholders provided that the recommendation contains sufficient information for the Governance and Nominating Committee to assess the suitability of the candidate, including the candidate’s qualifications. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Committee and management receive.

What is the Deadline and How Do I Submit Nominations to the Board?

A stockholder wishing to nominate a candidate for election to the Board at the 2013 Annual Meeting of Stockholders is required to give written notice addressed to the Secretary, Motorola Mobility Holdings, Inc., 600 N. U.S. Highway 45, Libertyville, Illinois 60048 of his or her intention to make such a nomination. The notice of nomination must be received by the Company’s Secretary at the address above between January 10, 2013 and 5:00 pm Central Time on February 9, 2013.

The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in the Company’s Bylaws. In addition, it must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under New York Stock Exchange Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred. A nomination that does not comply with the above requirements will not be considered.

What is the Deadline and How Do I Submit Proposals For the 2013 Annual Meeting?

Any stockholder who intends to present a proposal at the Company’s 2013 Annual Meeting of Stockholders must send the proposal to: Secretary, Motorola Mobility Holdings, Inc., 600 N. U.S. Highway 45, Libertyville, Illinois 60048.

If the stockholder intends to present a proposal at the Company’s 2013 Annual Meeting of Stockholders and have it included in the Company’s proxy materials for that meeting, the proposal must be received by the Company no later than December 24, 2012, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The Company is not obligated to include any stockholder proposal in its proxy materials for the 2013 Annual Meeting of Stockholders if the proposal is received after 5:00 pm Central Time on December 24, 2012.

If a stockholder wishes to present a proposal at the 2013 Annual Meeting of Stockholders but not have it included in the Company’s proxy materials for that meeting, the proposal must: (1) be received by the Company between January 10, 2013 and 5:00 pm Central Time on February 9, 2013, (2) present a proper matter for stockholder action under Delaware

PROXY STATEMENT	69

General Corporation Law, (3) present a proper matter for consideration at such meeting under the Company’s Certificate of Incorporation and Bylaws, (4) be submitted in a manner that is consistent with the submission requirements provided in the Company’s Bylaws, and (5) relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the Securities and Exchange Commission.

How Can I Communicate with the Board?

All communications to the Board of Directors, Chairman of the Board, the non-management directors or any individual director, must be in writing and addressed to them c/o Secretary, Motorola Mobility Holdings, Inc., 600 N. U.S. Highway 45, Libertyville, Illinois 60048 or by email to MobilityBoard@motorola.com.

OTHER MATTERS

The Board knows of no other business to be transacted at the 2012 Annual Meeting of Stockholders, but if any other matters do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and certain officers of the Company are required to report to the Securities and Exchange Commission, by a specified date, his or her transactions related to Motorola Mobility Common Stock. Based solely on a review of the copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 2011 fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners for Motorola Mobility securities were complied with on a timely basis, other than one report for Dr. Viterbi that was filed late on March 3, 2011 for a purchase made on February 1, 2011.

Manner and Cost of Proxy Solicitation

The Company pays the cost of soliciting proxies. In addition to mailing proxies, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, personal interview or other electronic means. You may also be solicited by means of press releases issued by the

Company and advertisements in periodicals. Also, the Company has retained D.F. King & Co., Inc. (“D.F. King”) to aid in soliciting proxies for a fee estimated not to exceed $16,000 plus expenses. The Company will, at its expense, request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

Reduce Duplicate Proxy Materials

Securities and Exchange Commission rules permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single annual report, proxy statement or Notice of Internet Availability of Proxy Materials (a “Notice”), as applicable, addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies.

A number of brokers with accountholders who are Motorola Mobility stockholders will be “householding” to reduce duplicate mailings of our proxy materials. As indicated in the notice provided by these brokers to Motorola Mobility stockholders, a single set of proxy materials or Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement or Notice, please notify your broker or call 1-800-542-1061, email: sendmaterials@proxyvote.com, or write us at Secretary, Motorola Mobility Holdings, Inc., 600 N. U.S. Highway 45, Libertyville, Illinois 60048.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request to receive only one should contact their broker.

Cautionary Statement Concerning Forward-Looking Information

Motorola Mobility cautions the reader that this document includes forward-looking statements within the meaning of Section 27A of the Securities Act of

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1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, the expected closing date of the proposed Google transaction and the expected timeframe for regulatory decisions. Motorola Mobility and Google can provide no assurances as to whether or when the transaction will receive clearance by the regulators in China. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements including, but not limited to, the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory and other approvals at all or in a timely manner; and the other risks and uncertainties contained and identified in Motorola Mobility’s filings with the

Securities and Exchange Commission (the “SEC”), any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this document are made only as of the date hereof. Motorola Mobility undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

By order of the Board of Directors,

Carol H. Forsyte

Secretary

Appendix A

MOTOROLA MOBILITY HOLDINGS, INC.

2011 INCENTIVE COMPENSATION PLAN

ARTICLE 1.	PURPOSES OF THE PLAN

The purposes of the Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan (the “Plan”) are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business by linking the personal interests of the Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Directors, Employees, and Consultants upon whose judgment, interest, and special effort the success of the Company is largely dependent.

ARTICLE 2.	DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Affiliate” means a Subsidiary, Parent, or any corporation or other entity (including, but not limited to, a partnership or joint venture) that is controlled by, under common control with, or related to the Company.

2.2 “Affiliated Company” means any entity which controls, is controlled by or is under common control with the Company.

2.3 “Award” means an Option, an award of Restricted Stock, a Stock Appreciation Right, a Restricted Stock Unit, a Performance-Based Award or Other Share-Based Award granted to a Participant pursuant to the Plan.

2.4 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2.5(a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (iv) any acquisition pursuant to a transaction that complies with Sections 2.5(c)(i), 2.5(c)(ii) or 2.5(c)(iii) hereof;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.8 “Committee” means the committee of the Board appointed or described in Article 13 to administer the Plan.

2.9 “Common Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for the Common Stock pursuant to Article 12.

2.10 “Company” means Motorola Mobility Holdings Inc., a Delaware corporation.

2.11 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Affiliate; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

2.12 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.13 “Director” means a member of the Board, or as applicable, a member of the board of directors of an Affiliate.

2.14 “Disability” means that the Participant would qualify to receive long-term disability payments under the long-term disability policy, as it may be amended from time to time, of the Company or the Affiliate to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Company or the Affiliate to which the Participant provides service does not have a long-term disability policy or plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment, as determined by a physician acceptable to the Committee, for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion. Anything to the contrary in the foregoing notwithstanding, for purposes of Incentive Stock Options, “Disability” shall mean a total and permanent disability as defined in Section 22(e)(3) of the Code.

2.15 “Dividend Equivalent Right” means a right granted to a Participant pursuant to Section 9.1(a) hereof to receive the equivalent value (in cash or Shares) of dividends paid on the Shares.

2.16 “Effective Date” shall have the meaning set forth in Section 14.1 hereof.

2.17 “Eligible Individual” means any person who is an Employee, a Consultant or a Director, as determined by the Committee.

2.18 “Employee” means a full time or part time employee of the Company or any Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or Affiliate as leased from or otherwise employed by a third party or independent contractors, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. Subject to Section 409A of the Code, a Participant shall not cease to be an Employee in the case of (a) any vacation or sick time or otherwise approved paid time off in accordance with the Company or Affiliate’s policy or in the case where the Participant is on a leave of absence but his or her employment or service cannot be terminated pursuant to applicable law or (b) transfers between locations of the Company or between the Company and/or any Affiliate. Neither services as a Director nor payment of a director’s fee by the Company or an Affiliate shall be sufficient to constitute “employment” by the Company or any Affiliate. For purposes of Incentive Stock Options, no leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence.

2.19 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding Awards.

2.20 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.21 “Exercise Price” means the price of a Share, as fixed by the Committee, which may be purchased under an Option or Other Share-Based Award, if applicable, or with respect to which the amount of any payment pursuant to a Stock Appreciation Right or Other Share-Based Award, if applicable, is determined.

2.22 “Fair Market Value” means, with respect to the Shares, as of any date, (a) the closing per-share sales price of the Shares (i) as reported by NYSE on the stock exchange composite tape for securities traded on such exchange for such date or (ii) if the Shares are no longer listed on NYSE, but are listed on any other national stock exchange or national market system, as reported on the stock exchange composite tape for securities traded on such exchange for such date, or, with respect to each of clauses (i) and (ii), if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or, (b) in the event there shall be no public market for the Shares on such date, the Fair Market Value of the Shares as determined in good faith by the Committee, and to the extent appropriate, based upon the reasonable application of a reasonable valuation method.

2.23 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.24 “Legacy Plan” means the Motorola Mobility Holdings, Inc. Legacy Incentive Plan, as it may be amended from time to time.

2.25 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.26 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.27 “Option” means a right granted to a Participant pursuant to Article 5 to purchase a specified number of Shares at a specified Exercise Price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.28 “Other Share-Based Award” shall mean an Award granted pursuant to Article 9.

2.29 “Parent” means any “parent corporation” of the Company as defined in Section 424(e) of the Code and any applicable regulations promulgated thereunder.

2.30 “Participant” means any Eligible Individual who has been granted an Award pursuant to the Plan.

2.31 “Performance-Based Award” means an Award granted pursuant to Article 10.

2.32 “Performance Bonus Award” has the meaning set forth in Section 10.5 hereof.

2.33 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, determined as follows:

(a) The Performance Criteria that will be used to establish Performance Goals are limited to the following: earnings or net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, income, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on assets or net assets, return on equity or stockholders’ equity, return on capital, stockholder returns, return on sales, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per Share, market share, cost; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; profit before taxes; net profit; economic profit, or sales growth, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(b) The Committee may, in its discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP (or, if applicable, IFRS); (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Qualified Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.34 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of an Affiliate, the performance of a division or a business unit of the Company or an Affiliate, or the performance of an individual. As further set forth in Section 2.33(b) hereof, the Committee, in its discretion, may, to the extent consistent with, and within the time prescribed by, Section 162(m) of the Code, appropriately adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.35 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.36 “Plan” means this Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan, as it may be amended from time to time.

2.37 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.38 “Restricted Stock” means Shares awarded to a Participant pursuant to Article 6 that are subject to certain restrictions and may be subject to risk of forfeiture.

2.39 “Restricted Stock Unit” means an Award granted pursuant to Article 8 that shall be evidenced by a bookkeeping entry representing the equivalent of one Share.

2.40 “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.41 “Share” means a share of Common Stock.

2.42 “Share Payment” means (a) a payment in the form of Shares, or (b) an option or other right to purchase or acquire Shares, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 9.1(b) hereof.

2.43 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the fair market value of a specified number of Shares on the date the SAR is exercised over the Exercise Price as set forth in the applicable Award Agreement.

2.44 “Subsidiary” means any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder.

ARTICLE 3.	SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. Subject to Article 12, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be 68,000,000 Shares (a) less any Shares required to be distributed pursuant to the terms of the Legacy Plan and (b) plus any Shares subject to an award under the Legacy Plan that are not issued and delivered to a participant for any reason including, without limitation, (i) Shares subject to an award that terminates, expires, lapses for any reason, or is settled in cash, (ii) Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award, and (iii) Shares that are not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right, provided, however, that the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options shall in no event exceed 68,000,000 Shares.

Shares covered by a benefit granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Thus, to the extent that an Award terminates, expires, lapses for any reason, or is settled in cash, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation (including any shifting of employer tax liability to the Participant) pursuant to any Award shall also again be available for the grant of an Award pursuant to the Plan. In addition, Shares that are not issued or delivered as a result of the net settlement of an outstanding Option or SAR (including a SAR settled in Shares which the Committee, in its discretion, may substitute for an outstanding Option) shall not be counted against the maximum number of Shares available for issuance pursuant to this Section 3.1 and shall instead be returned to the Plan. The payment of Dividend Equivalent Rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against Shares available for grant pursuant to this Plan. Additionally, to the extent permitted by applicable law or any exchange rule, in the event that a company acquired by (or combined with) the Company or any Subsidiary has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, at the discretion of the Committee, be used for Awards under the Plan in lieu of awards under the applicable pre-existing plan of the other company and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or combination.

3.2 Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 12, where it is intended to comply with Section 162(m) of the Code, the maximum number of Shares with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 6,000,000 Shares with respect to Awards other than Full Value Awards (e.g., Options and SARs) or 1,500,000 Full Value Awards (e.g., Restricted Stock and Restricted Stock Units) and the maximum amount that may be paid in cash during any calendar year with respect to any Award (including, without limitation, any Performance Bonus Award) shall be $10,000,000. As used herein, “Full Value Award” means any Award other than an Option, SAR or other Award for which the Participant pays a minimum of the Fair Market Value of the Shares, as determined as of the date of grant. To the extent required by Section 162(m) of the Code or the Department of Treasury regulations thereunder, in applying the foregoing limitations with respect to a Participant, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Participant. For this purpose, the repricing of an Option (or in the case of a SAR, the reduction of the base amount on which the stock appreciation is calculated in order to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

ARTICLE 4.	ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Subject to the provisions of the Plan, each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Non-U.S. Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries outside the United States in which the Company and its Affiliates operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable laws of jurisdictions outside of the United States; (iv) establish subplans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or subplans applicable to particular Affiliates or Participants residing in particular locations; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 hereof or otherwise require stockholder approval; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and subplans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, disability, retirement or termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Share certificates or other indicia of ownership which may vary with local requirements. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Act, Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.	STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions and such additional terms and conditions as may be specified by the Committee:

(a) Exercise Price. The Exercise Price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 5.2(c) hereof, the per Share Exercise Price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the Exercise Price of an Option and applicable withholding taxes (as further set forth in Section 16.3 hereof) may be paid and the form of payment, as shall be set forth in the Participant’s Award Agreement, including, without limitation: (i) cash or check, (ii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a fair market value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Award shall be exercised, (iii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code), (iv) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale of Shares to the Company in satisfaction of the Exercise Price and applicable withholding taxes; provided that payment of such proceeds is then made to the Company upon settlement of such sale), (v) by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate fair market value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by Participant in cash other form of payment approved by the Committee. The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the Exercise Price of an Option, or continue any extension of credit with respect to the Exercise Price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees of the Company or any Parent or Subsidiary, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.

(a) Expiration. Subject to Section 5.2(c) hereof, an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) Three months after the Participant’s termination of employment as an Employee; and

(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten-Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Shares of the Company only if such Option is granted at an exercise price that is not less than 110% of Fair Market Value of a Share on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such Shares to the Participant.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.

ARTICLE 6.	RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.

6.2 Purchase Price. At the time of the grant of an award of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the award of Restricted Stock. To the extent required by applicable law, the price to be paid by the Participant for each Share subject to the award of Restricted Stock shall not be less than the par value of a Share (or such higher amount required by applicable law). The purchase price of Shares acquired pursuant to the award of Restricted Stock shall be paid either: (i) in cash or cash equivalent at the time of purchase; (ii) at the sole discretion of the Committee, by services rendered or to be rendered to the Company or an Affiliate; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and in compliance with applicable law.

6.3 Issuance, Vesting and Restrictions. Restricted Stock may or may not be subject to vesting, and shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). The vesting, if any, and any restrictions may occur or lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.4 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.	STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals on the following terms and conditions and such additional terms and conditions as may be specified by the Committee:

(a) Exercise Price. The Exercise Price per Share subject to a SAR shall be determined by the Committee and set forth in the Award Agreement; provided that the per Share Exercise Price for any SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part; provided that the term of any SAR granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of a SAR may be exercised.

7.2 Payment and Limitations on Exercise.

(a) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the fair market value of the Shares on the date the SAR is exercised over (B) the Exercise Price of the SAR and (ii) the number of Shares with respect to which the SAR is exercised, less applicable withholding taxes (as further set forth in Section 16.3 hereof), subject to any limitations the Committee may impose.

(b) Payment of the amounts determined under Section 7.2(a) hereof shall be in cash, in Shares (based on the fair market value of the Shares as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

ARTICLE 8.	RESTRICTED STOCK UNITS

8.1 Restricted Stock Units. The Committee is authorized to award Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.

8.2 Vesting Conditions. The Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The vesting conditions may be based on the passage of time or the attainment of performance-based conditions.

8.3 Form and Time of Settlement. The Committee shall specify the settlement date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date, or it may be deferred to any later date, subject to compliance with Section 409A of the Code, as applicable. On the settlement date, subject to satisfaction of applicable withholding taxes (as further set forth in Section 16.3 hereof), the Company shall transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Stock Unit may be made in cash (in an amount reflecting the fair market value of Shares that would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion, in either case less applicable withholding taxes (as further set forth in Section 16.3 hereof). Until a Restricted Stock Unit is settled, the number of Restricted Stock Units shall be subject to adjustment pursuant to Article 12 hereof.

8.4 General Creditors. A Participant who has been granted Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Stock Units.

ARTICLE 9.	OTHER SHARE-BASED AWARDS

9.1 Grants of Other Share-Based Awards. The Committee is authorized under the Plan to make Awards (other than Options, awards of Restricted Stock, SARs and Restricted Stock Units) to an Eligible Individual subject to the terms and conditions set forth in this Article 9 and such other terms and conditions as may be specified by the Committee that are not inconsistent with the provisions of the Plan and that by their terms involves or might involve the issuance of, consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise relate to, Shares. These Awards may include, among other forms, Dividend Equivalent Rights and Share Payments. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.

(a) Dividend Equivalent Rights. Any Participant selected by the Committee may be granted Dividend Equivalent Rights based on the dividends declared on the Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee; provided that to the extent Shares subject to an Award are subject to performance-based vesting conditions, any Dividend Equivalent Rights relating to such shares shall be subject to the same performance-based vesting conditions.

(b) Share Payments. Any Eligible Individual selected by the Committee may receive Share Payments in the manner determined from time to time by the Committee. The number of Shares shall be determined by the Committee and may be based upon Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Share Payment is made or on any date thereafter. Any Award of Share Payments shall be made in compliance with Section 409A of the Code, if applicable.

9.2 Term. Except as otherwise provided herein, the term of any Other Share-Based Award granted pursuant to this Article 9 shall be set by the Committee in its discretion.

9.3 Exercise Price. The Committee may establish the Exercise Price, if any, of any Other Share-Based Award granted pursuant to this Article 9; provided, however, that such Exercise Price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable law.

9.4 Form of Payment. Payments with respect to any Awards granted under this Article 9 shall be made in cash or cash equivalent, in Shares or any combination of the foregoing, as determined by the Committee.

ARTICLE 10.	PERFORMANCE-BASED AWARDS FOR COVERED EMPLOYEES

10.1 Purpose. The purpose of this Article 10 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6, 8, 9 or Section 10.5 hereof as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 10 shall control over any contrary provision contained in Articles 6, 8, 9 or Section 10.5 hereof; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 10.

10.2 Applicability. This Article 10 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards that are intended to qualify as Qualified Performance-Based Compensation. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

10.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6, 8 or 9 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

10.4 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

10.5 Performance Bonus Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee.

ARTICLE 11.	PROVISIONS APPLICABLE TO AWARDS

11.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

11.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution, and any Restricted Stock Unit that becomes payable after the Participant’s death shall be distributed to the recipient’s estate. The Committee may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

11.4 Stock Certificates; Book Entry Procedures. Notwithstanding anything herein to the contrary and as is further set forth in Section 16.12 hereof, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state local, securities or other laws, including laws of jurisdictions outside of the United States, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 12.	CHANGES IN CAPITAL STRUCTURE

12.1 Adjustments.

(a) Non-Equity Restructuring Capitalization Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the price of the Shares other than an Equity Restructuring, the Committee shall make such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof); (b) the number and kind of shares (or other securities or property) subject to outstanding Awards; (c) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (d) the Exercise Price per Share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) Corporate Transactions. In the event of any transaction or event described in Section 12.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in Section 12.1(a) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the Exercise Price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement, and in any event in compliance with Section 409A of the Code; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) Equity Restructuring Capitalization Adjustments. In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.1(a) and 12.1(b) hereof:

(i) The number and type of securities subject to each outstanding Award and the Exercise Price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 12.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof).

(iii) To the extent that such equitable adjustments result in tax consequences to the Participant, the Participant shall be responsible for payment of such taxes and shall not be compensated for such payments by the Company or its Affiliates.

(d) Corporate Authority. The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2 Acceleration in Connection with a Change in Control. Notwithstanding Section 12.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity or survivor corporation, or a parent or subsidiary thereof, then immediately prior to the Change in Control such Awards shall become fully exercisable, fully vested and all forfeiture restrictions on such Awards shall lapse, as applicable and, in connection with such Change in Control, all such Awards shall terminate and cease to be outstanding; provided, however, that any amount that becomes payable in connection with the vesting acceleration contemplated under this Section 12.2 of an Award that is subject to Section 409A of the Code shall be paid within 60 days (or within such other period specified in an Award Agreement) of a “change in control event” within the meaning of Section 409A of the Code. In addition, where Awards are converted, assumed, or replaced after a Change of Control, the Committee may provide that the one or more Awards shall become fully exercisable, fully vested and all forfeiture restrictions on such Awards shall lapse, as applicable, upon the termination of the Participant’s employment or service within a designated period following the effective date of such Change in Control. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including, but not limited to, the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, to the extent that there are tax consequences to the Participant as a result of the acceleration or lapsing of forfeiture restrictions upon a Change in Control, the Participant shall be responsible for payment of such taxes and shall not be compensated for such payment by the Company or its Affiliates.

12.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or Exercise Price of any Award.

ARTICLE 13.	ADMINISTRATION

13.1 Committee. Unless otherwise determined by the Board, the Plan shall be administered by the Committee which shall consist solely of two or more members of the Board each of whom is an “independent director” under the NYSE rules (or other principal securities market on which Shares are traded); provided that the term “Committee” means (i) the Board acting at any time in lieu of the Committee; (ii) with respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, a committee consisting solely of two or more Directors of the Company who each are an “outside director” within the meaning of Section 162(m) of the Code, and (iii) with respect to any decision relating to a Director or officer of the Company subject to Section 16 of the Exchange Act, a committee consisting solely of two or more Non-Employee Directors as defined under Rule 16b-3 under the Exchange Act and provided further that, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, or a committee of the Board designated by the Board, shall conduct the general administration of the Plan with respect to all Awards granted to members of the Board who are not Employees and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 13.4 hereof.

13.2 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the Exercise Price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards intended to qualify as Qualified Performance Based-Compensation or if any such acceleration would result in a violation of Section 409A of the Code;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the Exercise Price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations including adopting subplans to the Plan for the purposes of complying with non-U.S. laws and/or taking advantage of tax favorable treatment for Awards granted to Participants outside the United States (as further set forth in Section 4.3 hereof) as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

13.3 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

13.4 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to one or more officers of the Company the authority to grant or amend Awards to Participants; provided that the Committee shall have the sole authority with respect to Awards granted to or held by (a) Participants who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. For the avoidance of doubt, provided it meets the limitation in the preceding sentence, this delegation shall include the right to modify Awards as necessary to accommodate changes in the laws or regulations, including in jurisdictions outside the United States. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.4 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 14.	EFFECTIVE AND EXPIRATION DATE

14.1 Effective Date. The Plan is effective as of the date that all outstanding Shares are distributed to holders of shares of Motorola, Inc.’s common stock (the “Effective Date”).

14.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE	15. AMENDMENT, MODIFICATION, AND TERMINATION

15.1 Amendment, Modification, and Termination. At any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 12), or (ii) permits the Committee to extend the exercise period for an Option or SAR beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option or SAR may be amended to reduce the per share Exercise Price of the shares subject to such Option or SAR below the per share Exercise Price as of the date the Option or SAR is granted or cancel the outstanding Options or SARs in exchange for cash and, except as permitted by Article 12, no Option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or SAR having a higher per share Exercise Price.

15.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 16.14 hereof and except as may be provided in an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option or that may have an equivalent impact on an Award intended to qualify for tax-favorable treatment under applicable non-U.S. law shall not be treated as adversely affecting the rights of the Participant.

ARTICLE 16.	GENERAL PROVISIONS

16.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

16.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award, including to the right to vote or receive dividends, until the Participant becomes the record owner of such Shares, notwithstanding the exercise of an Option or other Award.

16.3 Withholding. The Company or any Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, and local taxes and taxes imposed by jurisdictions outside of the United States (including the Participant’s employment tax obligations) required by law to be withheld and any employer tax liability shifted to a Participant with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or an Affiliate, as appropriate, to satisfy withholding obligations for the payment of taxes, including but not limited to selling Shares issued pursuant to an Award and withholding from proceeds of the sale of such Shares. The Committee may in its discretion and in satisfaction of the foregoing requirement withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. To avoid negative accounting treatment, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award or which may be repurchased from the Participant of such Award in order to satisfy the Participant’s U.S. federal, state, local and non-U.S. income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award may be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates or other applicable minimum withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. No Shares shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee for the satisfaction of the tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of this Plan.

16.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Affiliate.

16.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

16.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any severance, resignation, termination, redundancy, end of service payment, long-term service award, pension, retirement, savings, profit sharing, group insurance, welfare, employee stock purchase or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

16.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10 Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

16.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

16.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations of the United States and jurisdictions outside the United States including the regulations of any stock exchange on which the Company’s securities may then be listed, and to such approvals by government agencies, including government agencies in jurisdictions outside of the United States, in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any applicable law in the United States or in a jurisdiction outside of the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the Shares paid pursuant to the Plan. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of laws of that State.

16.14 Section 409A. Except as provided in Section 16.15 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. It is intended that the Plan and Awards will be exempt from or will comply with Section 409A of the Code and the Treasury Regulations, and the Plan and Award Agreements shall be interpreted, operated and administered in a manner consistent with these intentions. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

16.15 No Representations or Covenants with Respect to Tax Qualification. Although the Company may endeavor to (1) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code or French-qualified stock options) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 16.14 hereof, notwithstanding, and the Company will have not liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment or for any action taken by the Committee with respect to the Award. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

Location for the Annual Meeting of Motorola Mobility Stockholders:

San Diego Marriott La Jolla Hotel

4240 La Jolla Village Drive

La Jolla, California 92037

(858) 587-1414

June 4, 2012 at 1:00 p.m., local time

Map to the San Diego Marriott La Jolla Hotel

Directions to the San Diego Marriott La Jolla Hotel

From San Diego Int’l Airport (10 miles):

Turn left on Harbor Drive, then left again on Laurel. Follow signs to I-5 North. Exit at La Jolla Village Drive and turn right. Turn left on Regents Road and immediately turn right to Regent Park Row. Hotel driveway is on the left.

MOTOROLA MOBILITY HOLDINGS, INC. ATTN: INVESTOR RELATIONS 600 NORTH U.S. HIGHWAY 45 LIBERTYVILLE, IL 60048

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday, June 3, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, June 3, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M45943-P26106 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOTOROLA MOBILITY HOLDINGS, INC.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL NOMINEES LISTED BELOW:

		For	Against	Abstain
1.	Election of Directors for a One-Year Term
	1a. Sanjay K. Jha	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:		For	Against	Abstain
	1b. Jon E. Barfield 1c. Jeanne P. Jackson	☐ ☐	☐ ☐	☐ ☐	2.	Approval of the Material Terms Allowing for Certain Performance-Based Awards under the Company’s 2011 Incentive Compensation Plan.	☐	☐	☐
	1d. Keith A. Meister 1e. Thomas J. Meredith	☐ ☐	☐ ☐	☐ ☐	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:
	1f. Daniel A. Ninivaggi 1g. James R. Stengel	☐ ☐	☐ ☐	☐ ☐	3.	Advisory Approval of the Company’s Executive Compensation.	☐	☐	☐
	1h. Anthony J. Vinciquerra	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:
	1i. Andrew J. Viterbi	☐	☐	☐	4.	Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2012.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

ADMISSION TICKET TO MOTOROLA MOBILITY HOLDINGS, INC.’S
2012 ANNUAL MEETING OF STOCKHOLDERS

This is your admission ticket to gain access to Motorola Mobility Holdings, Inc.’s 2012 Annual Meeting of Stockholders to be held at the San Diego Marriott La Jolla Hotel, 4240 La Jolla Village Drive, La Jolla, California 92037, on Monday, June 4, 2012 at 1:00 p.m., local time. A map showing directions to the meeting site is shown at right. Please present this ticket at one of the registration stations. Please note that a large number of stockholders may attend the meeting, and seating is on a first-come, first-served basis.

THIS TICKET IS NOT TRANSFERABLE

Location for the Annual Meeting of Stockholders:

San Diego Marriott La Jolla Hotel

4240 La Jolla Village Drive

La Jolla, California 92037

(858) 587-1414

June 4, 2012 at 1:00 p.m., local time

Direction to the San Diego Marriott La Jolla Hotel

From San Diego Int’l Airport (10 miles):

Turn left on Harbor Drive, then left again on Laurel. Follow signs to 1-5 North. Exit at La Jolla Village Drive and turn right. Turn left on Regents Road and immediately turn right to Regent Park Row. Hotel driveway is on the right.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

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M45944-P26106

MOTOROLA MOBILITY HOLDINGS, INC.

Annual Meeting of Stockholders

June 4, 2012 1:00 p.m., local time

This proxy is solicited by the Board of Directors

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Annual Meeting of Stockholders, June 4, 2012

The stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Sanjay K. Jha, Marc E. Rothman, D. Scott Offer, Carol H. Forsyte and Mark R. Valentine, or any one of them, as proxies (with power of substitution) to represent and to vote all the shares of common stock of Motorola Mobility Holdings, Inc. which the stockholder(s) would be entitled to vote, at the Annual Meeting of Stockholders of Motorola Mobility Holdings, Inc. to be held on June 4, 2012, and at any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4.

IMPORTANT – Please vote, date and sign on the reverse side and mail this proxy card promptly in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the full corporation name should be given, and this proxy should be signed by a duly authorized officer, showing his or her title.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on June 4, 2012.

Meeting Information
MOTOROLA MOBILITY HOLDINGS, INC.	Meeting Type: Annual Meeting
For holders as of: April 13, 2012
Date: June 4, 2012 Time: 1:00 p.m., local time
	Location:	San Diego Marriott La Jolla Hotel
4240 La Jolla Village Drive
La Jolla, California 92037

You are receiving this communication because you hold shares in the above named company.

MOTOROLA MOBILITY HOLDINGS, INC. ATTN: INVESTOR RELATIONS 600 NORTH U.S. HIGHWAY 45 LIBERTYVILLE, IL 60048	This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

M45949-P26106

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. ANNUAL REPORT 2. NOTICE AND PROXY STATEMENT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 21, 2012 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M45950-P26106

Voting Items

THE BOARD OF DIRECTORS RECOMMENDS YOU
VOTE FOR ALL NOMINEES LISTED BELOW:

1.	Election of Directors for a One-Year Term

	1a.	Sanjay K. Jha

	1b.	Jon E. Barfield

	1c.	Jeanne P. Jackson

	1d.	Keith A. Meister

	1e.	Thomas J. Meredith

	1f.	Daniel A. Ninivaggi

	1g.	James R. Stengel

	1h.	Anthony J. Vinciquerra

	1i.	Andrew J. Viterbi

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:

2.	Approval of the Material Terms Allowing for
Certain Performance-Based Awards under the
Company’s 2011 Incentive Compensation Plan.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:

3.	Advisory Approval of the Company’s Executive Compensation.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:

4.	Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2012.

M45951-P26106

M45952-P26106